UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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BioMarin Pharmaceutical Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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BIOMARIN PHARMACEUTICAL INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 9, 2015

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of the Stockholders (the Annual Meeting) of BioMarin Pharmaceutical Inc., a Delaware corporation (we, us, BioMarin or the Company). The Annual Meeting will be held on Tuesday, June 9, 2015 at 9:00 a.m. (Pacific Daylight Time), at Le Méridien Hotel, 333 Battery Street, San Francisco, CA 94111 for the following purposes:

1.	To elect the ten nominees for director to serve until the next annual meeting and until their successors are duly elected and qualified;

2.	To approve an amendment to the Company’s Amended and Restated 2006 Share Incentive Plan, as amended (the 2006 Share Incentive Plan), to, among other things, (i) increase the aggregate number of shares of common stock authorized for issuance under the 2006 Share Incentive Plan from 31,000,000 to 41,500,000, (ii) implement various additional features such as providing for a minimum vesting period of one-year for awards, removing liberal share counting on stock options and limiting the ability to accelerate the vesting of awards, and (iii) update and enhance the plan’s provisions addressing compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

3.	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (as defined below) as disclosed in the proxy statement accompanying this Notice of Annual Meeting of Stockholders (the Proxy Statement);

4.	To ratify the selection of KPMG LLP as the independent registered public accounting firm for BioMarin for the fiscal year ending December 31, 2015;

5.	To consider and vote upon a stockholder proposal relating to sustainability reporting, if properly presented at the meeting; and

6.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement.

The record date for the Annual Meeting is Friday, April 10, 2015 (the Record Date). Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof. A complete list of such stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the Company’s principal executive offices at 770 Lindaro Street, San Rafael, CA 94901 for a period of 10 days before the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on

June 9, 2015 at 9:00 am

at Le Méridien Hotel, 333 Battery Street, San Francisco, CA 94111

The Proxy Statement and annual report to stockholders are available at: www.proxyvote.com.

If you have any questions or need assistance in voting your shares, please call the following firm, which is assisting the Company in the solicitation of proxies:

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

1-800-607-0088

By Order of the Board of Directors

G. Eric Davis

Senior Vice President, General Counsel and Secretary

San Rafael, California

April 24, 2015

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD MAILED TO YOU, OR VOTE OVER THE TELEPHONE OR INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER IN ORDER TO BE ENTITLED TO VOTE IN PERSON AT THE ANNUAL MEETING.

BioMarin Pharmaceutical Inc.

770 Lindaro Street

San Rafael, CA 94901

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the SEC), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending an Important Notice Regarding the Availability of Proxy Materials (the Proxy Availability Notice) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Proxy Availability Notice free of charge or request to receive a printed set of the proxy materials for the Annual Meeting. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Proxy Availability Notice.

We intend to mail the Proxy Availability Notice on or about April 24, 2015 to all stockholders of record entitled to vote at the Annual Meeting. We expect that this Proxy Statement and the other proxy materials will be available to stockholders on or about April 24, 2015.

What does it mean if I receive more than one Proxy Availability Notice?

If you receive more than one Proxy Availability Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Proxy Availability Notice to ensure that all of your shares are voted.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Proxy Availability Notice, on or after May 5, 2015.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Tuesday, June 9, 2015 at 9:00 a.m. (Pacific Daylight Time) at Le Méridien Hotel, 333 Battery Street, San Francisco, CA 94111. You may contact Investor Relations at IR@bmrn.com to obtain directions to the Annual Meeting. Information on how to vote in person at the Annual Meeting is discussed below. If you plan to attend the Annual Meeting, please note that attendance will be limited to stockholders as of the Record Date. Each stockholder may be asked to present valid photo identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts or by a bank or other nominee may be required to show a brokerage statement or account statement reflecting stock ownership as of the Record Date. Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 10, 2015, the Record Date, will be entitled to vote at the Annual Meeting. On the Record Date, there were 160,308,751 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 10, 2015 your shares were registered directly in your name with BioMarin’s transfer agent, Computershare Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone or on the Internet as instructed below or complete, date, sign and return the proxy card mailed to you to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If on April 10, 2015 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Proxy Availability Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

What am I voting on?

There are five matters scheduled for a vote:

•	Election of ten directors;

•

Approval of an amendment to the Company’s Amended and Restated 2006 Share Incentive Plan, as amended (the 2006 Share Incentive Plan), to, among other things, (i) increase the aggregate number of shares of common stock authorized for issuance under the 2006 Share Incentive Plan from 31,000,000 to 41,500,000, (ii) implement various additional features such as providing for a minimum vesting period of one-year for awards, removing liberal share counting on stock options and limiting the ability to accelerate the vesting of awards, and (iii) update and enhance the plan’s provisions addressing compliance with Section 409A of the Internal Revenue Code of 1986, as amended;

•	Advisory approval of the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement in accordance with SEC rules;

•

Ratification of the selection by the Board of Directors of the Company (the Board) of KPMG LLP (KPMG) as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2015; and

•	A shareholder proposal relating to sustainability reporting, if properly presented at the meeting.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote on those matters in accordance with their best judgment.

What is the Board’s voting recommendation?

The Board recommends that you vote your shares:

•	“For” the election of all ten nominees for director;

•	“For” the approval of the amendment to the 2006 Share Incentive Plan;

•	“For” the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement in accordance with SEC rules;

•	“For” the ratification of the selection by the Board of KPMG as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2015; and

•	“Against” the shareholder proposal relating to sustainability reporting.

How do I vote?

With regard to the election of directors, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Proxy Availability Notice. Your vote must be received by 11:59 p.m., Eastern Daylight Time on June 8, 2015 to be counted.

•

To vote through the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Proxy Availability Notice. Your vote must be received by 11:59 p.m., Eastern Daylight Time, on June 8, 2015 to be counted.

•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us and we receive it before the Annual Meeting, we will vote your shares as you direct.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a Proxy Availability Notice containing voting instructions from that organization rather than from BioMarin. Simply follow the voting instructions in the Proxy Availability Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 10, 2015, the Record Date.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all ten nominees for director, “For” the approval of the amendment to the 2006 Share Incentive Plan, “For” the advisory approval of executive compensation of the Named Executive Officers, “For” the ratification of KPMG as the Company’s independent registered public accounting firm and “Against” the shareholder proposal relating to sustainability reporting. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Will my vote be kept confidential?

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

Who is paying for this proxy solicitation?

The accompanying proxy is solicited on behalf of the Board for use at the Annual Meeting. Accordingly, the Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and Morrow & Co., LLC may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees of the Company will not be paid any additional compensation for soliciting proxies, but Morrow & Co., LLC will be paid its customary fee of approximately $7,500 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to BioMarin Pharmaceutical Inc.’s Secretary at 105 Digital Drive, Novato, CA 94949.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted, so long as it is provided within the applicable deadline. If your shares are held by your broker, banker or other nominee, you should follow the instructions provided by your broker, bank or other nominee.

When are stockholder proposals for inclusion in our proxy statement for next year’s annual meeting due?

Stockholders wishing to present proposals for inclusion in our proxy statement for the 2016 Annual Meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the Exchange Act), must submit their proposals so that they are received by us at our principal executive offices no later than December 26, 2015. Proposals should be sent to our Secretary at 105 Digital Drive, Novato, CA 94949.

When are other proposals and stockholder nominations for next year’s annual meeting due?

With respect to proposals and nominations not to be included in our proxy statement pursuant to Rule 14a-8 of the Exchange Act, our Bylaws provide that stockholders who wish to nominate a director or propose other business to be brought before the stockholders at the Annual Meeting must notify our Secretary by a written notice, which notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding year’s annual meeting of stockholders.

For the 2016 Annual Meeting, stockholders wishing to present nominations for director or proposals for consideration under these provisions of our Bylaws must submit their nominations or proposals so that they are received at our principal executive offices not earlier than February 10, 2016 and not later than March 11, 2016 in order to be considered. In the event that the 2016 Annual Meeting is to be held on a date that is not within 25 days before or 60 days after June 9, 2016, then a stockholder’s notice must be received by the Secretary no later than the close of business on the 10th day following the day on which notice of the date of the 2016 Annual Meeting was mailed or the day we make a public announcement of the date of the 2016 Annual Meeting, whichever first occurs.

In addition, with respect to nominations for directors, if the number of directors to be elected at the 2016 Annual Meeting is increased effective at the 2016 Annual Meeting and there is no public announcement by us for the additional directorships at least 100 days prior to June 9, 2016, a stockholder’s notice will also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to our Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us.

Nominations or proposals should be sent in writing to our Secretary at 105 Digital Drive, Novato, CA 94949. A stockholder’s notice to nominate a director or bring any other business before the Annual Meeting or the 2016 Annual Meeting must set forth certain information, which is specified in our Bylaws. A complete copy of our Bylaws may be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, “For”, “Withhold” and broker non-votes for the proposal to elect directors, and with respect to other proposals, votes “For”, “Against”, “Abstain” and broker non-votes.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (the NYSE), which generally apply to all brokers, bank or other nominees, on voting matters characterized by the NYSE as “routine,” NYSE member firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. On non-routine proposals, such “uninstructed shares” may not be voted by member firms. Only the proposal to ratify the selection of our independent registered public accounting firm is considered a “routine” matter for this purpose and brokers, banks or other nominees generally have discretionary voting power with respect to such proposal. Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.

What is the effect of abstentions and broker non-votes?

Abstentions: Under Delaware law (under which BioMarin is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, but they are not counted as shares cast. Our Amended and Restated Bylaws provide that a stockholder action (other than the election of directors) shall be decided by the vote of the holders of a majority of the total number of votes of the Company’s capital stock cast on the matter. Therefore, abstentions will have no effect on Proposal No. 2—Amendment to the 2006 Share Incentive Plan, Proposal No. 3—Advisory Vote on Executive Compensation, Proposal No. 4—Ratification of Independent Registered Public Accounting Firm or Proposal No. 5—Shareholder Proposal Relating to Sustainability Reporting.

Broker Non-Votes: A “broker non-vote” occurs when a broker, bank or other nominee holding your shares in street name does not vote on a particular matter because you did not provide the broker, bank or other nominee voting instructions and the broker, bank or other nominee lacks discretionary voting authority to vote the shares because the matter is considered “non-routine” under the NYSE rules. The “non-routine” matters on the agenda for the Annual Meeting include Proposa1 No. 1—Election of Directors, Proposal No. 2—Amendment to the 2006 Share Incentive Plan, Proposal No. 3—Advisory Vote on Executive Compensation and Proposal No. 5—Shareholder Proposal Relating to Sustainability Reporting.

Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting. However, because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, they will have no effect on the outcome of the vote on: Proposa1 No. 1—Election of Directors, Proposal No. 2—Amendment to the 2006 Share Incentive Plan, Proposal No. 3—Advisory Vote on Executive Compensation or Proposal No. 5—Shareholder Proposal Relating to Sustainability Reporting. As a result, if you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote your shares in the election of directors or the advisory vote related to the approval of our executive compensation program, no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted. The proposal to ratify the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2015 should be considered a “routine” matter. Therefore, your broker, bank or other nominee will be able to vote on Proposal No. 4—Ratification of Independent Registered Public Accounting Firm even if it does not receive instructions from you, so long as it holds your shares in its name.

How many votes are needed to approve each proposal?

Proposal	Vote Required	Discretionary Voting Allowed?
No. 1. Election of Directors	Plurality	No
No. 2. Amendment to the 2006 Share Incentive Plan	Majority Cast	No
No. 3. Advisory Vote on Executive Compensation	Majority Cast	No
No. 4. Ratification of Independent Registered Public Accounting Firm	Majority Cast	Yes
No. 5. Shareholder Proposal Relating to Sustainability Reporting	Majority Cast	No

A “Plurality,” with regard to the election of directors, means that the ten nominees who receive the most “For” votes cast by the holders of shares either present in person or represented by proxy will be elected to our board of directors. A “Majority Cast,” with regard to the amendment to the 2006 Share Incentive Plan, the advisory vote on executive compensation, the ratification of our independent registered public accounting firm and the shareholder proposal relating to sustainability reporting, means that a majority of the votes cast on the proposal are voted “For” the proposal.

Accordingly:

•

Proposal No. 1: For the election of directors, the ten nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on Proposal No. 1 will be elected. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes will have no effect. Pursuant to our Corporate Governance Principles, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election in an uncontested election at a stockholders’ meeting should promptly tender his or her resignation to the Chairman of the Board following certification of the stockholder vote.

•

Proposal No. 2: To be approved, a majority of the total votes cast on Proposal No. 2 must be voted “For” the proposed amendment to the 2006 Share Incentive Plan. Abstentions and broker non-votes will not be considered votes cast on Proposal No 2.

•

Proposal No. 3: To be approved, a majority of the total votes cast on Proposal No. 3 must be voted “For” the approval of the compensation of the Company’s Named Executive Officers. Abstentions and broker non-votes will not be considered votes cast on Proposal No. 3.

•

Proposal No. 4: To be approved, a majority of the total votes cast on Proposal No. 4 must be voted “For” the ratification of the selection of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. Abstentions and broker non-votes will not be considered votes cast on Proposal No. 4; however, the ratification of KPMG is a matter on which a broker, bank or other nominee has discretionary voting authority, and thus, we do not expect any broker non-votes with respect to Proposal No. 4.

•

Proposal No. 5: To be approved, a majority of the total votes cast on Proposal No. 5 must be voted “For” the shareholder proposal relating to sustainability reporting. Abstentions and broker non-votes will not be considered votes cast on Proposal No. 5.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid stockholder meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 160,308,751 shares outstanding and entitled to vote. Thus, the holders of at least 80,154,376 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy by mail, over the phone or through the Internet (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, then either the chair of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the meeting to another date. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. If the adjournment is for more than 30 days, or if after that adjournment a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned Annual Meeting shall be given to each stockholder of record entitled to vote at the adjourned Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish the preliminary results within four business days after the Annual Meeting and file an additional Form 8-K to publish the final results within four business days after the final results are known to us.

If you have any questions or need assistance in voting your shares, please call the following firm, which is assisting the Company in the solicitation of proxies:

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

1-800-607-0088

PROPOSAL NO. ONE: ELECTION OF DIRECTORS

The Board currently consists of ten directors. There are ten nominees for election to the Board this year. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company. Each of the director nominees was previously elected by the stockholders. Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The ten nominees receiving the highest number of affirmative votes will be elected; provided, that, pursuant to our Corporate Governance Principles (which are available in the Corporate Governance section of the Investors section of our website at www.bmrn.com), any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election in an uncontested election at a stockholder’s meeting should promptly tender his or her resignation to the Chairman of the Board following certification of the stockholder vote.

Nominees for Director

The names and ages of the nominees, occupation(s), length of service with the Company and Board Committee memberships are set forth in the table below. A brief biography of each nominee is also set forth below, which includes information, as of the date of this Proxy Statement, regarding specific and particular experience, qualifications, attributes or skills of each nominee that led the Corporate Governance & Nominating Committee (the CGN Committee) to believe that the nominee should continue to serve on the Board:

Name	Age	Director Since	Occupation	Independent	Committee memberships
					AC	CC	CGN	S&T
Jean-Jacques Bienaimé(1)	61	May 2005	Director, Chief Executive Officer of BioMarin	No	—	—	—	—
Kenneth M. Bate	64	September 2010	Former biotechnology executive	Yes	M	C	—	—
Michael Grey	62	December 2005	CEO & Chairman, Reneo Pharmaceuticals, Inc.	Yes	M	—	—	M
Elaine J. Heron, Ph.D.	67	July 2002	Chair, Amplyx Pharmaceuticals, Inc.	Yes	—	—	M	M
Pierre Lapalme	74	January 2004	Former pharmaceutical executive	Yes	—	—	—	—
V. Bryan Lawlis, Ph.D.	63	June 2007	CEO, Itero Biopharmaceuticals, LLC	Yes	M	—	—	M
Alan J. Lewis, Ph.D.	69	June 2005	CEO, DiaVacs, Inc.	Yes	—	M	—	C
Richard A. Meier(2)	55	December 2006	Executive Vice President & CFO, Owens & Minor, Inc.	Yes	C,F	—	M	—
Dennis J. Slamon, M.D., Ph.D.	66	March 2014	Director, Clinical/ Translational Research, and Director, Revlon/UCLA Women’s Cancer Research Program at UCLA’s Jonsson Comprehensive Cancer Center	Yes	—	—	—	—
William D. Young	70	September 2010	General Partner, Clarus Ventures	Yes	—	M	C	—

AC Audit Committee CC Compensation Committee CGN Corporate Governance & Nominating Committee S&T Science & Technology Committee	C Chair M Member F Financial Expert

(1)	Chair of the Board (effective after the Annual Meeting).
(2)	Lead Independent Director (effective after the Annual Meeting).

Jean-Jacques Bienaimé joined our Board in May 2005, the same time that he became our Chief Executive Officer. From November 2002 to April 2005, Mr. Bienaimé served as Chairman, Chief Executive Officer, and President of Genencor, a biotechnology company focused on industrial bioproducts and targeted cancer biotherapeutics. From 1998 to late 2002, Mr. Bienaimé served as Chairman, Chief Executive Officer and President of Sangstat Medical Corporation, an immunology-focused biotechnology company, becoming President in 1998 and Chief Executive Officer in 1999. From 1992 to 1998, Mr. Bienaimé held several senior management positions at Rhône-Poulenc Rorer Pharmaceuticals (now Sanofi-Aventis), culminating in the position of Senior Vice President of Worldwide Marketing and Business Development. Earlier in his career, Mr. Bienaimé worked at Genentech, Inc. where he was involved in the launch of tissue plasminogen activator (t-PA) for the treatment of heart attacks. Mr. Bienaimé currently serves on the boards of Incyte Corporation, a public pharmaceutical company, Vital Therapies, Inc., a public biotechnology company, and The Biotech Industry Organization. Mr. Bienaimé received an M.B.A. from the Wharton School at the University of Pennsylvania and a degree in economics from the École Supérieure de Commerce de Paris.

The Board has nominated Mr. Bienaimé for his intimate knowledge of our business and extensive experience in the management of biotechnology organizations, business development, and sales and marketing of both biotechnology and pharmaceutical products.

Kenneth M. Bate joined our Board in September 2010 and serves as the Chair of the Compensation Committee. Mr. Bate is currently an independent consultant. From May 2009 to January 2012, Mr. Bate served as President and Chief Executive Officer of Archemix, Inc., a privately-held biotechnology company engaged in discovering and developing aptamer therapeutics to treat chronic and acute diseases. Mr. Bate served as Non-Executive Chairman of Cubist Pharmaceuticals, Inc., a biopharmaceutical company, from March 2011 until it was acquired by Merck & Company in January 2015. From 2006 to April 2009, Mr. Bate served in various positions at NitroMed, Inc., a pharmaceutical company, most recently as President and Chief Executive Officer. From 2002 to 2005, Mr. Bate served as Chief Financial Officer of Millennium Pharmaceuticals where he headed the commercial organization. Prior to joining Millennium Pharmaceuticals, Mr. Bate co-founded JSB Partners, LLC, a banking and advisory services firm for biopharmaceutical and life sciences companies. From 1990 to 1996, he was with Biogen, a biotechnology company, first as their Chief Financial Officer and then as head of the commercial organization responsible for launching its multiple sclerosis business. Mr. Bate received his B.A. in Chemistry from Williams College and his M.B.A. from the Wharton School at the University of Pennsylvania. He is currently serving on the boards of three public companies, AVEO Pharmaceuticals, Inc., Genocea Biosciences, Inc. and Epizyme, Inc., and two private companies, Catabasis Pharmaceuticals, Inc., a biotechnology company, and TransMedics, Inc., a medical device company.

The Board has nominated Mr. Bate for his extensive experience in finance and managing biotechnology companies and financial, business development and commercial organizations.

Michael Grey joined our Board in December 2005. Mr. Grey currently serves as Chief Executive Officer and Chairman of Reneo Pharmaceuticals, Inc. He served as President and Chief Executive Officer of Lumena Pharmaceuticals, Inc., a privately-held biotechnology company, from February 2011 until it was acquired by Shire plc in May 2014. He is also serving as Venture Partner with Pappas Ventures, a life sciences venture capital firm, since January 2010. Between January and September 2009, he served as President and Chief Executive Officer of Auspex Pharmaceuticals, Inc., a private biotechnology company. From January 2005 until its acquisition in August 2008, Mr. Grey was President and Chief Executive Officer of SGX Pharmaceuticals, Inc., a public biotechnology company, where he previously served as President from June 2003 to January 2005 and as Chief Business Officer from April 2001 until June 2003. Prior to joining SGX Pharmaceuticals, Inc., Mr. Grey acted as President, Chief Executive Officer and Board member of Trega Biosciences, Inc., a biotechnology company. From November 1994 to August 1998, Mr. Grey was the President of BioChem Therapeutic, Inc., the pharmaceutical operating division of BioChem Pharma, Inc. During 1994, Mr. Grey served as President and Chief Operating Officer for Ansan, Inc., a pharmaceutical company. From 1974 to 1993, he served in various roles with Glaxo, Inc. and Glaxo Holdings, plc, culminating in the position of Vice President, Corporate

Development. Mr. Grey is currently a director of Horizon Pharma, plc, a public pharmaceutical company, Mirati Therapeutics, a public biopharmaceutical company, and three private healthcare companies: Balance Thereapeutics, Inc., Selventa, Inc. and Ziarco Group Ltd. Mr. Grey previously served on the board of directors of two public companies during the past five years: IDM Pharma, Inc. (from 1999 to 2009) and Achillion Pharmaceuticals, Inc. (from 2001 to 2010). He received a B.Sc. in chemistry from the University of Nottingham, United Kingdom.

The Board has nominated Mr. Grey for his extensive experience in managing biotechnology and pharmaceutical organizations, business development, compensation matters and finance and accounting.

Elaine J. Heron, Ph.D., joined our Board in July 2002. Dr. Heron served as Chair and Chief Executive Officer of Amplyx Pharmaceuticals, Inc., a private early stage drug development company, from February 2009 to July 2012 and continues to serve as Chair of that company. She is also currently serves on the board of Zephyrus Biosciences, Inc., an early stage company which supplies discovery tools for life science companies. From July 2001 to October 2008, Dr. Heron was Chair and Chief Executive Officer of Labcyte Inc., a private biotechnology company. Before joining Labcyte Inc., she spent six years in increasingly responsible positions at the Applied Biosystems Group of Applera Corporation, a biotechnology company, including the position of General Manager and Vice President of Sales and Marketing. Dr. Heron earned a B.S. in chemistry with highest distinction and a Ph.D. in analytical biochemistry from Purdue University and an M.B.A. from Pepperdine University.

The Board has nominated Dr. Heron for her extensive experience in life science sales and marketing, finance and accounting, corporate governance matters and research and development.

Pierre Lapalme joined our Board in January 2004 and was named Chair of the Board in August 2004. From 1995 until his retirement in 2003, he served as the President and Chief Executive Officer of North America Ethypharm, Inc., a drug delivery company. Throughout his career, Mr. Lapalme held numerous senior management positions in the pharmaceutical industry, including Chief Executive Officer and Chairman of the Board of Rhône-Poulenc Pharmaceuticals, Inc. in Canada, and Senior Vice President and General Manager of North America Ethicals, a division of Rhône-Poulenc Rorer, Inc. (now known as Sanofi-Aventis), where he oversaw the development of the ethical pharmaceutical business in the United States, Canada, Mexico, and Central America. Mr. Lapalme served on the board of the National Pharmaceutical Council and was a board member of the Pharmaceutical Manufacturers Association of Canada, where he played a leading role in reinstituting patent protection for pharmaceuticals. Mr. Lapalme previously served on the board of directors of one public company during the past five years, Bioxel Pharma (from 2004 to 2009). He also serves on the board of two private biotech companies. Mr. Lapalme was appointed to the board of Aeterna Zentaris, a biopharmaceutical company, in December 2009, was appointed to the board of Insys Therapeutics, Inc., in May 2013 and was appointed Chairman of the Board of Pediapharm Inc. in January 2014. Mr. Lapalme studied at the University of Western Ontario and INSEAD France.

The Board has nominated Mr. Lapalme for his extensive experience in managing biotechnology and pharmaceutical organizations, and sales and marketing of pharmaceutical products.

V. Bryan Lawlis, Ph.D., joined our Board in June 2007. Since August 2011 he has served as the President and Chief Executive Officer of Itero Biopharmaceuticals, LLC, a privately held limited liability holding company which has held the assets of Itero Biopharmaceuticals, Inc. since August 2011. Dr. Lawlis co-founded and served as President and Chief Executive Officer of Itero Biopharmaceuticals, Inc. from 2006 until it discontinued operations in August 2011. Dr. Lawlis served as President and Chief Executive Officer of Aradigm Corporation, a pharmaceutical company from August 2004, and served on its board of directors from February 2005, continuing in both capacities until August 2006. Dr. Lawlis served as Aradigm Corporation’s President and Chief Operating Officer from June 2003 to August 2004 and its Chief Operating Officer from November 2001 to June 2003. Previously, Dr. Lawlis co-founded Covance Biotechnology Services, a contract biopharmaceutical manufacturing operation, served as its President and Chief Executive Officer from 1996 to 1999, and served as Chairman from 1999 to 2001, when it was sold to Diosynth RTP, Inc., a division of Akzo Nobel, NV. From 1981 to 1996, Dr. Lawlis was employed at Genencor, Inc., a biotechnology company, and Genentech, Inc. His last position at Genentech, Inc. was Vice President of Process Sciences. Dr. Lawlis holds a B.A. in microbiology from the University of Texas at Austin, and a Ph.D. in Biochemistry from Washington State University. In addition to BioMarin, Dr. Lawlis holds board positions on four privately held companies, Itero Biopharmaceuticals, LLC, Coherus Biosciences, Inc., Reform Biologics LLC, and Sutro Biopharma, Inc. Dr. Lawlis was appointed to the board of Geron Corporation, a public biopharmaceutical company, in March 2012, and served on the board of KaloBios Pharmaceuticals, Inc., a public biopharmaceutical company, from August 2013 until September 2014. Dr. Lawlis has acted as the chairman of the scientific advisory board for Coherus Biosciences, Inc., a privately held biotechnology company since November 2012.

The Board has nominated Dr. Lawlis for his extensive experience in manufacturing biotechnology and other pharmaceutical products, research and development of drug products and managing and conducting clinical trials and drug regulatory processes.

Alan J. Lewis, Ph.D., joined our Board in June 2005 and serves as the Chair of the Science and Technology Committee. Since March 2015, Dr. Lewis has served as Chief Executive Officer of DiaVacs, Inc., a private biotechnology company, where he also serves as director. From October 2012 to March 2014, Dr. Lewis served as Chief Executive Officer and Director of Medistem, Inc., a public biotechnology company. From July 2010 to November 2011, Dr. Lewis served as President, Chief Executive Officer and Director of Ambit Biosciences, a private biotechnology company. From January 2009 to June 2010, Dr. Lewis served as President and Chief Executive Officer of The Juvenile Diabetes Research Foundation. From February 2006 until December 2008, Dr. Lewis was the President and Chief Executive Officer of Novocell, Inc., a privately held regenerative disease biotechnology company focused on stem cell therapy. Prior to joining Novocell Inc., starting in 2000, he was President of Celgene Signal Research, a wholly-owned subsidiary of the Celgene Corporation, a pharmaceutical company. From February 1994 to August 2000, he was the President and Chief Executive Officer of Signal Pharmaceuticals, Inc., where he guided the company to its successful acquisition by Celgene Corporation. From 1979 to 1994, Dr. Lewis held a number of positions at Wyeth-Ayerst Research and its predecessor, Wyeth Laboratories, Inc., including Vice President of Research at Wyeth-Ayerst Research. Dr. Lewis has published over 120 full manuscripts and has written and edited seven books. Dr. Lewis was a Research Associate at Yale University from 1972 to 1973. Dr. Lewis received a B.Sc. in physiology and biochemistry from Southampton University, Southampton, Hampshire, United Kingdom, and a Ph.D. in pharmacology from the University of Wales, Cardiff, United Kingdom. Dr. Lewis currently serves as Chairman of the Board of Cellastra Inc., a private biotechnology company, and director of four other private biotechnology companies, Batu Biologics, Capella Therapeutics, Habit DX and Targazyme, Inc.

The Board has nominated Dr. Lewis for his extensive experience in managing biotechnology and pharmaceutical organizations, research and development, finance, compensation and corporate governance matters.

Richard A. Meier joined our Board in December 2006 and serves as the Chair of the Audit Committee. Mr. Meier currently provides management and financial advisory services to medical device and biopharmaceutical companies, and private equity and venture capital firms. Since March 2013, Mr. Meier has served as the Executive Vice President and Chief Financial Officer of Owens & Minor, Inc., a global healthcare services company. From January 2010 through March 2012, Mr. Meier was an Executive Vice President and Chief Financial Officer at TeleFlex, Incorporated, a global medical device company. From November 2007 to May 2009, Mr. Meier served as President and Chief Operating Officer of Advanced Medical Optics, a global ophthalmic medical device company that was acquired by Abbott in February 2009. Between April 2002 and November 2007, Mr. Meier served continuously as Advanced Medical Optics’ Chief Financial Officer, while serving in a variety of additional senior operating roles, Prior to joining Advanced Medical Optics, Mr. Meier was the Executive Vice President and Chief Financial Officer of Valeant Pharmaceuticals, Inc., from October

1999, and Senior Vice President & Treasurer from May 1998 to October 1999. Before joining Valeant Pharmaceuticals, Mr. Meier was an executive with the investment banking firm of Schroder & Co. Inc. in New York, from 1996. Prior to Mr. Meier’s experience at Schroder & Co., he held various financial and banking positions at Salomon Smith Barney, Manufacturers Hanover Corporation, Australian Capital Equity, and Greyhound Lines, Inc. Mr. Meier is also a Director of Staar Surgical Inc., an ophthalmic medical device company, since 2009, where he currently serves on both the Compensation and Audit Committees.

The Board has nominated Mr. Meier for his extensive experience in finance and accounting, capital markets, managing large organizations in the healthcare field and information technology.

Dennis J. Slamon, M.D., Ph.D., joined our Board in March 2014. Dr. Slamon currently serves as director of Clinical/Translational Research, and as director of the Revlon/UCLA Women’s Cancer Research Program, at UCLA’s Jonsson Comprehensive Cancer Center. Dr. Slamon is a professor of medicine and chief of the Division of Hematology/Oncology at, and executive vice chair for research for, UCLA’s Department of Medicine and also serves as director of the medical advisory board for the National Colorectal Cancer Research Alliance, a fund-raising organization that promotes advances in colorectal cancer. A 1970 B.A. honors graduate in biology from Washington & Jefferson College and a 1975 graduate of the University of Chicago’s Pritzker School of Medicine, Dr. Slamon earned his Ph.D. in cell biology that same year. He completed his internship and residency at the University of Chicago Hospitals and Clinics, becoming chief resident in 1978. One year later, he became a fellow in the Division of Hematology/Oncology at UCLA where he now serves on the faculty of medicine.

The Board has nominated Dr. Slamon for his extensive experience in clinical trial research, personalized medicine, oncology, research and development and translating discovery into medicines.

William D. Young joined our Board in September 2010 and serves as the Chair of the CGN Committee. Mr. Young is a partner with Clarus Ventures, a life science venture capital firm that he joined in March 2010. Mr. Young began serving as a Director of IDEC Pharmaceuticals in 1997 and served as Chairman of the Board of Biogen Idec from January 2010 to June 2014. From 1999 to October 2009, Mr. Young was Chairman and Chief Executive Officer of Monogram Biosciences, Inc., a life sciences company engaged in the development of molecular diagnostic products, until its acquisition by LABCorp, Inc. in October 2009. From 1997 to 1999, Mr. Young served as Chief Operating Officer of Genentech, Inc. Mr. Young joined Genentech, Inc. in 1980 as Director of Manufacturing and Process Sciences and became Vice President in 1983. He was promoted to various positions and, in 1997, became Chief Operating Officer, taking on responsibility for all development, operations and sales and marketing activities. Prior to joining Genentech, Inc., Mr. Young was with Eli Lilly & Co. for 14 years. Mr. Young holds a B.S. in Chemical Engineering and an Honorary Doctorate in Engineering from Purdue University and an M.B.A. from Indiana University. Mr. Young serves as a Director of Theravance Biopharma, a biopharmaceutical company, Executive Chairman of NanoString Technologies, a provider of life science tools for translational research and development of molecular diagnostic products, a Director of Vertex Pharmaceuticals, a pharmaceutical company and a Director of Annexon, a private Clarus portfolio company. Mr. Young was elected to the National Academy of Engineering in 1993 for his contributions to biotechnology.

The Board has nominated Mr. Young for his extensive experience in senior positions managing life science companies engaged in the development, manufacture, and commercialization of biotech drugs and molecular diagnostics.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Guidelines, the charters of the committees of the Board and our Global Code of Conduct and Business Ethics described below may be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Alternatively, you can request a copy of any of these documents free of charge by writing to: G. Eric Davis, Senior Vice President, General Counsel and Secretary, c/o BioMarin Pharmaceutical Inc., 105 Digital Drive, Novato, CA 94949. Information on our website is not incorporated by reference in this Proxy Statement.

INDEPENDENCE OF THE BOARD OF DIRECTORS

The Board has affirmatively determined that all of the nominees other than Mr. Bienaimé are independent directors within the meaning of the applicable NASDAQ listing standards and relevant securities and other laws, rules and regulations regarding the definition of “independent” (the Independent Directors). There are no family relationships between any director and any of our executive officers.

BOARD LEADERSHIP STRUCTURE

The Board believes that it is important to retain the flexibility to allocate the responsibilities of the offices of Chairman of the Board (Chair) and Chief Executive Officer in any manner that it determines to be in the best interests of the Company. Accordingly, our Corporate Governance Principles specifically reserve for the Board the right to vest the responsibilities of Chair and Chief Executive Officer in the same individual.

The Board reviews its leadership structure periodically as part of its annual self-assessment process. In addition, the Board continues to monitor developments in corporate governance as well as the approaches our peers undertake. Beginning in August 2004 the Board determined to separate the roles of Chair and Chief Executive Officer and appointed Pierre Lapalme, an Independent Director, as Chair. On January 7, 2015, BioMarin announced that Mr. Lapalme had elected to step down as Chair following the Annual Meeting.

Following Mr. Lapalme’s decision, the Board conducted a careful review of its leadership structure in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, and other relevant factors, and elected to revise the organizational structure of the Board and the Company. To better align the operational leadership of the Company, the Board determined that recombining the Chair and Chief Executive Officer positions under the leadership of Jean-Jacques Bienaimé would be in the best interests of the Company and its stockholders. This determination was based on the Board’s strong belief that, as the individual with primary responsibility for managing the Company’s day-to-day operations and with extensive knowledge and understanding of the Company, combining the roles of Chair and Chief Executive Officer in Mr. Bienaimé creates a clear line of authority that promotes decisive and effective leadership, both within and outside the Company. In making this judgment, the Board took into account its evaluation of Mr. Bienaimé’s performance as Chief Executive Officer and as a current member of the Board, his positive relationship with the other directors, his vast expertise in the biopharmaceutical industry and proven track record of successful leadership, and the strategic perspective he would bring to the role of Chair. Mr. Bienaimé will assume the role of Chair effective on Mr. Lapalme stepping down as Chair after the Annual Meeting.

The Board recognizes the importance of having a Board structure that will continue to promote the appropriate exercise of independent judgment by the Board. In connection with the decision to recombine the roles of Chair and Chief Executive Officer under Mr. Bienaimé, the Board also created the position of Lead Independent Director to serve as a liaison between the Chief Executive Officer and the Independent Directors, and to facilitate discussions and deliberation among the Independent Directors in fulfilling their oversight responsibilities for the Company.

The Lead Independent Director will have the following responsibilities, as set forth in the Lead Independent Director Charter (which can be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com):

•	presiding at all meetings of the Board at which the Chair is not present, including executive sessions of the Independent Directors;

•	serving as the principal liaison between the Chair and the Independent Directors;

•	approving meeting agendas for the Board;

•	approving the frequency of Board meetings and meeting schedules, assuring there is sufficient time for discussion of all agenda items;

•	working in collaboration with the CGN Committee and the Chair to recommend selection for the membership and chairman position for each Board committee;

•	interviewing, along with the chair of the CGN Committee, all director candidates and making recommendations to the CGN Committee;

•	being available, when appropriate, for consultation and direct communication with stockholders; and

•	on an annual basis, in consultation with the Independent Directors, reviewing the Lead Independent Director Charter and recommending to the Board for approval any modifications or changes.

The Lead Independent Director Charter also grants the Lead Independent Director the authority to:

•	call meetings of the Independent Directors or meetings of the Board;

•	retain outside advisors and consultants who report directly to the Board on Board-wide issues; and

•	select, retain and consult with outside counsel and other advisors as the Lead Independent Director deems appropriate, at the Company’s sole expense.

The Lead Independent Director will be elected annually by a majority vote of the Independent Directors. The Independent Directors have determined that Richard A. Meier will serve as the initial Lead Independent Director effective on Mr. Lapalme stepping down as Chair after the Annual Meeting.

The Board, including each of its committees, also has complete and open access to any member of the Company’s management and the authority to retain independent advisors as the Board or such committee deems appropriate. In addition, all members of the Audit Committee, the CGN Committee and the Compensation Committee are Independent Directors, and the committee chairs have authority to hold executive sessions without management and non-Independent Directors present.

ROLE OF THE BOARD IN RISK OVERSIGHT

The Board is actively involved in the oversight of risks that could affect us. This oversight is conducted primarily through committees of the Board, particularly the Audit Committee and the CGN Committee, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks.

MEETINGS OF THE BOARD OF DIRECTORS

The Board oversees our business. It establishes overall policies and standards and reviews the performance of management. During the fiscal year ended December 31, 2014, the Board held 11 meetings and took action by unanimous written consent on four occasions. Each Board member attended 75% or more of the aggregate meetings of the Board and of the committees, on which he or she served, held during the period for which he or she was a director or committee member. Applicable NASDAQ listing standards require that the Independent

Directors meet from time to time in executive session. In fiscal 2014, our Independent Directors met in regularly scheduled executive sessions at which only Independent Directors were present. It is our policy to request that all Board members attend the annual meeting of stockholders. However, we also recognize that personal attendance by all directors is not always possible. Nine of the ten directors serving at the time of the 2014 Annual Meeting of Stockholders attended such meeting.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has a number of committees that perform certain functions for the Board. The current committees of the Board are the Audit Committee, the Compensation Committee, the CGN Committee and the Science and Technology Committee. Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable NASDAQ listing standards and relevant securities and other laws, rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to our Company.

Audit Committee

The Board has a separately designated standing Audit Committee established in accordance with Section 3(a)(58) of the Exchange Act. The Audit Committee was established by the Board to oversee our corporate accounting and financial reporting processes, systems of internal control over financial reporting and the quality and integrity of our financial statements and reports. In addition, the Audit Committee oversees the qualification, independence and performance of our independent registered public accounting firm and recommends to the Board the appointment of our independent registered public accounting firm.

The Audit Committee is currently composed of four directors: Mr. Meier, Chair, Mr. Bate, Mr. Grey and Dr. Lawlis. In 2014, the Audit Committee met ten times. The Audit Committee is governed by a written charter adopted by the Board, which was last amended in March 2015. The Audit Committee charter can be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is not incorporated by reference in this Proxy Statement. The charter of the Audit Committee grants the Audit Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Audit Committee considers necessary or appropriate in the performance of its duties.

As required by its charter, the Audit Committee conducts a self-evaluation at least annually. The Audit Committee also periodically reviews and assesses the adequacy of its charter, including the Audit Committee’s role and responsibilities, and recommends any proposed changes to the Board for its consideration.

The Board annually reviews the NASDAQ listing standards’ definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in NASDAQ Listing Rules 5605(c)(2)(A)(i) and (ii)). The Board has determined that Mr. Meier qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Meier’s level of knowledge and experience based on a number of factors, including his experience as the Chief Financial Officer of several public companies and his finance and investment banking experiences. In making that determination, the Board relied on the past business experience of Mr. Meier. Please see the description of the business experience for Mr. Meier under the heading “Nominees for Director.”

Report of the Audit Committee of the Board of Directors(1)

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation and integrity of the consolidated financial statements and the reporting process, including establishing and monitoring the system of internal financial controls. In this context, during fiscal year 2014, the Audit Committee met and held discussions with management and KPMG LLP, the Company’s independent registered public accounting firm (KPMG). Management has represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended December 31, 2014 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited financial statements of the Company with management of the Company and with KPMG. In addition, the Audit Committee has discussed with KPMG the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee has received from KPMG the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG the independence of KPMG from the Company and its management. The Audit Committee has also concluded that the provision of the non-audit services to the Company in fiscal year 2014 was compatible with KPMG’s independence. Based on the foregoing, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC. The Audit Committee and the Board also have recommended the selection of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

Respectfully submitted on March 3, 2015 by the members of the Audit Committee of the Board of Directors:

Richard A. Meier, Chair

Kenneth Bate

Michael Grey

V. Bryan Lawlis, Ph.D.

(1)	The material in this report is not deemed “soliciting material,” is not deemed “filed” with the SEC, is not subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, and is not to be incorporated by reference into any filing of BioMarin under the Securities Act of 1933, as amended (the Securities Act), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee acts on behalf of the Board to review, adopt and oversee our compensation strategy, policies, plans and programs. Among other things, the Compensation Committee:

•

reviews and recommends to the Board for approval, the compensation (i.e., salary, bonus, and equity-based compensation awards) and other terms of employment or service of our Chief Executive Officer and Independent Directors;

•	reviews and approves compensation and other terms of employment or service of our other executive officers and other officers reporting to our Chief Executive Officer;

•	reviews with management our Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other SEC filings;

•	approves the goals and performance requirements, thresholds, and maximum funding for our annual bonus program; and

•

administers our 2006 Share Incentive Plan, our Non-Qualified Deferred Compensation Plan (the Deferred Compensation Plan), our Amended and Restated 2006 Employee Stock Purchase Plan (the 2006 ESPP) and our 2014 Inducement Plan (the 2014 Inducement Plan).

The Compensation Committee is currently composed of three directors: Mr. Bate, Chair, Dr. Lewis and Mr. Young. The Board has determined that all members of our Compensation Committee are independent (as independence is currently defined in NASDAQ Listing Rule 5605(a)(2)). During 2014, the Compensation Committee met seven times.

The Compensation Committee has adopted a written charter, which was last amended in March 2014. The Compensation Committee charter can be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is not incorporated by reference in this Proxy Statement. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Information regarding consultants engaged by the Compensation Committee is provided in the Compensation Discussion and Analysis section of this Proxy Statement.

Under the Compensation Committee charter, the Compensation Committee may, in its discretion, delegate its duties to a subcommittee or to the Chair of the Compensation Committee.

As required by its charter, the Compensation Committee conducts a self-evaluation at least annually. The Compensation Committee also periodically reviews and assesses the adequacy of its charter, including the Compensation Committee’s role and responsibilities, and recommends any proposed changes to the Board for its consideration.

The performance and compensation process and specific determinations of the Compensation Committee with respect to executive compensation for 2014 and certain elements of compensation for 2014 are described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement.

Compensation Committee Processes and Procedures

The implementation of our compensation philosophy is carried out under the supervision of the Compensation Committee. The Compensation Committee charter requires that the Compensation Committee meet at least twice per year. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer, the head of Human Resources, our General Counsel and the Compensation Committee’s independent advisor, Towers Watson. The Compensation Committee meets regularly in executive session. However, Mr. Bienaimé, our Chief Executive Officer, Mr. Davis, our Senior Vice President, General Counsel and Secretary, and Mr. Richard Ranieri, our Senior Vice President, Human Resources and Corporate Affairs, in addition to Towers Watson, regularly attend portions of the Compensation Committee meetings for the purpose of providing analysis and information to assist management with their recommendations on various human resources and compensation matters. These officers generally do not participate in the executive sessions of the Compensation Committee.

Throughout 2013 and continuing through February 2014, the Compensation Committee engaged Radford, an Aon Hewitt Company, as an independent adviser to the Compensation Committee (the Compensation Consultant). Starting in February 2014 the Compensation Committee engaged Towers Watson as Compensation Consultant. During the time each Compensation Consultant was engaged by the Compensation Committee, the Compensation Consultant conducted analysis and provided advice on, among other things, the appropriate peer group, executive compensation for our Chief Executive Officer and other executive officers, equity compensation, and compensation trends in the biotechnology industry. The Compensation Consultant reports directly to the Compensation Committee, which retains sole authority to direct the work of and engage the Compensation Consultant. As part of its analysis, the Compensation Consultant collects and analyzes compensation information from a comparative group of biotechnology companies or “peer group” approved by the Compensation Committee. The Compensation Committee evaluates the criteria used in establishing the peer group at least annually, to ensure that it appropriately represents the companies competing with us to attract and retain talent. The Compensation Committee seeks input from management in addition to the Compensation Consultant to ensure the peer group is consistent with our current business model. The peer group used for 2014 is discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

In March 2015, Towers Watson affirmed to the Compensation Committee that it provided no other services to BioMarin during fiscal and calendar year 2014, that the total fees paid to it by BioMarin represents an insignificant percentage of Towers Watson’s revenue, that it had policies and procedures in place to prevent conflicts of interest from arising, that it had no knowledge of any business or personal relationships between the members of the Towers Watson executive compensation team serving BioMarin and any member of the Compensation Committee, that no regular members of the Towers Watson executive compensation team serving BioMarin owns any stock of BioMarin (other than investments in funds that are managed without the member’s input), and that it had no knowledge of any business or personal relationships between Towers Watson, or the regular members of the Towers Watson executive compensation team serving BioMarin, and any of the Company’s named executive officers (NEOs).

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has ever been an executive officer or employee of us or any of our subsidiaries. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of the Board or Compensation Committee. During 2014, no members of our Compensation Committee had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related party transactions.

Compensation Committee Report(2)

The Compensation Committee is responsible for setting general compensation goals and operational guidelines for BioMarin personnel, for recommending the chief executive officer’s and directors’ compensation for consideration by the full Board, for setting all elements of the compensation of the other executive officers of BioMarin, and for approving grants of stock options for executive officers of BioMarin. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted on April 16, 2015 by the members of the Compensation Committee of the Board of Directors:

Kenneth M. Bate, Chair

Alan Lewis

William Young

(2)	The material in this report is not deemed “soliciting material,” is not deemed “filed” with the SEC, is not subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, and is not to be incorporated by reference into any filing of BioMarin under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Corporate Governance and Nominating Committee

The CGN Committee is responsible for overseeing the selection of qualified candidates to serve as members of the Board and guiding our corporate governance philosophy and practices. To that end, the CGN Committee is responsible for identifying individuals to fill vacancies on the Board, recommending nominees for director to be voted upon at the annual meeting of stockholders, recommending to the Board appointees to serve on committees of the Board, and overseeing the development and implementation of our corporate governance policies and our Global Code of Conduct and Business Ethics. A detailed discussion of the CGN Committee’s procedures for recommending candidates for election as a director appears below under the caption Procedures of the Corporate Governance and Nominating Committee.

The CGN Committee is also responsible for, without limitation, the following relating to the oversight of our corporate governance policies:

•	adopting corporate governance guidelines;

•	establishing written charters for each Board committee and recommending changes to those charters from time to time when it deems appropriate;

•	reviewing and approving related party transactions with our directors, executive officers and 5% stockholders;

•	maintaining independence standards for each independent Board member;

•	requiring executive sessions of Board meetings without management present;

•	mandating execution of a standard of business ethics for every employee and Board member;

•	recommending guidelines to the Board for corporate succession planning as it relates to our Chief Executive Officer;

•	implementing, in conjunction with the Audit Committee, the independent audit function; and

•

establishing a toll-free telephone number for employees to anonymously report complaints relating to financial fraud, environmental hazards, illegal or unfair employment practices, and unethical behavior.

The CGN Committee is composed of three directors, each of whom is “independent” under the listing standards of NASDAQ. The members of the CGN Committee are Mr. Young, Chair, Dr. Heron and Mr. Meier. The CGN Committee met five times during 2014.

The CGN Committee has adopted a written charter, which was last amended in October 2014. The CGN Committee Charter can be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. The CGN Committee charter complies with the guidelines established by NASDAQ. Our Corporate Governance Guidelines can also be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is not incorporated by reference in this Proxy Statement. The charter of the CGN Committee grants the CGN Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the CGN Committee considers necessary or appropriate in the performance of its duties.

As required by its charter, the CGN Committee conducts a self-evaluation at least annually. The CGN Committee also periodically reviews and assesses the adequacy of its charter, including the CGN Committee’s role and responsibilities, and recommends any proposed changes to the Board for its consideration.

Procedures of the Corporate Governance and Nominating Committee

In connection with nominating directors for election at the annual meeting and periodically throughout the year, the CGN Committee considers the composition of the Board and each committee of the Board to evaluate its effectiveness and whether or not changes should be considered to either the Board or any of the committees. In support of this process, the Board has determined that the Board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the Board in its oversight of our Company. The Board believes that it should be comprised of persons with skills in areas such as:

•	leadership of large complex organizations, particularly in related industries;

•	sales and marketing of biotechnology and pharmaceutical products;

•	manufacturing of biotech and small molecule drug products;

•	managing and conducting clinical trials and drug regulatory process;

•	medicine;

•	finance and accounting;

•	capital markets;

•	business development;

•	legal and intellectual property;

•	research and development of drug products; and

•	information technology.

As part of its periodic self-assessment process, the CGN Committee has implemented a process that requires the entire Board to annually determine the diversity of specific skills and characteristics necessary for the optimal functioning of the Board in its oversight of our Company over both the short- and longer-term. Although we do not have a formal diversity policy, when considering diversity in evaluating director nominees, the CGN Committee considers the skill areas currently represented on the Board, as well as recommendations of directors regarding skills that could improve the overall quality and ability of the Board to carry out its functions in determining director nominations and whether to consider adding new directors.

Once the CGN Committee and the Board determine that it is appropriate to add a new director, either as a replacement or as a new position, the CGN Committee uses a flexible set of procedures in selecting individual director candidates. It utilizes general guidelines that allow it to adjust the process to best satisfy the objectives it is attempting to accomplish in any director search. The first step in the general process is to identify the type of candidate the CGN Committee may desire for a particular opening, including establishing the specific target skill areas, experiences and backgrounds that are to be the focus of a director search. Once identified, the CGN Committee looks to, in the CGN Committee’s judgment, the best method of finding a candidate who satisfies the specified criteria. The CGN Committee may consider candidates recommended by management, by other members of the CGN Committee, by the Board, by stockholders, or it may engage a third party to conduct a search for possible candidates. In considering candidates submitted by stockholders, the CGN Committee will take into consideration the needs of the Board and the qualifications of the candidate.

In order for a stockholder to have a candidate considered by the CGN Committee, a stockholder should submit a written recommendation that includes: (i) the name and record address of the stockholder (and beneficial owner, if any, on whose behalf the nomination is made) and evidence of the stockholder’s and beneficial owner’s ownership of our stock, including the number of shares owned and the length of time of ownership; (ii) a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder and/or such beneficial owner and affiliates or others acting together; (iii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and/or such beneficial owners; (iv) a representation that the stockholder and/or any beneficial owner intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; (v) whether the stockholder or any beneficial owner intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee and/or otherwise to solicit proxies from stockholders in support of such nomination; and (vi) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act. With respect to each person whom the stockholder proposes to nominate for election as a director, the stockholder must include (1) the name, age, business address and residence address of the director candidate, (2) the candidate’s resume or a listing of his or her qualifications to be a director (including principal occupation or employment), (3) the class or series and number of shares of stock which are owned beneficially or of record by the candidate, and (4) any other information relating to the candidate that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act. The notice must also be accompanied by a written consent of each proposed nominee to being named as a nominee if selected by the CGN Committee and nominated by the Board. Stockholder recommendations should be addressed to the CGN Committee in care of our Secretary at the address set forth under the heading Stockholder Communications with the Board of Directors.

Once candidates are identified, the CGN Committee conducts an evaluation of qualified candidates. The evaluation generally includes interviews and background and reference checks. There is no difference in the evaluation process of a candidate recommended by a stockholder as compared to the evaluation process of a candidate identified by any of the other means described above. While the CGN Committee has not established minimum criteria for a candidate, it has established important factors to consider in evaluating a candidate. These factors include: strength of character, mature judgment, business understanding, experience with the pharmaceutical and/or biotechnology industries, availability and level of interest, capacity to devote time to Board activities, career specialization, relevant technical skills, diversity, and the extent to which the candidate would fill a present need on the Board.

If the CGN Committee determines that a candidate should be nominated as a candidate for election to the Board, the candidate’s nomination is then recommended to the Board, and the directors may in turn conduct their own review to the extent they deem appropriate. When the Board has agreed upon a candidate, such candidate is recommended to the stockholders for election at an annual meeting of stockholders or appointed as a director by a vote of the Board as appropriate.

All of the current directors have been recommended by the CGN Committee to the Board for re-election as our directors at the Annual Meeting, and the Board has approved such recommendations.

Science and Technology Committee

The Science and Technology Committee assists the Board in monitoring the overall strategy, direction and effectiveness of our research and development organization, including the review of matters relating to our scientific technology, intellectual property portfolio and strategy and the review and consideration of management’s decisions regarding our scientific assets and acquisition or divestiture of scientific technology or other investments in research and development program. The Science and Technology Committee is currently composed of four directors: Dr. Lewis, Chair, Mr. Grey, Dr. Heron and Dr. Lawlis. In 2014, the Science and Technology Committee met three times. The Science and Technology Committee is governed by a written charter, which was adopted by the Board in December 2012. The Science and Technology Committee charter can be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is not incorporated by reference in this Proxy Statement.

CHAIR OF THE BOARD

In 2014, the independent Board members re-appointed Mr. Lapalme as Chair. As previously discussed, Mr. Lapalme has elected to step down as Chair of the Board following the Annual Meeting. Mr. Bienaimé will assume the role of Chair effective on Mr. Lapalme stepping down as Chair and Mr. Meier will assume the role of Lead Independent Director.

The Chair is responsible for:

•	approving Board meeting schedules and meeting agendas;

•	approving Board meeting materials;

•	leading executive sessions of the independent Board members;

•	setting meetings of independent Board members; and

•	being available for consultation with major stockholders.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our relationship with our stockholders is an important part of our corporate governance program. Engaging with our stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. Last year we hosted an investor day which stockholders were able to listen to via our website. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases, and our website. Our conference calls for quarterly earnings releases are open to all. These calls are available in real time and as archived webcasts on our website for a period of time. We also seek stockholder views on governance and other matters throughout the year, concentrating our efforts on our largest stockholders.

In 2014, we made a concerted effort to engage constructively with stockholders. In February 2014, management reached out to eleven non-affiliated institutional shareholders (including all of our top ten stockholders) and had discussions with eight of them. We found our outreach to be enlightening and extremely informative.

The Board has adopted a process for stockholders and others to send communications to the Board or any director. All such communications should be sent by mail addressed to the Board or any particular director at 105 Digital Drive, Novato, CA 94949, c/o G. Eric Davis, Senior Vice President, General Counsel and Secretary. All communications received by Mr. Davis will be sent directly to the Board or any particular director.

GLOBAL CODE OF CONDUCT AND BUSINESS ETHICS

The Board has adopted our Global Code of Conduct and Business Ethics which is applicable to all employees and directors, including our Chief Executive Officer, Chief Financial Officer, other executive officers and senior financial personnel. A copy of our Global Code of Conduct and Business Ethics is available in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is not incorporated by reference in this Proxy Statement. If we make any substantive amendments to our Global Code of Conduct and Business Ethics or grant any waiver from a provision of our Global Code of Conduct and Business Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website in accordance with the requirements of Item 5.05 of Form 8-K.

DIRECTOR AND OFFICER STOCK OWNERSHIP GUIDELINES

The Compensation Committee has approved stock ownership guidelines for our directors, Chief Executive Officer and Executive or Senior Vice Presidents, who have been approved by the Board. Under these guidelines, executives are expected to use the shares of common stock obtained on the exercise of stock options or the shares of restricted stock received to establish significant level of direct ownership in BioMarin. Newly elected directors and newly appointed or hired officers will have three years to comply with their specific stock ownership guidelines.

The following table summarizes the guidelines:

Name	Stock Ownership Guidelines
Non-Executive Directors	Lesser of 10,000 shares and unvested RSUs or value of shares and unvested RSUs equal to 3 times cash retainer amount (“3x”)
Kenneth M. Bate
Michael Grey
Elaine Heron, Ph.D.
Pierre Lapalme
V. Bryan Lawlis, Ph.D.
Alan J. Lewis, Ph.D.
Richard A. Meier
Dennis J. Slamon, M.D., Ph.D.
William D. Young
CEO	Value of shares and unvested RSUs equal to 3 times base salary (“3x”)
Jean-Jacques Bienaimé
Executive Vice Presidents and Senior Vice Presidents	Value of shares and unvested RSUs equal to 2 times base salary (“2x”)
Jeff Ajer
Robert A. Baffi, Ph.D.
Henry J. Fuchs, M.D.
Daniel Spiegelman

The following chart summarizes our directors’ and NEOs’ compliance with the guidelines as of December 31, 2014:

Compliance with our stock ownership guidelines is based on shares and unvested RSUs held by a director or officer as of December 31, 2014 and does not include vested or unvested options. The value of stock owned is calculated using the closing price of our common stock on December 31, 2014 ($90.40). All of our directors and NEOs were in compliance with our stock ownership guidelines as of December 31, 2014.

The Compensation Committee believes these stock ownership guidelines are an important tool in aligning the interests of our executives with the long-term interests of our stockholders. Although the guidelines are not mandatory, the Compensation Committee will consider compliance with the guidelines in setting an officer’s compensation and the CGN Committee will consider compliance with the guidelines when making decisions on nominating directors for re-election. Please see Compensation Discussion and Analysis for more information regarding these guidelines.

ANTI-HEDGING AND ANTI-PLEDGING POLICY

The Board has approved an anti-hedging policy for our directors and executive officers. Under this policy, all of our executive officers and directors are prohibited from engaging in short-sales, transactions in put or call options, hedging transactions or other inherently speculative transactions in BioMarin stock or engaging in excessive margin and other pledging activities.

DIRECTOR COMPENSATION

Our directors play a critical role in guiding our strategic direction and overseeing the management of BioMarin. The many responsibilities and risks and the substantial time commitment of being a director require that we provide adequate compensation commensurate with our directors’ workload and opportunity costs. Independent Directors receive a combination of annual cash retainers, restricted stock grants and stock option grants in amounts that correlate to their responsibilities and levels of Board participation, including service on Board committees. Our only employee director, Mr. Bienaimé, receives no separate compensation for his service as a director.

The following table is a summary of the annual cash compensation paid to the Independent Directors in 2014. Each applicable line item is an additional element of compensation.

Director Position	Annual Cash Compensation(1)
All Independent Directors	$55,000
Chair of the Board	$65,000
Audit Committee Chair	$25,000
Audit Committee (Non-Chair)	$12,000
Compensation Committee Chair	$20,000
Compensation Committee (Non-Chair)	$10,000
Corporate Governance and Nominating Committee Chair	$15,000
Corporate Governance and Nominating Committee (Non-Chair)	$7,500
Science and Technology Committee Chair	$15,000
Science and Technology Committee (Non-Chair)	$7,500
Liaison to Scientific Advisory Board	$8,000

(1)	The annual cash compensation that the Company pays to its Board members, other than Mr. Bienaimé, is based on their positions on the Board or the committees of the Board, and the Company does not compensate the Board members on a per meeting basis. The amounts reflected in the table above were approved by the Board in June 2014 and include the following changes from 2013 compensation: (i) the additional retainer for the Chair of the Board increased from $50,000 to $65,000; (ii) the additional retainer for the CGN Committee Chair and the Science and Technology Committee Chair increased from $12,500 to $15,000; and (iii) the additional retainer for non-Chair members of the CGN Committee and the Science and Technology Committee increased from $6,250 to $7,500.

Each Independent Director is automatically granted an initial grant of 4,000 restricted stock units (RSUs) and options to purchase 10,000 shares of our common stock on the date that such person first becomes an Independent Director. The shares of common stock subject to the initial option grant vest quarterly over three years and the initial RSU grant vests annually over three years. On the date of our annual meeting of stockholders, each re-elected director is granted an additional grant of 2,100 RSUs and options to purchase 6,600 shares of common stock. These amounts were approved by the Board in June 2014 and include the following changes from 2013 compensation: (i) the additional annual option grant decreased from 8,500 shares of common stock to 6,600 shares of common stock; and (ii) the additional annual RSU grant decreased from 3,400 RSUs to 2,100 RSUs. The shares of common stock subject to the additional annual option grant vest quarterly over one year and the additional annual RSUs vest in full on the one-year anniversary of the grant date. The additional option grant or RSU grant for a director who has served for less than a year is prorated to the nearest quarter. These options and RSUs continue to vest only while the director serves on the Board. The exercise price per share of each of these options is 100% of the fair market value of a share of our common stock on the date of the grant of the option. These options have a term of 10 years.

In fiscal year 2014, 21,325 RSUs and options to purchase, in the aggregate, 64,450 shares of common stock were awarded to the Independent Directors under the 2006 Share Incentive Plan. The following table lists actual compensation paid to each of the directors during 2014 other than Mr. Bienaimé, who is also an NEO.

Our Board members are eligible to enroll in the Deferred Compensation Plan under which participants may elect to defer all or a portion of their fees and RSU awards otherwise payable to them, and thereby defer taxation of these deferred amounts until actual payment of the deferral amounts in future years.

Director Compensation in 2014

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		Option Awards ($)(3)		Total ($)
Kenneth M. Bate	$87,000	$132,510		$202,752		$422,262
Michael Grey	$74,500	$132,510		$202,752		$409,762
Elaine J. Heron, Ph.D.	$70,000	$132,510		$202,752		$405,262
Pierre Lapalme	$120,000	$132,510		$202,752		$455,262
V. Bryan Lawlis, Ph.D.	$74,500	$132,510		$202,752		$409,762
Alan J. Lewis, Ph.D.	$80,000	$132,510		$202,752		$415,262
Richard A. Meier	$87,500	$132,510		$202,752		$422,762
Dennis J. Slamon, M.D., Ph.D.	$55,000	$351,928	(4)	$434,488	(5)	$841,416
William D. Young	$80,000	$132,510		$202,752		$415,262

(1)	Director fees are generally paid quarterly in arrears within four weeks after the close of a quarter.
(2)	The amounts in this column reflect the aggregate grant date fair market value computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (FASB ASC) Topic 718. The grant date fair market value of the annual RSU grant was $63.10 per share. For assumptions used in determining the grant date fair market value, see Note 17 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on March 2, 2015.
(3)	The amounts in this column reflect the aggregate grant date fair market value computed in accordance with FASB ASC Topic 718. The grant date fair market value of the annual option grant was $30.72 per share. For assumptions used in determining the grant date fair market value, see Note 17 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the SEC on March 2, 2015.

(4)	Amount of RSU awards granted to Dr. Slamon in 2014 includes the initial grant on March 19, 2014 of 4,000 RSUs and a prorated annual grant on June 4, 2014 of 525 RSUs. The grant date fair market value of the initial RSU grant was $79.70 per share and the grant date fair market value of the annual RSU grant was $63.10 per share.
(5)	Amount of option awards granted to Dr. Slamon in 2014 includes the initial grant on March 19, 2014 of options to purchase 10,000 shares of our common stock and a prorated annual grant on June 4, 2014 to purchase 1,650 shares of our common stock. The grant date fair market value of the initial option grant was $38.38 per share and the grant date fair market value of the annual option grant was $30.72 per share.

Equity Compensation Plan Information

The following table provides certain information with respect to all of BioMarin’s equity compensation plans as of December 31, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders(1)	11,177,699	$37.70	3,279,155
Equity compensation plans not approved by stockholders(2)	299,465	$53.34	1,700,000

Total(3)	11,477,164	$38.11	4,979,155

(1)	Amount does not include any shares of common stock issuable under the 2006 ESPP. The Company issues shares under the 2006 ESPP once every six months based on employee elections in the preceding six months. Pursuant to the terms of the 2006 ESPP, the number of shares to be issued and the price per share is not determined until immediately before the date of issuance. Also, amount does not include 1,479,284 service-based RSUs with a grant date weighted average fair value of $59.77 and 760,000 performance and market-based RSUs with a weighted average grant date fair market value of $33.17 that were outstanding at December 31, 2014.
(2)	The BioMarin Pharmaceutical Inc. 2012 Inducement Plan (the 2012 Inducement Plan) and the 2014 Inducement Plan were not approved by the Company’s stockholders in reliance on Nasdaq Marketplace Rule 5635(c)(4). Amount does not include 61,419 service-based RSUs with a grant date weighted average fair value of $52.26 and 100,000 performance and market-based RSUs with a weighted average grant date fair market value of $39.06 issued under the 2012 Inducement Plan that were outstanding at December 31, 2014. No awards were issued under the 2014 Inducement Plan in 2014. The 2012 Inducement Plan expired on May 31, 2013 and the 2014 Inducement Plan will expire on the date of the Annual Meeting (June 9, 2015).
(3)	As of December 31, 2014, the weighted average remaining term of the 11,477,164 options outstanding was 6.19 years.

PROPOSAL NO. TWO: APPROVAL OF AMENDMENT TO THE BIOMARIN PHARMACEUTICAL INC.

AMENDED AND RESTATED 2006 SHARE INCENTIVE PLAN

Background and Purpose of Proposal

The BioMarin Pharmaceutical Inc. 2006 Share Incentive Plan (the Initial Plan) was adopted by the Board in May 2006 and approved by our stockholders at the 2006 Annual Meeting of Stockholders. The Board approved a technical amendment to the Initial Plan in January 2009 to comply with changes to Section 409A of the Internal Revenue Code of 1986, as amended (the Code). In March 2010, the Board approved an amendment and restatement of the Initial Plan, as amended, to increase the number of shares of common stock available for issuance under the Initial Plan and to make certain other changes to enhance the interests of our stockholders (the Restated Plan). The Restated Plan was approved by our stockholders at the 2010 Annual Meeting of Stockholders and went into effect on May 12, 2010. In March 2013, the Board approved amendments to the Restated Plan to increase the number of shares of common stock available for issuance under the Restated Plan and to make certain other changes to enhance the interests of our stockholders. Our stockholders approved the amendments to the Restated Plan at the 2013 Annual Meeting of Stockholders and the Restated Plan, as amended (the 2006 Share Incentive Plan), went into effect on May 15, 2013.

Pursuant to Section 16(a) of the 2006 Share Incentive Plan, the Board has the authority to amend the 2006 Share Incentive Plan. On April 16 2015, the Compensation Committee unanimously approved and adopted, subject to the approval of our stockholders at the Annual Meeting, an amendment to the 2006 Share Incentive Plan (the Proposed Amendment). The Proposed Amendment, if approved, will, among others:

•

increase the aggregate number of shares of common stock authorized for issuance under the 2006 Share Incentive Plan by 10,500,000 shares (representing less than 7% of the 159,833,964 shares of our common stock outstanding as of March 20, 2015), from 31,000,000 shares to 41,500,000 shares;

•

implement various additional features to enhance the interests of our stockholders such as providing for a minimum vesting period of one-year for Awards (as defined below), removing liberal share counting on stock options and limiting the ability to accelerate the vesting of Awards; and

•	update and enhance the plan’s provisions addressing compliance with Section 409A of the Code.

If the Proposed Amendment is approved by our stockholders, the 2006 Share Incentive Plan, as amended and restated by the Proposed Amendment (the Proposed Amended Plan), will become effective on the day of the Annual Meeting.

The 2006 Share Incentive Plan is designed to provide an incentive to eligible employees, consultants, Directors and advisors of the Company and its affiliates, to encourage proprietary interest in the Company by such persons, to encourage such persons to remain in the service of the Company and its affiliates and to attract new employees and Directors with outstanding qualifications.

As our Company has grown, so have the share requirements of the 2006 Share Incentive Plan. The table below shows our utilization of the 2006 Share Incentive Plan as of March 20, 2015.

Equity Plan Utilization as of March 20, 2015
Shares of common stock authorized for issuance under the 2006 Share Incentive Plan	31,000,000
Shares of common stock subject to previously issued awards under all plans	14,511,227	(1)
• Shares of common stock subject to outstanding options issued under all plans	11,161,761	(2)
• Unvested restricted stock awards issued under all plans	3,349,466	(1)
Shares of common stock available for future issuance under the 2006 Share Incentive Plan	1,038,272

(1)

Each share of common stock issued or transferred pursuant to an award other than an option reduces the aggregate number of shares available under the 2006 Share Incentive Plan by: (i) one share of common stock for each share of common stock that is subject to an award granted prior to May 12, 2010; (ii) 1.62 shares of common stock for each share of common stock that is subject to an award granted on or after May 12, 2010 but prior to May 15, 2013; and (iv) 1.92 shares of common stock for each share of common stock that is subject to an award granted on or after May 15, 2013. Based on the mix of the restricted stock awards from (i) and (iv) above included in the 3,349,466 amount, these awards reduce the shares available under the 2006 Share Incentive Plan by 5,049,861.
(2)	As of March 20, 2015, outstanding options have a weighted average exercise price of $43.32 and a weighted average term of 6.28 years.

As of March 20, 2015, the Company also had 1,562,510 shares of common stock reserved for issuance pursuant to the Company’s 2014 Inducement Plan, which expires and will be terminated on the date of the Annual Meeting. The Company will not issue more than 150,000 additional shares from the 2014 Inducement Plan prior to termination upon the Annual Meeting date. Upon the expiration of the 2014 Inducement Plan on the date of the Annual Meeting, no further shares will be available for issuance under the 2014 Inducement Plan.

The Board adopted the Proposed Amendment in order to continue to grant stock incentive awards to employees, consultants, directors and advisors as part of their compensation to provide appropriate incentives. The Board believes that the purpose of the Proposed Amendment is to continue to encourage ownership in the Company by its employees, directors, consultants and advisors whose long-term employment by or involvement with the Company is considered essential to the Company’s continued progress and, thereby, align the interests of the award recipients and stockholders and permit the award recipients to share in the Company’s success. We estimate that, with an increase of 10,500,000 shares, we will have a sufficient number of shares of common stock to cover Awards under the 2006 Share Incentive Plan for approximately two to three years, depending primarily on our growth and share price.

If our stockholders do not approve the Proposed Amendment, we will not have sufficient authorized shares under the 2006 Share Incentive Plan to continue to make competitive equity awards. Without a competitive equity component in our offers, we may not be able to attract the best talent, and we will need to substantially increase other components of compensation.

If our stockholders approve the Proposed Amendment at the Annual Meeting or any adjournment thereof, the Proposed Amended Plan will become effective on the day of the Annual Meeting. We intend to file a registration statement on Form S-8 under the Securities Act in order to register the sale of the shares of common stock that will be authorized under the Proposed Amendment. Other than the (i) increase in the aggregate number of shares of common stock authorized for issuance under the 2006 Share Incentive Plan from 31,000,000 to 41,500,000, (ii) implementation various additional features to enhance the interests of our stockholders such as providing for a minimum vesting period of one-year for awards, removing liberal share counting on stock options and limiting the ability to accelerate the vesting of awards outside of a change in control, (iii) updates and enhancements to the plan’s provisions addressing compliance with Section 409A of the Code, and (iv) certain minor clarifying changes, no amendments have been proposed to be made to the 2006 Share Incentive Plan and all other terms of the 2006 Share Incentive Plan will remain the same.

The Board believes that it is in the Company’s best interests and in the best interests of the Company’s stockholders to approve the Proposed Amendment to allow the Company to continue to grant equity awards under the 2006 Share Incentive Plan.

The Company’s Named Executive Officers have an interest in this proposal as they are eligible to receive awards under the Proposed Amended Plan.

Significant Changes in the Proposed Amended Plan

We are requesting that stockholders approve the Proposed Amended Plan to include the following significant changes:

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Increase to Share Reserve. The Proposed Amended Plan sets forth a maximum number of shares authorized for issuance under the Proposed Amended Plan. The Board of Directors is requesting that stockholders approve the addition of 10,500,000 shares of common stock (representing less than 7% of the 159,833,964 shares of our common stock outstanding as of March 20, 2015) to the share reserve for the 2006 Share Incentive Plan. Shares available for issuance under the Proposed Amended Plan may be used to issue any time of award permitted under the plan. The Proposed Amended Plan contains a fungible share reserve feature. Under this feature, a distinction is made between the number of shares attributable to stock options and awards (other than stock options). Option awards count as one share against the share reserve whereas restricted share units and all other “full value” awards count as 1.92 shares.

•	No Liberal Share Counting on Stock Options. Under the Proposed Amended Plan, shares repurchased by the Company using option exercise proceeds may not be used again for new grants.

•	Minimum Vesting Requirement. The Proposed Amended Plan stipulates that, other than in the event of a change of control, no portion of any Award may vest earlier than one year from the date of grant.

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Limitation on Accelerated Vesting. The Proposed Amended Plan prohibits the plan administrator from accelerating vesting of an award, except in the case of a change in control or the Participant’s death, or disability.

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No Repricing of Underwater Stock Options Without Stockholder Approval. The Proposed Amended Plan prohibits the repricing or cash buyout of underwater options without stockholder approval, except in the case of certain corporate transactions.

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Tolling for Blackout Periods. Under the Proposed Amended Plan, if there is a blackout period that prohibits the buying or selling of the Company’s shares during any part of the ten (10) day period before the expiration of any option based on the termination of a participant’s continuous service, the period for exercising the option will be extended until ten (10) days beyond when such blackout period ends; provided, that no option will ever be exercisable after the expiration date of its original term.

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No Reverse Vesting. The Proposed Amended Plan removes the provision in the 2006 Share Incentive Plan for reverse vesting, which granted the Committee authority to allow a Participant to exercise unvested non-ISO options and receive restricted shares having analogous vesting restrictions to the unvested non-ISO options.

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Compliance with Section 402 of the Sarbanes-Oxley Act. The Proposed Amended Plan makes explicit that payments for awards by our directors and executive officers must be made in compliance with Section 402 of the Sarbanes-Oxley Act of 2002 (codified as Section 13(k) of the Exchange Act), which is consistent with our past practice.

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Compliance with Section 409A of the Internal Revenue Code. The Proposed Amended Plan includes clarifying provisions intended to reinforce the Proposed Amended Plan’s compliance with Section 409A of the Code. Among others, under the Proposed Amended Plan, under certain circumstances, any payment on account of termination of an executive’s employment which is deemed to be “deferred compensation” under Code Section 409A will be delayed for six months after the termination, except in the case of such executive’s death.

Why the Board of Directors Believes You Should Vote for the Proposed Amendment

•	Attracting and retaining talent. A talented, motivated and effective management team and workforce are essential to the Company’s continued progress. Equity compensation has been an important component of total compensation at the Company for many years because it is effective at getting managers and employees to think and act like owners. Between January 2014 and January 2015, our employee headcount increased by more than 25%. As our employee head count increases, so too will the demands on our 2006 Share Incentive Plan. In fiscal year 2014 we granted 1,185,376 options and 884,612 RSUs to our employees pursuant to the 2006 Share Incentive Plan. If the increase in the number of shares reserved under the 2006 Share Incentive Plan is approved, our ability to offer competitive compensation packages to attract new talent and to retain our best performers will continue.

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Avoiding disruption in compensation programs. The Board estimates that by adopting the Proposed Amendment we will have a sufficient number of shares of common stock to cover awards under the 2006 Share Incentive Plan for approximately two to three years, depending primarily on our growth and share price. Prior to the effectiveness of the Proposed Amendment, as of March 20, 2015, an aggregate of 14,511,227 shares of common stock were subject to previously issued grants under all of our equity plans and only 1,038,272 of the 31,000,000 shares of common stock authorized under the 2006 Share Incentive Plan remained available for future issuance. In most of the countries where we operate, all employees below vice president level are receiving RSUs only, and each share of common stock subject to an RSU award counts as 1.92 shares against the reserve for the 2006 Share Incentive Plan. The Board believes that the Company’s employees are our most valuable assets and that the awards permitted under the 2006 Share Incentive Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the competitive labor markets in which we compete. If the Proposed Amendment is approved, we will not have to restructure existing compensation programs throughout the Company for reasons not directly related to the achievement of our business objectives. To remain competitive without an increase in the number of shares reserved for issuance under the 2006 Share Incentive Plan, it will likely create a barrier to hiring the best talent as our offers will not be as competitive and it will be necessary to replace components of compensation previously awarded in equity with cash, or with other instruments that may not necessarily align employee interests with those of stockholders as well as equity awards would have. Additionally, replacing equity with cash will increase cash compensation expense and be a drain on cash flow that would be better utilized if reinvested in our core products.

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The Company has demonstrated commitment to sound equity compensation practices. We recognize that equity compensation awards dilute stockholder equity and must be used judiciously. Our equity compensation practices are designed to be in line with industry norms, and we believe our historical share usage has been responsible and mindful of stockholder interests. Our average burn rate (total shares used for equity compensation awards each year divided by weighted average outstanding shares for the year) for the last three years (fiscal years 2012-2014) was 2.55%, which was well below the Institutional Shareholder Services industry cap for companies in Global Industry Classification Standard (GICS) 3520 (Pharmaceuticals, Biotechnology & Life Sciences) in the Russell 3000 of 6.70%. The Company’s dilution level or “overhang” (shares subject to equity compensation awards outstanding at fiscal year-end or available to be used for equity compensation, divided by fully diluted shares outstanding) at the end of fiscal year 2013 was 14.9%. All of our previously granted option awards are “in the money”. The Company believes that our employees’ and other plan participants’ holding of these options is positive for our stockholders as it represents a long term interest of our employees and other plan participants in the value of our common stock.

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The Company is continuing to rapidly grow in response to its pipeline products and previous acquisitions. We anticipate the need to hire new employees and also to incentivize existing employees and other plan participants to properly commercialize our pipeline products and enhance the commercialization of our existing products. We believe that our stockholders’ long-term interests are best served by equity compensation awards designed to achieve these goals.

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Plan features designed to protect stockholder interests. The 2006 Share Incentive Plan ensures that the reserve increased pursuant to the Proposed Amendment is not utilized on specific individuals only and allows us to implement the intent that benefits paid in respect of performance awards should only be received upon the achievement of performance targets.

Summary of the Proposed Amended Plan

The following is a brief summary of the principal provisions of the 2006 Share Incentive Plan, as amended by the Proposed Amendment (the Proposed Amended Plan), and its operation. A copy of the Proposed Amended Plan is set forth in full in Appendix A to this Proxy Statement, and the following description of the Proposed Amended Plan does not purport to be complete and is qualified in its entirety by reference to Appendix A. Except as described above under Significant Changes in the Proposed Amended Plan, the material features of the Proposed Amended Plan are identical to the features of the 2006 Share Incentive Plan. Capitalized terms used in this summary and not otherwise defined will have the meanings ascribed to such terms in the Proposed Amended Plan.

Purpose of the Proposed Amended Plan. The purpose of the Proposed Amended Plan is to encourage ownership in the Company by employees, directors, consultants and advisors of the Company and its affiliates whose long-term employment by or involvement with the Company is considered essential to the Company’s continued progress and, thereby, aligning the interests of the award recipients and stockholders and permitting the award recipients to share in the Company’s success. The Proposed Amended Plan provides an essential component of the total compensation package offered to the Company’s employees and other plan participants. It reflects the importance placed by the Company on motivating employees and other plan participants to achieve superior results over the long-term and paying employees and other plan participants based on that kind of achievement. The Company strongly believes that its equity compensation programs and emphasis on employee and non-employee director stock ownership have been integral to the Company’s progress and that a continuation of and emphasis on those programs is necessary for the Company to achieve superior performance in the future. All of the approximately 1,800 employees and directors of the Company and its affiliates are eligible to participate in the Proposed Amended Plan.

Shares Subject to the Proposed Amended Plan. No more than 41,500,000 shares of common stock may be issued pursuant to Awards under the Proposed Amended Plan. The number of shares available for Awards, as well as the terms of outstanding Awards, are subject to adjustment as provided in the Proposed Amended Plan for stock splits, stock dividends, recapitalizations and other similar events. The Proposed Amended Plan imposes a cap of 500,000 on the aggregate number of shares that may be subject to Options granted to any one participant within a single calendar year.

Each share of common stock subject to an Option granted pursuant to the Proposed Amended Plan will reduce the aggregate number of shares available under the Proposed Amended Plan by one share of common stock. Each share of common stock issued or transferred pursuant to an Award other than an Option will reduce the aggregate number of shares available under the Proposed Amended Plan by: (i) one share of common stock for each share of common stock that is subject to an Award granted prior to May 12, 2010; (ii) 1.62 shares of common stock for each share of common stock that is subject to an Award granted on or after May 12, 2010 but prior to May 15, 2013; and (iv) 1.92 shares of common stock for each share of common stock that is subject to an Award granted on or after May 15, 2013. Any shares of common stock that again become available for issuance under the Proposed Amended Plan due to a forfeiture, expiration or cancellation of an Award (or if the Award otherwise becomes unexercisable) will generally be added back to the aggregate plan limit in this same manner and such shares will again be available for subsequent Awards, except as prohibited by law. Shares that the Company refrains from delivering pursuant to an Award as payment of either the exercise price of an Award, or to satisfy applicable withholding and employment taxes, or because the Award settled in cash (in whole or in part), and Shares repurchased by the Company with Option proceeds will be considered exercised for purposes of calculating the shares of common stock available under the Proposed Amended Plan and will not be available for subsequent Awards.

Administration. The Proposed Amended Plan will be administered by one or more committees or subcommittees of the Board appointed by the Board (the Committee); provided that the Board may act in lieu of the Committee on any matter. Unless otherwise provided by the Board, the Compensation Committee will serve as the Committee. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee. To the extent permitted by law, the Committee may authorize one or more members of the Board (or members of the board of directors of an affiliate) to make Awards to Eligible Persons who are not reporting persons for purposes of Rule 16a-3 under the Exchange Act. With respect to decisions involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee is to consist of two or more directors who are “outside directors” within the meaning of that Code section. The Committee may delegate administrative functions to individuals who are reporting persons for purposes of Rule 16a-3 under the Exchange Act, officers or employees of the Company or its affiliates.

Subject to the terms of the Proposed Amended Plan, the Committee has express authority to determine the Eligible Persons who will receive Awards, the number of shares of common stock or units to be covered by each Award, and the terms and conditions of Awards. The Committee has broad discretion to prescribe, amend and rescind rules relating to the Proposed Amended Plan and its administration, to interpret and construe the Proposed Amended Plan and the terms of all Award agreements, and to take all actions necessary or advisable to administer the Proposed Amended Plan or to effectuate its purposes. Within the limits of the Proposed Amended Plan, the Committee may accelerate the vesting of any Award, allow the exercise of unvested Awards, and may modify, replace, cancel or renew any Award.

The Company and its affiliates will indemnify members of the Committee and their delegates against any claims, liabilities and costs arising from the good faith performance of their duties under the Proposed Amended Plan. The Proposed Amended Plan releases these individuals from liability for good faith actions associated with the Proposed Amended Plan’s administration.

Eligibility. The Committee may grant options that are intended to qualify as incentive stock options (ISOs) only to employees of the Company or an affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code, and may grant all other Awards to any Eligible Person. The Proposed Amended Plan and the discussion below use the term “Participant” to refer to the holder of an Award, or the shares of common stock issuable or issued upon exercise of an Award, under the Proposed Amended Plan.

Options. Options granted under the Proposed Amended Plan provide Participants with the right to purchase shares of common stock at a predetermined exercise price. The Committee may grant options that are intended to qualify as ISOs or options that are not intended to so qualify (Non-ISOs). The Proposed Amended Plan also provides that ISO treatment may not be available for options designated as ISOs that become first exercisable by a Participant in any calendar year to the extent the value of the shares of common stock that are subject to the Participant’s ISOs (including ISOs granted under any other plan of the Company or an affiliate) that first become exercisable in such calendar year exceed $100,000 (based upon the fair market value of the shares of common stock on the option grant date).

Exercise Price for Options. The exercise price of ISOs granted to Participants who own more than ten percent of the common stock of the Company or an affiliate on the grant date of the ISO) may not be less than 110% of the fair market value of the shares of common stock subject to the ISO on the grant date. The exercise price of all other options may not be less than 100% of the fair market value of the shares of common stock subject to the option on the grant date.

Exercise of Options. To the extent exercisable in accordance with the applicable Award agreement, each option may be exercised in whole or in part, and from time to time during its term, subject to earlier termination relating to a Participant’s termination of continuous service. With respect to options, the Committee has the discretion to accept payment of the exercise price by any of the following methods (or any combination of them): cash or check in U.S. dollars, certain shares of common stock and cashless exercise under a program approved by the Committee. Unless otherwise set forth in the Award agreement, options granted under the Proposed Amended Plan are required to be exercised within (i) 90 days of termination of the Participant’s continuous service other than as a result of Participant’s death, disability, retirement after ten (10) or more years of continuous service, or termination for Cause, (ii) one year of termination of the Participant’s continuous service as a result of his or her death or disability and (iii) six months of termination of the Participant’s continuous service as a result of his or her retirement after ten (10) or more years of continuous service; provided the Participant was entitled to exercise such options at the date of such termination. The term over which Participants may exercise options may not exceed ten years from the date of grant (five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of the Company’s outstanding shares of common stock).

Prohibition on Repricing. Except in connection with certain adjustment events, the Company may not, without stockholder approval (i) reduce the exercise price of outstanding option rights; or (ii) replace outstanding option rights with lower-priced awards. In addition, in the case of option Awards that are surrendered or cancelled in exchange for a replacement Award, except in the case of certain corporate transactions, no such replacement Award may have a lesser price per share than the surrendered or cancelled option Awards without approval of a majority of the Company’s stockholders.

Minimum Vesting; Accelerated Vesting Limitations. Notwithstanding anything contained in the Proposed Amended Plan to the contrary, (i) no Award may become vested or exercisable earlier than the first anniversary of the grant date of the Award (subject to acceleration as permitted by clause (ii)), and (ii) the vesting of an Award may not be accelerated for any reason other than a change in control or the Participant’s death or disability.

Restricted Shares, Restricted Share Units, Unrestricted Shares and Deferred Share Units. The Committee may grant (i) restricted shares that are forfeitable until certain vesting requirements are met, (ii) restricted share units which represent the right to receive shares of common stock after certain vesting requirements are met, and (iii) unrestricted shares as to which the Participant’s interest is immediately vested. The Committee has discretion to determine the terms and conditions under which a Participant’s interests in restricted shares and restricted share units become vested and non-forfeitable. The Proposed Amended Plan also provides for grants of deferred share units (representing a future right to receive shares of common stock) in order to permit certain directors, consultants or select members of management to defer their receipt of compensation payable in cash or shares of common stock (including shares that would otherwise be issued upon the vesting of restricted shares and restricted share units). Whenever shares of common stock are released upon vesting pursuant to these Awards, the Participant will also receive additional shares of common stock that reflect any stock or cash dividends that the Company’s stockholders received between the date of the Award and the date of such release.

Performance Awards. The Proposed Amended Plan authorizes the Committee to grant performance-based awards in the form of Performance Units. The Committee may choose to designate these Awards as “Performance Compensation Awards” that are intended to be exempt from Code Section 162(m) limitations. Performance Compensation Awards vest and become payable based upon the achievement, within the specified period of time (known as the Performance Period), of performance objectives applicable to the Company or any affiliate or business unit. The Committee decides the length of Performance Periods, which shall not be less than one fiscal year of the Company. The Proposed Amended Plan specifies that, to the extent an award of performance shares or performance units denominated in shares entitles a Participant to receive dividends or dividend equivalents during the Performance Period, such dividends or dividend equivalents shall be paid at the time the underlying shares subject to the Award are issued to the Participant, and no dividends or dividend equivalents will be paid if the performance criteria set forth in the Award are not met.

With respect to Performance Compensation Awards, the Proposed Amended Plan requires that the Committee specify in writing the Performance Period to which the Award relates, and an objective formula by which to measure whether and the extent to which the Award is earned on the basis of the level of performance achieved with respect to one or more performance measures.

The possible performance measures for Performance Compensation Awards under the Proposed Amended Plan include basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total stockholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, and sales of assets of affiliates or business units. Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

Income Tax Withholding. As a condition for the issuance of shares of common stock pursuant to Awards, the Proposed Amended Plan requires the Participant to make arrangements as the Company may require for satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award or the issuance of shares of common stock.

Transferability. Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, or in the case of a non-ISO option Award, pursuant to a domestic relations order as defined under Rule 16a-12 under the Exchange Act; provided, however, that the Committee may in its discretion permit lifetime transfers to charitable institutions, certain family members or related trusts for Awards relating to non-ISOs, Restricted Shares, or Performance Shares.

Certain Corporate Transactions. The Committee will equitably adjust the number of shares of common stock covered by each outstanding Award, and the number of shares of common stock that have been authorized for issuance under the Proposed Amended Plan but as to which no Awards have yet been granted or that have been returned to the Proposed Amended Plan upon cancellation, forfeiture or expiration of an Award, as well as the price per share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares of common stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding options under the Proposed Amended Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all options so replaced. In any case, such substitution of securities will not require the consent of any person who is granted options pursuant to the Proposed Amended Plan.

In the event of the dissolution or liquidation of the Company other than as part of a change of control, each Award will terminate immediately prior to the consummation of such action, subject to the ability of the Committee to exercise any discretion authorized in the case of a change in control

In addition, in the event of a change in control, the Committee may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions: (a) arrange for or otherwise provide that each outstanding Award will be assumed or substituted with a substantially equivalent award by a successor corporation or a parent or subsidiary of such successor corporation; (b) accelerate the vesting of Awards so that Awards will vest (and, to the extent applicable, become exercisable) as to the shares of common stock that otherwise would have been unvested and provide that repurchase rights of the Company with respect to shares of common stock issued upon exercise of an Award shall lapse as to the shares of common stock subject to such repurchase right; (c) arrange or otherwise provide for payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards;

(d) terminate any outstanding Award upon the consummation of the transaction, provided that the Committee may in its sole discretion provide for vesting of all or some outstanding Awards in full as of a date immediately prior to consummation of the change in control. To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation; or (e) make such other modifications, adjustments or amendments to outstanding Awards or the Proposed Amended Plan as the Committee deems necessary or appropriate, subject to limitations on the modification of awards under the Proposed Amended Plan.

Notwithstanding the above, in the event a Participant holding an Award assumed or substituted by the successor corporation in a change in control is involuntarily terminated by the successor corporation in connection with, or within 12 months following consummation of, the change in control, then any assumed or substituted Award held by the terminated Participant at the time of termination will accelerate and become fully vested (and exercisable in full in the case of options), and any repurchase right applicable to any shares of common stock will lapse in full (subject to any more restrictive terms in an Award agreement). The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence will occur immediately prior to the effective date of the Participant’s termination, unless an Award agreement provides otherwise.

In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per share covered by each outstanding Award to reflect the effect of such distribution.

As discussed above, in the event of a merger or the sale of substantially all of the Company’s assets, each option issued under the Proposed Amended Plan may be assumed or substituted by the successor corporation. However, pursuant to the Company’s Amended and Restated Severance Plan, effective October 7, 2014, all outstanding options vest on a change in control. If the successor corporation does not agree to assume or substitute options, each option will become fully vested and exercisable for a period of 30 days from the date the Board notifies the Participant of the option’s full exercisability, after which period the option terminates.

Term of the Proposed Amended Plan; Amendments and Termination. The term of the Proposed Amended Plan is ten years from the date of its approval by the Company’s Board of Directors; provided, that if the Proposed Amended Plan is not submitted to and approved by the Company’s stockholders within one year from the date of approval by the Board, the Proposed Amended Plan and any Awards will be null, void, and of no force and effect. The Board of Directors may, from time to time, amend, alter, suspend, discontinue or terminate the Proposed Amended Plan; provided, that any amendment to increase the number of shares of common stock available for Awards under the Proposed Amended Plan will be subject to stockholder approval. Additionally, no amendment, suspension or termination of the Proposed Amended Plan shall materially and adversely affect Awards already granted unless it relates to an adjustment pursuant to certain transactions that change the Company’s capitalization or it is otherwise mutually agreed between the Participant and the Committee. Notwithstanding the foregoing, the Committee may amend the Proposed Amended Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

Termination, Rescission and Recapture. Each Award under the Proposed Amended Plan is intended to align the Participant’s long-term interests with those of the Company. If the Participant engages in certain activities, either during employment or after employment with the Company terminates for any reason, the Participant is deemed to be acting contrary to the long-term interests of the Company. In such cases, except as otherwise expressly provided in the Award Agreement, the Company may terminate any outstanding, unexercised, unexpired, unpaid or deferred Awards, rescind any exercise, payment or delivery pursuant to the Award, or recapture any common stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of shares of common stock issued pursuant to the Award.

Expected U.S. Federal Income Tax Consequences. The following is a brief summary of certain tax consequences of certain transactions under the Proposed Amended Plan. This summary is not intended to be complete and does not describe state or local tax consequences. Special rules may apply to the Company’s officers, directors or greater than ten percent stockholders. Participants in the Proposed Amended Plan should review the current tax treatment with their individual tax advisors at the time of grant, exercise or any other transaction relating to an Award or the underlying shares.

Under the Code, the Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that Participants recognize pursuant to Awards (subject to the Participant’s overall compensation being reasonable, and to the discussion below with respect to Code Section 162(m)). For Participants, the expected U.S. federal income tax consequences of Awards are as follows:

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Non-ISOs. A Participant will not recognize income at the time a Non-ISO is granted. At the time a Non-ISO is exercised, the Participant will recognize ordinary income in an amount equal to the excess of (a) the fair market value of the shares of common stock issued to the Participant on the exercise date over (b) the exercise price paid for the shares. At the time of sale of shares acquired pursuant to the exercise of a Non-ISO, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

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ISOs. A Participant will not recognize income upon the grant of an ISO. There are generally no tax consequences to the Participant upon exercise of an ISO (except that the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to an alternative minimum tax). If the shares of common stock are not disposed of within two years from the date the ISO was granted or within one year after the ISO was exercised, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If either of these holding period requirements are not met, then a “disqualifying disposition” occurs and (a) the Participant recognizes gain in the amount by which the fair market value of the shares at the time of exercise exceeded the exercise price for the ISO and (b) any remaining amount realized on disposition (except for certain “wash” sales, gifts or sales to related persons) will be characterized as capital gain or loss.

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Restricted Shares, Restricted Share Units, Deferred Share Units and Performance Awards. In general, a Participant will not recognize income at the time of grant of restricted shares, restricted share units, deferred share units or Performance Awards, unless the Participant elects with respect to restricted shares to accelerate income taxation to the date of the Award. If the Participant makes such an election, such Participant would recognize ordinary compensation income equal to the excess of the fair market value of the restricted shares over any amount the Participant pays for them (in which case subsequent gain or loss would be capital in nature). In the absence of an election to accelerate income taxation to the date of an Award, a Participant must recognize taxable compensation income at the time the Award vests in an amount equal to the excess of the fair market value of any property that the Participant receives over the amount paid for such property by the Participant, or, if later, upon receipt of cash or shares of common stock. The same tax consequences apply to Performance Awards.

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Special Tax Provisions. Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on Awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code Section 280G, and the Participant may be subject to a 20% excise tax and the Company may be denied a tax deduction. Furthermore, the Company may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to Awards that are not “performance-based” within the meaning of Code Section 162(m) in certain circumstances.

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Income Taxes and Deferred Compensation. The Proposed Amended Plan provides that Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and that the Company will not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. Nevertheless, the Proposed Amended Plan authorizes the Committee to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (i) conforms with the requirements of Section 409A of the Code; (ii) that voids any Participant election to the extent it would violate Section 409A of the Code; and (iii) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, with the Committee’s consent, in accordance with Section 409A.

Plan Benefits

The Committee will grant Awards under the Proposed Amended Plan at its discretion and future benefits to be received by a person or group under the Proposed Amended Plan will depend on individual and corporate performance and other determinations to be made by the Compensation Committee during fiscal year 2015. Consequently, it is not possible to determine at this time the amount or dollar value of Awards to be provided under the Proposed Amended Plan, other than to note that the Committee has not granted Awards that are contingent upon the approval of the Proposed Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A

VOTE IN FAVOR OF PROPOSAL NO. 2.

PROPOSAL NO. THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act) and Section 14A of the Exchange Act, the Company’s stockholders are now entitled to vote to approve, on an advisory basis (non-binding), the compensation of the Company’s Named Executive Officers (NEOs) as disclosed in this Proxy Statement in accordance with the SEC rules (commonly known as the “say-on-pay” vote). This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs and the philosophy, policies and practices described in this Proxy Statement. At the May 2011 annual meeting, consistent with the Company’s recommendation, a majority of the shares voted recommended that the Company hold an annual advisory vote on the compensation of the NEOs. The Company has acted, and intends to continue to act, in accordance with the 2011 vote.

The compensation of the Company’s NEOs subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in these disclosures, the Company believes that its compensation philosophy is to provide competitive overall compensation that attracts and retains top performers. To achieve these goals, our compensation program is structured to:

•	provide total compensation and compensation elements that are competitive with those companies that are competing for available employees;

•

provide a mix of compensation that offers (i) a market competitive base compensation, with a potential to earn additional amounts based on achievement of defined corporate goals, which are generally expected to be achieved within 12 months, and (ii) the opportunity to share in the long-term growth of our company through equity compensation; and

•	reward exceptional performance by individual employees.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s NEOs as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders hereby approve on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion and any related material.”

The Compensation Discussion and Analysis section of this Proxy Statement contains more details on the Company’s executive compensation and we urge you to read it carefully before casting your vote on this proposal. Because the vote is advisory, it is not binding on the Company, the Board or the Compensation Committee of the Board. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to our management, the Board and the Compensation Committee and our management, the Board and Compensation Committee all intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements and the Company’s executive compensation principles, policies and procedures.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 3.

PROPOSAL NO. FOUR: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR BIOMARIN

The Board has selected KPMG LLP (KPMG) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG has served as our independent registered public accounting firm since June 11, 2002. Representatives of KPMG plan to attend the Annual Meeting and will be available to answer appropriate questions from stockholders and, although they do not expect to do so, they will have the opportunity to make a statement if they so desire.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain KPMG. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its stockholders.

Independent Registered Public Accounting Firm

The following is a summary of the fees and services provided by KPMG to the Company for fiscal years 2014 and 2013.

Description of Services Provided by KPMG LLP	Year Ended December 31, 2014		Year Ended December 31, 2013
Audit Fees:	$1,437,286	(1)	$1,300,641	(1)
Audit Related Fees: These services relate to assurance and related services reasonably related to the performance of the audit or review of financial statements not included in Audit Fees above.	$136,774	(2)	$54,744	(2)
Tax Fees: These services relate to the preparation of federal, state and foreign tax returns and other filings, as well as to the area of tax strategy and minimizing Federal, state, local and foreign taxes.	$52,155	(3)	none
All Other Fees:	$1,722	(4)	$1,877	(4)

(1)	Includes fees related to comfort letters, consents and SEC comment letters.
(2)	Reflects fees paid to KPMG in connection with compliance audits of contractual arrangements with third-parties.
(3)	Reflects fees paid to KPMG in connection with tax consulting and development of meals & entertainment tax deduction methodologies.
(4)	Reflects fees paid to KPMG for non-audit services provided in relation to the conversion of our United Kingdom statutory filings to extensible Business Reporting Language or xbrl as required by the HM Revenue and Customs.

The Audit Committee has the sole authority to approve the scope of the audit and any audit-related services as well as all audit fees and terms. The Audit Committee must pre-approve any audit and non-audit services provided by our independent registered public accounting firm. The Audit Committee will not approve the engagement of the independent registered public accounting firm to perform any services that the independent registered public accounting firm would be prohibited from providing under applicable securities laws, NASDAQ requirements or Public Company Accounting Oversight Board rules. In assessing whether to approve the use of our independent registered public accounting firm to provide permitted non-audit services, the Audit Committee strives to minimize relationships that could appear to impair the objectivity of our independent registered public accounting firm. The Audit Committee will approve permitted non-audit services by our independent registered public accounting firm only when it will be more effective or economical to have such services provided by our independent registered public accounting firm than by another firm.

The Audit Committee annually reviews and pre-approves the statutory audit fees that can be provided by the independent registered public accounting firm. Any proposed services exceeding pre-set levels or amounts will require separate pre-approval by the Audit Committee, although our Chief Financial Officer and Chief Accounting Officer can approve up to an additional $100,000 in the aggregate per calendar year for categories of services that the Audit Committee has pre-approved. In addition, any pre-approved services for which no pre-approved cost level has been set or which would exceed the pre-approved cost by an amount that would cause the aggregate $100,000 amount to be exceeded must be separately pre-approved by the Audit Committee.

The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee within the guidelines discussed above. The Chair of the Audit Committee is required to inform the Audit Committee of each pre-approval decision at the next regularly scheduled Audit Committee meeting.

All the services provided by KMPG during 2014 were pre-approved in accordance with this policy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 4.

PROPOSAL NO. FIVE: SHAREHOLDER PROPOSAL RELATING TO SUSTAINABILITY REPORTING

A shareholder has informed the Company that he intends to present the non-binding proposal set forth below at the Annual Meeting. If the shareholder (or the shareholder’s qualified representative) is present at the Annual Meeting and properly submits the proposal for a vote, then the shareholder proposal will be voted upon at the Annual Meeting.

The Board has concluded that it cannot support this proposal for the reasons stated in the Board’s statement in opposition of the proposal, which is presented immediately following the proposal and supporting statement.

The Company will promptly provide to any shareholder the name, address and number of the Company’s voting securities held by the person submitting this proposal upon receiving an oral or written request to Investor Relations by telephone at (415) 455-7558, by email at IR@bmrn or by writing to Investor Relations, BioMarin Pharmaceutical Inc., 105 Digital Drive, Novato, CA 94949.

SHAREHOLDER PROPOSAL AND SUPPORTING STATEMENT

In accordance with federal securities laws, the shareholder proposal and supporting statement are presented below as submitted by the shareholder and are quoted verbatim. The Company disclaims all responsibility for the content of the proposal and the supporting statement, including other sources referenced in the supporting statement.

Shareholder Proposal

We believe tracking and reporting on environmental, social and governance (ESG) business practices makes a company more responsive to a global business environment which is characterized by finite natural resources, changing legislation, and heightened public expectations for corporate accountability. Reporting also helps companies better integrate and gain strategic value from existing sustainability efforts, identify gaps and opportunities in products and processes, develop company-wide communications, publicize innovative practices, and receive feedback.

Today, companies like Bloomberg provide information on ESG performance that investors utilize in investment decisions. Carbon Disclosure Project (CDP), representing 551 institutional investors globally with $71 trillion in assets, has for years requested greater disclosure from companies on their climate change management programs. In contrast our company, BioMarin Pharmaceuticals does not have a sustainability report.

In a recent report issued by the G&A Institute (Governance & Accountability Institute) 53% of the S&P 500 and 57% of the Fortune 500 companies are reporting on their environmental, social and governance (ESG) impact. The G&A Institute is the US data partner for Global Reporting Initiative (GRI), a non-profit organization that works towards a sustainable global economy by providing sustainability reporting guidance.

Within the pharmaceutical sector, many peers have taken initiative and reported on sustainability metrics. Johnson and Johnson has a citizenship and responsibility report. Pfizer has a corporate responsibility report. Abbott Laboratories has a Global Citizenship report. These reports are publicly displayed in their own website. In contrast, our company, BioMarin, does not report on its sustainability efforts nor does it publish a sustainability report. Companies that report on their sustainability strategies, initiatives, programs and ESG performance appear to be more likely to be selected for key sustainability reputational lists, ranked higher by sustainability reputation raters and rankers, and selected for inclusion on leading sustainability investment indexes. Occupational safety and health, waste and water reduction targets and product related environmental impacts all have the potential to pose significant regulatory and legal risks.

Resolved, the shareholders request that our company issue a sustainability report describing the company’s ESG performance including GHG reduction targets and goals. The report should be available by December 2015, prepared at reasonable cost, omitting proprietary information.

Supporting Statement

We recommend the report include a company-wide review of policies, practices and metrics related to ESG performance and that BioMarin Pharmaceutical commit to continuous improvement in reporting. We encourage BioMarin to consider the use of the GRI Guidelines (G3). The GRI is a globally accepted reporting framework.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL NO. 5 FOR THE FOLLOWING REASONS:

We recognize the importance of environmental, social and governance (ESG) considerations and devote significant resources to environmental sustainability, focusing our efforts where they will have the greatest impact. We conduct our business in a socially responsible manner and in accordance with applicable ESG guidelines and we constantly review our operations to improve efficiency and reduce our environmental impact where appropriate. However, we believe that conducting a special review of ESG practices as requested by this proposal would be an inefficient use of our corporate resources. Further, we do not believe that separate reporting on these issues would provide meaningful benefits to our management or would provide sufficiently useful information to shareholders to justify its cost.

The proposal does not convey the burden on human resources or the considerable expense involved in preparing the report. We believe that to prepare and issue a formal report of the type sought by the proponent, who recommends it be prepared with reference to the Global Reporting Initiative G3 Sustainability Reporting Guidelines (the G3 Guidelines), would require significant time and expense (including the engagement of consultants with specialized expertise) and produce little added benefit to our shareholders. We believe that the G3 Guidelines are a voluminous, complex and vague reporting framework that would require a substantial investment of time and funds to evaluate and apply.

The proposed report would require BioMarin to greatly expand the variety of information we currently gather, analyze and disclose, significantly exceeding any requirements of the Securities and Exchange Commission, as well as additional disclosure requirements that have been or are expected to be enacted in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Company prefers, in the exercise of our business judgment, to prudently allocate our resources and assets to the continued development of biopharmaceutical products for the benefit of our patients, to the enhancement of our business operations and to continue to support ESG initiatives that we believe will have the greatest impact, including those described below.

Additionally, we believe that the proponent’s claims that certain named competitors of the Company report on ESG matters is an incomplete and unfair comparison. All of the companies the proponent cites in the proposal as providing sustainability reports—Johnson and Johnson, Pfizer, Abbott Laboratories—are many times larger than the Company. While certain of our largest competitors do report on their ESG related performance, the majority of our competitors do not. We compete against a multitude of publicly and privately held large and small companies around the world who do not report on ESG. Of the 17 companies included in our peer group for executive compensation purposes as disclosed in the Compensation Discussion and Analysis set forth in this proxy statement, we are only aware of two that publish standalone ESG reports, and both of those are subsidiaries of significantly larger companies than we are (measured by metrics such as revenue), and have significantly greater internal resources.

Although we do not believe that the reporting being suggested in this proposal would provide sufficient benefits to the Company or its stockholders to justify the costs, that should not be misunderstood as an indication that the Board or the Company are not focused on ESG issues. We agree that ESG-related matters are an important and worthwhile area of focus for the Company. In determining not to support the proposal, we are merely disagreeing with the requirement to undertake the costly and disruptive study proposed by the proponent and publish an ESG report that we do not believe offers meaningful benefits. This should not be interpreted as a lack of concern by the Board or the Company about ESG topics or implementing ESG-related practices, procedures or policies. In fact, we believe that our resources will be better devoted to continuing our commitment to ESG-related issues through continuation and expansion of the activities described below.

As described in the Corporate and Social Responsibility section of the About Us section of our website at www.bmrn.com, at BioMarin we demonstrate responsibility through the decisions we make every day as we perform our job duties. Our patients, customers, shareholders, and fellow employees depend on us to adhere to the highest standards of business ethics. Our personal and professional integrity contributes to fostering an ethical culture and ultimately, to our performance. We have a long history of dedication to responsible corporate citizenship, social responsibility and good governance practices and have devoted substantial resources to ESG initiatives, including in our facilities, as further highlighted below.

Environmental Responsibility

BioMarin is committed to conducting its operations and managing its products in a manner protective of the environment. In the course of BioMarin’s operations, chemical substances that are handled and used are regulated at the national, state, and local levels as hazardous substances or hazardous wastes. As such, BioMarin is required to comply with a wide range of requirements and is responsible for the proper handling and disposal of materials. BioMarin provides training and information pertaining to chemical substances, hazardous substances, and hazardous waste to facilitate a safe and healthy work environment and minimize any risks to Company operations. BioMarin is also engaged in a number of environmental initiatives at its corporate headquarters in San Rafael, California, its offices and manufacturing facilities. As just a few examples of our accomplishments that we believe have positively impacted the environmental footprint and overall sustainability of our business:

•	Green Buildings. We seek to employ green technology in the construction and renovation of our global facilities.

•

San Rafael Corporate Center, San Rafael, California: Currently, the four buildings at the San Rafael Corporate Center in San Rafael, California, where our corporate headquarters are located, have been awarded LEED Gold certification by the U.S. Green Building Council. LEED Gold certification underlines a commitment to the environment, energy efficiency and safety. We have also engaged The Pacific Gas & Electric Company (PG&E) to take advantage of their Savings By Design program, which encourages high-performance, non-residential building design and construction (exceeding the State of California’s Energy Efficiency Standards for Nonresidential Buildings).

•

Galli Drive Manufacturing Facility, Novato, California: We have undergone a number of improvement projects at our Galli Drive manufacturing facility to reduce water and energy consumption. These include various pump replacement motor efficiency and water for injection (WFI) production efficiency improvement projects.

•

Shanbally Manufacturing Facility, Shanbally, Cork, Ireland: Our Shanbally manufacturing facility is built to industry best practices for sustainability, including (i) the use of an eco-seal, grey, insulated roof membrane to reduce the heat island effect, with high insulation levels for heat loss and site orientation to optimize solar gain; (ii) the inclusion of energy-efficient fixtures and equipment; (iii) automated lighting controls; and (iv) minimized air change rates.

•

Other existing facilities: We have installed energy efficient lighting and lighting controls at our existing manufacturing and office facilities in Novato, California. We have also undergone studies with PG&E to identify further energy efficiency measures at our existing buildings.

•

Sustainable Energy. In addition to the green building initiatives described above, we have a number of initiatives focused on reducing our greenhouse gas emissions through sustainable energy projects at our global facilities.

•

San Rafael Corporate Center: The Lincoln Parking Garage currently under construction at the San Rafael Corporate Center will include the installation of a photovoltaic system (160,000 kWh/year generation), which we anticipate will provide sufficient energy to offset 78% of the expected electrical usage for the Lincoln Parking Garage. To encourage the use of alternate fuel vehicles by our employees , we have installed eight electric vehicle car charging stations at the San Rafael Corporate Center and have plans to install ten more charging stations upon completion of the Lincoln Parking Garage.

•

Galli Drive Manufacturing Facility: In 2014 we completed construction of a cogeneration power system at our Galli Drive facility. The cogeneration system is the primary source of power for our Galli Drive facility and is designed to utilize sixty-five percent (65%) of the energy from the natural gas fuel source, compared to less than thirty-five percent (35%) for a typical electrical generator. This is achieved in part by capturing the heat generated by the generators for use in producing the steam we use in our production processes.

•

Shanbally Manufacturing Facility: We encourage alternative forms of transit (including cycling and carpooling) at our Shanbally manufacturing facility and have a site mobility plan in place to minimize our carbon footprint at the facility. We have plans to install an electric car charging point at our Shanbally manufacturing facility in 2015.

•	Sustainability in Manufacturing. We strive to reduce the environmental impacts of our manufacturing processes at our Galli Drive and Shanbally facilities.

•

Galli Drive Manufacturing Facility: As discussed above, we have employed a cogeneration power system at our Galli Drive facility, which reduces the greenhouse gas emissions as compared to a typical electrical generator. We also employ a single-use manufacturing platform at our Galli Drive facility, which consumes less water and energy than the more traditional hard-piped, fixed tank manufacturing processes. The estimate for water savings at our Galli Drive facility is 4.9 million liters, or 21.2% of the WFI used, annually, and this reduces the feed in and treatment costs by 24,000 liters per day and energy usage by 2,500 kWh per day.

•

Shanbally Manufacturing Facility: We implemented a number of design features in the WFI, HVAC and control systems to reduce energy and water usage at our Shanbally manufacturing facility. Through these design features we have reduced feed in and treatment costs by 10,000 liters per day and have also reduced WFI usage by approximately 17.3%. We are also implementing ISO 50001 energy management standards into our Shanbally facility in 2015/2016. ISO 50001 provides a framework for us to develop a policy for more efficient use of energy at our Shanbally facility, fix targets and objectives to meet the policy, use data to better understand and make decisions about energy use at our Shanbally facility, measure the results, review how well the policy works, and continually improve energy management at our Shanbally facility.

•

Waste Reduction and Recycling. We strive for ways to reduce our waste stream. We have initiated the use of reusable containers with several vendors for bioprocessing materials such as filter assemblies and bioprocessing bags. Reusable containers are employed for bulk cleaning solutions used for clean in place and neutralization activities, and all process gases are delivered in refillable tanks. We also use reusable containers for transport of production chemicals and manufacturing items between warehouses and our production facility.

Recycling is currently done on cardboard collected across our Novato campus, resulting in several bales per week that are picked up for recovery. Wooden pallets are collected across the campus and picked up by a third party for future use and / or recycling. Large volume plastic containers used for transport of chemicals are recycled by a firm specializing in such efforts.

At our Shanbally manufacturing facility we have implemented printer paper saving technologies, use a combination of non-disposable and compostable coffee mugs and have introduced site-wide recycling centers in an effort to reduce waste. We also have plans to process map all wastes at the Shanbally manufacturing facility in 2015.

Our Board of Directors is responsible to the shareholders of the Company as a whole. In keeping with this mandate and for the reasons set forth above, we believe that preparing a sustainability report as requested by the proposal would not provide useful information to our shareholders and would not be an efficient use of our financial and human resources as the time and expense that would be incurred would divert personnel and resources from the Company’s business and operations, including the sustainability activities that such a report would be expected to highlight, and would not be in the best interests of the Company’s shareholders. As such, we urge our shareholders to vote against it.

Therefore, the Board believes that implementation of the proposal is unnecessary and not in the best interests of our Company and shareholders and recommends that the shareholders vote AGAINST it.

OTHER INFORMATION RELATED TO BIOMARIN, THE DIRECTORS AND EXECUTIVE OFFICERS

Principal Stockholders

The following table sets forth certain information with respect to each person known to us to be the beneficial owner of more than 5% of our issued and outstanding common stock as of March 20, 2015.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock(1)
Capital Research Global Investors(2)	18,064,529	11.3%
FMR LLC(3)	13,431,666	8.4%
BlackRock, Inc.(4)	9,237,747	5.8%
The Vanguard Group(5)	8,848,001	5.5%
PRIMECAP Management Company(6)	8,016,518	5.0%

(1)	Based on 159,833,964 shares of common stock outstanding on March 20, 2015.
(2)	Beneficial ownership is as of December 31, 2014 and is based solely on information contained in the Schedule 13G/A filed with the SEC on February 13, 2015 by Capital Research Global Investors (CRGI). CRGI, a division of Capital Research and Management Company (CRMC), has sole voting power and sole dispositive power with respect to 18,064,529 shares as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, as amended (the Investment Company Act). The address for CRGI is 333 South Hope Street, Los Angeles, CA 90071.
(3)	Beneficial ownership is as of December 31, 2014 and is based solely on information contained in the Schedule 13G/A filed with the SEC on February 13, 2015 by FMR LLC, Edward C. Johnson 3d (as Director and Chairman of FMR LLC) and Abigail P. Johnson (as Director, Vice Chairman, Chief Executive Officer and President of FMR LLC). FMR LLC, in its capacity as a parent holding company or control person for various subsidiaries, may be deemed to beneficially own the indicated shares and has sole dispositive power over 13,431,666 shares and sole voting power over 2,761,178 shares. FMR reported its beneficial ownership on behalf of itself and the following direct and indirect subsidiaries and affiliates: Fidelity Management & Research Company (Fidelity); Pyramis Global Advisors (Canada) ULC, Pyramis Global Advisors Trust Company, Pyramis Global Advisors, LLC and Strategic Advisors, Inc.

Fidelity, a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 5% or greater of our outstanding common stock. Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act advised by Fidelity (the Fidelity Funds), which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

The address for FMR LLC is 245 Summer Street, Boston, MA 02210.

(4)	Beneficial ownership is as of December 31, 2014 and is based solely on information contained in the Schedule 13G/A filed with the SEC on February 9, 2015 by Blackrock, Inc. (Blackrock). BlackRock, in its capacity as a parent holding company or control person for various subsidiaries (none of which individually owns more than 5% of our outstanding common stock), may be deemed to beneficially own the indicated shares and has sole dispositive power over 9,237,747 shares and sole voting power over 8,439,557 shares. The address for BlackRock is 55 East 52nd St., New York, NY 10022.
(5)	Beneficial ownership is as of December 31, 2014 and is based solely on information contained in the Schedule 13G/A filed with the SEC on February 11, 2015 by The Vanguard Group, Inc. (Vanguard). Vanguard, an investment adviser, has sole dispositive power over 8,719,049 shares, shared dispositive power over 128,952 shares and sole voting power over 140,330 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

Vanguard Fiduciary Trust Company (VFTC), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 86,852 shares as a result of VFTC serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (VIA), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 95,578 shares as a result of VIA serving as investment manager of Australian investment offerings.

(6)	Beneficial ownership is as of December 31, 2014 and is based solely on information contained in the Schedule 13G/A filed with the SEC on February 13, 2015 by PRIMECAP Management Company (PRIMECAP). PRIMECAP, an investment adviser, has sole dispositive power over 8,016,518 shares and has sole voting power over 1,853,694 shares. The address for PRIMECAP Management Company is 225 South Lake Avenue, #400, Pasadena, CA 91101.

Management Stockholders

The following table sets forth certain information as of March 20, 2015, as reported to us, with respect to the beneficial ownership of common stock as to: (i) each of our directors; (ii) each of our Named Executive Officers (NEOs), as defined below; and (iii) all of our directors and current executive officers as a group.

Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. The information with respect to each person specified was supplied or confirmed by such person or based upon statements filed with the SEC. Except as otherwise indicated, the mailing address for each stockholder in the table below is c/o BioMarin Pharmaceutical Inc., 105 Digital Drive, Novato, CA 94949.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Number of Shares Subject To Options and Restricted Stock Units(2)		Percentage of Common Stock(3)
Jean-Jacques Bienaimé	2,147,531	2,090,734	(4)	1.34%
Daniel Spiegelman	61,621	59,293		*
Kenneth M. Bate	71,875	63,200		*
Michael Grey	67,500	44,450		*
Elaine J. Heron, Ph.D.	69,375	51,950		*
Pierre Lapalme	124,000	94,450		*
V. Bryan Lawlis, Ph.D.	115,250	105,550		*
Alan J. Lewis, Ph.D.	43,750	29,450		*
Richard A. Meier	112,500	89,450		*
Dennis J. Slamon, M.D., Ph.D.	6,607	5,907		*
William D. Young	71,875	63,200		*
Jeff Ajer	75,579	75,579		*
Robert A. Baffi, Ph.D.	264,875	212,265		*
Henry J. Fuchs, M.D.	202,783	202,783		*
All current executive officers and directors as a group (16 persons)	3,613,904	3,338,804		2.26%

*	Represents less than 1% of BioMarin’s outstanding common stock.
(1)	Includes amounts shown in in the “Number of Shares Subject to Options and Restricted Stock Units” column.
(2)	The “Number of Shares Subject to Options and Restricted Stock Units” enumerates for each director and NEO and for all executive officers and directors in the aggregate, the (i) shares of common stock subject to options exercisable and (ii) restricted stock units (RSUs) that will vest within 60 days following March 20, 2015. These shares are included in the amounts shown in the “Number of Shares Beneficially Owned” column.

(3)	The “Percentage of Common Stock” column is based on 159,833,964 shares of common stock outstanding on March 20, 2015. Shares of common stock subject to options that are exercisable within 60 days following March 20, 2015 and RSUs that will vest within 60 days following March 20, 2015 are deemed outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of the person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(4)	Includes 60,000 options held in trusts for Mr. Bienaimé’s children.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and reports of changes in the ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all Section 16(a) filings they make.

To the best of our knowledge and based solely on a review of the copies of such reports furnished to us or written representation that no other reports were required, during the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with; except for the following:

•	one report, covering an aggregate of two transactions effected on June 4, 2014 relating to grants of RSUs and stock options, was filed late on behalf of Mr. Mueller;

•	one report, covering a transaction effected on November 26, 2014 relating to the sale of stock, was filed late on behalf of Mr. Mueller; and

•

one report, covering an aggregate of twenty inadvertent transactions not directed by the reporting person through a broker-administered investment pool effected between March 18, 2013 and September 3, 2014, was filed late on behalf of Mr. Spiegelman.

Executive Officers

The following table sets forth certain information concerning our executive officers as of March 20, 2015.

Name	Age	Position with BioMarin
Jean-Jacques Bienaimé	61	Chief Executive Officer
Jeff Ajer	52	Executive Vice President, Chief Commercial Officer
Robert A. Baffi, Ph.D.	60	Executive Vice President, Technical Operations
G. Eric Davis	44	Senior Vice President, General Counsel and Secretary
Henry J. Fuchs, M.D.	57	Executive Vice President and Chief Medical Officer
Brian R. Mueller	41	Group Vice President, Corporate Controller and Chief Accounting Officer
Daniel Spiegelman	56	Executive Vice President and Chief Financial Officer

There are no family relationships between any of our directors and any of our executive officers.

Jeff Ajer joined BioMarin in 2005 currently serves as our Executive Vice President and Chief Commercial Officer. From October 2012 to January 2014, Mr. Ajer served as our Senior Vice President and Chief Commercial Officer. From April 2009 to October 2012, Mr. Ajer served as our Vice President, Commercial Operations, The Americas. Immediately prior to BioMarin, Mr. Ajer served as Vice President, Global Transplant Operations at Genzyme Corporation. Mr. Ajer’s experience prior to Genzyme includes roles in sales, marketing and operations at SangStat Medical Corporation and ICN Pharmaceuticals. Mr. Ajer received both a B.S. in chemistry and an M.B.A. from the University of California, Irvine.

Robert A. Baffi, Ph.D., joined BioMarin in May 2000 and currently serves as our Executive Vice President of Technical Operations, responsible for overseeing our manufacturing, process development, quality, and analytical chemistry departments. From 2000 to December 2009, Dr. Baffi served as our Senior Vice President of

Technical Operations. Dr. Baffi is a member of the board of directors of KaloBios Pharmaceuticals Inc. From 1986 to 2000, Dr. Baffi served in a number of increasingly responsible positions at Genentech, Inc., primarily in the functional area of quality control. Prior to Genentech, Dr. Baffi worked for Cooper BioMedical as a Research Scientist and at Becton Dickinson Research Center as a Post-Doctoral Fellow. Dr. Baffi has contributed to more than 20 regulatory submissions for product approval in the United States and Europe and to more than 50 regulatory submissions for investigational new drug testing. Dr. Baffi received a Ph.D., M. Phil and a B.S. in biochemistry from the City University of New York and an M.B.A. from Regis University.

G. Eric Davis joined BioMarin in March 2004, and currently serves as our Senior Vice President, General Counsel and Secretary. From 2004 to December 2005, Mr. Davis served as our Vice President, General Counsel and Secretary. From 2000 to 2004, Mr. Davis worked in the San Francisco office of Paul Hastings LLP (formerly Paul, Hastings, Janofsky & Walker LLP), where he served on the firm’s national securities practice committee. Mr. Davis has represented public and private companies and venture capital and investment banking firms in a wide range of corporate and securities matters, mergers and acquisitions, strategic alliance matters, and intellectual property-related business transactions. His experience involves a variety of industries, including biotechnology and life sciences. Mr. Davis received a B.A. in political economy from the University of California, Berkeley, and a J.D. from the University of San Francisco School of Law.

Henry J. Fuchs, M.D., joined BioMarin in March 2009, and currently serves as our Executive Vice President and Chief Medical Officer. From March 2009 to December 2009, Dr. Fuchs served as our Senior Vice President and Chief Medical Officer. From September 2005 until December 2008, Dr. Fuchs served as Executive Vice President and Chief Medical Officer for Onyx Pharmaceuticals, a biopharmaceutical company. Dr. Fuchs served as Chief Executive Officer of Ardea Biosciences, Inc. from January 2003 until June 2005. Dr. Fuchs first joined Ardea Biosciences, Inc. as Vice President, Clinical Affairs in October 1996 and was appointed President and Chief Operating Officer in November 2001. From 1987 to 1996, Dr. Fuchs held various positions at Genentech, Inc. where, among other responsibilities, he led the clinical program that resulted in the approval of Pulmozyme, a therapeutic for cystic fibrosis. Dr. Fuchs was also responsible for the Phase III development program that led to the approval of Herceptin to treat metastatic breast cancer. Dr. Fuchs received an M.D. degree from George Washington University and a B.A. degree in biochemical sciences from Harvard University. Dr. Fuchs is currently a director of Mirati Therapeutics, a public biopharmaceutical company, and Genomic Health, Inc., a public molecular diagnostics company. Dr. Fuchs was on the Board of Directors of Ardea Biosciences, Inc. from 1996 until its acquisition by AstraZenaca PLC in 2012.

Brian R. Mueller joined BioMarin in December 2002 and currently serves as our Group Vice President, Corporate Controller. Mr. Mueller has also served as our Chief Accounting Officer since March 2011. From March 2009 to March 2014, Mr. Mueller served as our Vice President, Corporate Controller. Mr. Mueller is a member of the board of directors of Anthera Pharmaceuticals, Inc., a public biopharmaceutical company, where he also serves as Chairman of the Audit Committee. Prior to joining BioMarin in 2002, Mr. Mueller worked for KPMG as a senior manager in the firm’s audit practice. Mr. Mueller joined KPMG after Arthur Andersen LLP ceased operations in June 2002, prior to which he spent seven years with Arthur Andersen LLP in the firm’s audit and business advisory services practice. Mr. Mueller received a B.S. in Accountancy from Northern Illinois University in DeKalb, Illinois, and is a member of the American Institute of Certified Public Accountants.

Daniel Spiegelman joined BioMarin in May 2012 and currently serves as our Executive Vice President and Chief Financial Officer. From May 2009 until May 2012, Mr. Spiegelman served as a consultant to provide strategic financial management support to a portfolio of public and private life science companies. From 1998 to 2009, he served as Senior Vice President and Chief Financial Officer of CV Therapeutics, Inc. where he was responsible for finance, accounting, investor relations, business development, and information systems. From 1991 to 1998, Mr. Spiegelman served in various roles at Genentech, Inc., most recently as Treasurer. He received a BA from Stanford University and an M.B.A. from the Stanford Graduate School of Business. Mr. Spiegelman is currently the chairman of Relypsa, Inc., a public biopharmaceutical company, and a director of Oncothyreon Inc., a public biotechnology company.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis provides information about our 2014 compensation program for the individuals who served as our principal executive officer, principal financial officer and three other most highly-compensated executive officers as of December 31, 2014, or the Named Executive Officers (whom we refer to in this discussion as our NEOs), each of whose compensation is set forth in the Summary Compensation Table and the other compensation tables included in this proxy statement:

•	Jean-Jacques Bienaimé, Chief Executive Officer;

•	Daniel Spiegelman, Executive Vice President and Chief Financial Officer;

•	Jeff Ajer, Executive Vice President, Chief Commercial Officer;

•	Robert Baffi, Executive Vice President, Technical Operations; and

•	Henry Fuchs, Executive Vice President and Chief Medical Officer.

Executive Summary

The Compensation Committee believes that our executive compensation program is appropriately designed and reasonable based on the primary goal of providing appropriate incentives to attract and retain the executive talent necessary to advance our business of developing and commercializing innovative biopharmaceuticals for serious diseases and medical conditions and to increase shareholder value. The Compensation Committee also believes that our executive compensation program is responsible in that it both encourages executive officers to work for meaningful stockholder return and reflects a pay-for-performance philosophy, without encouraging our executive officers to assume excessive risks or resulting in structural excessive pay practices.

2014 was an outstanding year for BioMarin, including a year of extraordinary revenue growth both from our core commercial products, Naglazyme, Kuvan, Aldurazyme and Firdapse, and from our newest commercial product, Vimizim.

Our key accomplishments in 2014 included:

•

Regulatory approval of Vimizim for the treatment of patients with Morquio A syndrome, or mucopolysaccharidosis IVA (MPS IVA), in the United States (February 2014) and in the European Union (April 2014);

•	$77.3 million in revenue from Vimizim sales following approval in the United States and the European Union;

•	37% growth in total BioMarin revenues as compared to 2013, from $548.5 million to $751 million;

•	23% growth in Naglazyme net product revenues as compared to 2013, from $271.2 million to $334.4 million; and

•	21% growth in Kuvan net product revenues as compared to 2013, from $167.4 million to $203 million.

In 2014, we advanced our clinical development pipeline, which includes 10 clinical and pre-clinical compounds for the treatment of various rare diseases.

•

We dosed the first child in the Phase 2 trial with BMN 111, an analog of C-type Natriuretic Peptide (CNP), for the treatment of children with achondroplasia, the most common form of disproportionate short stature, or dwarfism.

•

We dosed the first patient with reveglucosidase alfa (formerly referred to as BMN 701), GILT-tagged Recombinant Human GAA, in the Phase 2 INSPIRE trial for Pompe disease. Reveglucosidase alfa is a novel fusion protein of insulin-like growth factor 2 and acid alpha glucosidase (IGF2-GAA) designed to target delivery to the lysosomes where the enzyme is most needed.

•	We continued enrollment in our pivotal Phase 3 study of pegvaliase (formerly referred to as PEG PAL) for the treatment of phenylketonuria (PKU).

•	We continued enrollment in our pivotal Phase 3 study of talazoparib (formerly referred to as BMN 673) for the treatment of deleterious germline BRCA mutation metastatic breast cancer.

•

We shared preliminary data from our Phase 1/2 study with cerliponase alfa (formerly referred to as BMN 190) for the treatment of late infantile CLN2 disease, a form of Batten disease. Preliminary data suggest that treatment with cerliponase alfa appears to result in stabilization of the disease compared to the natural history based on a standardized measure of motor and language function.

We also significantly grew our late- , middle- and early-stage product pipeline by adding multiple potential drug candidates for the treatment of Duchenne Muscular Dystrophy (DMD) as a result of our acquisition of Prosensa Holding N.V. (Prosensa), a public limited liability company organized under the laws of The Netherlands.

•

With the acquisition of Prosensa we added to our portfolio multiple orphan-drug candidates, including Prosensa’s exon-skipping product candidate drisapersen for the treatment of DMD. Drisapersen has Orphan, Fast Track and Breakthrough Therapy designation and is currently under rolling review as part of a New Drug Application with the U.S. Food and Drug Administration

These and other recent accomplishments have contributed to the creation of significant value for our stockholders. Our strong performance is reflected in the appreciation of our stock price, which increased 31%, 159% and 377% over the one, three, and five-year periods ended December 31, 2014, respectively.

In addition, as illustrated by the chart below, our common stock outperformed the NASDAQ Composite Index (U.S.) and the NASDAQ Biotechnology Index over the five-year period ended December 31, 2014.

*	$100 invested on December 31, 2009 in stock or index, including reinvestment of dividends.

	Fiscal Year Ending December 31,
	2009	2010	2011	2012	2013	2014
BioMarin Pharmaceutical Inc.	$100.00	$143.17	$182.78	$261.56	$374.00	$480.60
NASDAQ Composite Index	100.00	117.61	118.70	139.00	196.83	223.74
NASDAQ Biotechnology Index	100.00	106.73	122.40	166.72	286.55	379.71

As discussed in more detail below, in 2014, the Compensation Committee eliminated its prior practice of targeting compensation to a particular peer group percentile band. The Compensation Committee changed its practice to a more holistic analysis designed to provide competitive compensation necessary to attract and retain qualified executives, but acknowledging a greater focus on considering the qualification and performance of individual executives and the Company as a whole. This practice was reflected in the Company’s compensation decisions starting in December 2014.

Highlights of Compensation Policies and Practices

We have compensation policies and practices designed to enhance governance of our executive compensation program and to further our compensation objectives. These policies and practices include:

Independence	The Compensation Committee is composed solely of Independent Directors.

Independent Compensation Consultant	The Compensation Committee has engaged an independent compensation consultant to advise it on topics related to the Board and NEO compensation. The independent compensation consultant reports directly to the Compensation Committee, which has the sole authority to direct the consultant’s work.

Compensation Committee Oversight; Executive Sessions	The Compensation Committee regularly meets in executive sessions without management present.

Transparent Equity Granting Process and Practices	The Compensation Committee grants annual stock option awards to eligible employees according to a regular, pre-set schedule.

Annual Advisory Say-on-Pay Vote	Our Board elected to hold an annual advisory say-on-pay vote, and the Compensation Committee considers the outcome of the advisory vote in making compensation decisions.

Stock Ownership Guidelines	We have established stock ownership guidelines for our executives in order to preserve the linkage between the interests of executives and those of stockholders.

Prohibition Against Hedging and Pledging of Securities	Our trading policy prohibits executives from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions in our stock or engaging in excessive margin activities.

Risk Management	Our executive compensation policies are structured to discourage inappropriate risk-taking by our executives. The Compensation Risks located after this Compensation Discussion and Analysis describes the Compensation Committee’s assessment that the risks arising from our company-wide compensation programs are reasonable, in the best interest of our stockholders, and not likely to have a material adverse effect on BioMarin.

Policy for Recoupment of Incentive Compensation	In December 2014, we adopted a Policy for Recoupment of Incentive Compensation (Recoupment Policy) providing for the recoupment by the Company of certain incentive compensation paid to current or former executive officers in the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws.

Policy Against Tax Gross Ups	In March 2015, the Compensation Committee formally adopted a policy against granting tax gross ups to executives.

Compensation Objectives and Philosophy

We believe that the leadership of our current executive team has been instrumental to our success in 2014 and prior years, and that an executive compensation program that attracts, motivates and helps retain key executives, including our NEOs, is critical to the success of our business and creating long-term stockholder value. Our compensation program is structured to achieve the following main objectives:

•	Market Competitiveness and Retention: provide total compensation and compensation elements that are competitive with those companies that are competing for available employees.

•

Balance Long-Term and Short-Term Perspectives: strike an appropriate balance between short- and long-term perspectives by including a mix of compensation that includes (i) a meaningful base compensation, with a potential to earn a cash bonus based on achievement of defined corporate goals, which are generally expected to be achieved within 12 months, and (ii) the opportunity to share in the long-term growth of our company through equity compensation.

•	Pay-for-Performance: reward exceptional performance by individual employees.

•	Stockholder Alignment: closely align the interests of executive officers and our stockholders.

To realize these objectives, we utilize a balance of compensation elements and benefits, which are summarized in the table below and discussed in detail under “Elements of Compensation Package”. The focus of our compensation program is on total compensation opportunity (base salary, annual incentive compensation and long-term incentive compensation), with an explicit role for each element.

Purpose
Compensation Element	Market Competitiveness and Retention	Balance Long-Term and Short-Term Perspectives	Pay-for-Performance	Stockholder Alignment
Base Salary	X	X
Annual Cash Bonus	X	X	X	X
Equity Grants	X	X	X	X
Limited Perquisites and Other Personal Benefits	X
Potential Severance Benefits	X	X

The Compensation Committee considered each of our compensation objectives in determining the 2014 compensation of our executives, including the NEOs, as discussed in greater detail below. We provide our NEOs with competitive annual cash compensation in the form of salary and bonus, but believe that a majority of our NEO compensation should be earned through long-term, equity-based incentives. We believe that our focus on long-term equity-based incentives is appropriate because of the lengthy time period required to develop pharmaceutical products, as well as the time required for pharmaceutical products to obtain regulatory approval on a worldwide basis and to reach peak sales.

During 2014, the Compensation Committee changed its compensation philosophy to be more focused on providing NEOs and key executive officers with competitive compensation based upon all available factors, including the experience of the NEO, competitive considerations and individual and corporate performance as opposed to focusing on a specific market percentile data point. Using this approach, the Compensation Committee and the Board believes that they can more efficiently set NEO compensation to appropriately compensate each individual based on his skill and performance and/or expected future contribution to the Company’s business, and the performance of the Company as a whole.

In 2014, the compensation of our Chief Executive Officer, Mr. Bienaimé (whom we may also refer to in this discussion as the CEO) and other NEOs consisted primarily of performance-based cash compensation and long-term incentives. For 2014, performance based compensation (cash bonus and equity awards) accounted for 62% of the total direct compensation of our CEO and 57% of the average total direct compensation of our other NEOs. In addition, during 2014 83% of the total direct compensation of our CEO and 77% of the average total direct compensation of our other NEOs was delivered through long-term incentives (option awards and RSUs).

As a result of our emphasis on long-term incentive compensation, the compensation of our NEOs in 2014 and over the last three years was closely aligned with the performance of our common stock over those periods. Both in 2014 and in the three-year period ended December 31, 2014, the year-over-year increases in NEO compensation was principally attributable to the increases in the grant date fair value of their stock option awards (as determined using the Black-Scholes model for valuing stock options), which reflect the significant appreciation of the price of our common stock on the NASDAQ Global Select Market over those periods.

Recent Say-on-Pay and Stockholder Feedback

Our stockholders’ views and opinions on our executive compensation practices are extremely important to us. As stewards of good corporate governance, our Compensation Committee evaluates the design of our executive compensation program in light of market conditions, shareholder views, and other governance considerations. We regularly engage with our stockholders through open dialogue and direct individual communication on topics related to the business, financial performance, corporate governance and compensation. Stockholder feedback is important, and the information we glean from these engagements is highly valued.

At our annual meeting of stockholders on June 4, 2014, we held a stockholder advisory vote on the compensation of our NEOs, commonly referred to as a say-on-pay vote. Our stockholders approved the compensation of our NEOs, with over 82% of stockholder votes cast in favor of our say-on-pay resolution.

In 2014, we made a concerted effort to engage constructively with stockholders. In February 2014 management reached out to eleven non-affiliated institutional shareholders (including all of our top ten stockholders) and had discussions with eight of them. We found our outreach to be enlightening and extremely informative. As a result of feedback received from our stockholders, the Compensation Committee generally continued to apply the same effective principles and philosophy it has used in previous years in determining executive compensation. The Compensation Committee considered this feedback in including the performance share component in the 2015 annual equity grant as a regular part of the long-term incentive compensation for our executive officers, including our NEOs. Additionally, based on this feedback, although we have not granted a tax gross up benefit to any executive since 2004, in March 2015 we formally adopted a policy against granting tax gross ups to executives in the future.

Our Compensation Committee

The duties of the Compensation Committee include:

•	recommending to the full Board the compensation of the Chief Executive Officer and Independent Directors;

•	setting the compensation, both the specific elements (i.e., salary, bonus and equity awards) and the specific amount, of the compensation of other executive officers;

•	approving the peer group for executive and director compensation benchmarking;

•	approving the goals and performance requirements, thresholds and maximum funding for our annual bonus program;

•	administering our 2006 Share Incentive Plan, our 2012 Inducement Plan (which expired in May 2013), our 2014 Inducement Plan and our other equity compensation plans;

•	administering our Deferred Compensation Plan;

•	setting the compensation policy for the other employees; and

•	consulting with outside experts in the review and analysis of executive and director compensation.

These responsibilities are detailed in the charter of the Compensation Committee. The full text of the Compensation Committee Charter, as amended in March 2014, can be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. The composition of the Compensation Committee is determined by our Board, after a recommendation by the CGN Committee.

Independent Compensation Consultants

Pursuant to its charter, the Compensation Committee is authorized to select and retain independent advisors and counsel to assist it with carrying out its duties and responsibilities. We have provided appropriate funding to the Compensation Committee to do so. Throughout 2013 and continuing through February 2014, the Compensation Committee engaged Radford, an Aon Hewitt Company (Radford), as the independent compensation consultant to the Compensation Committee. Radford conducted analysis and provided advice on, among other things, the appropriate peer group, officer cash bonus structure, annual compensation for the CEO and other executive officers and compensation trends in the biotechnology industry.

Beginning in February 2014, the Compensation Committee engaged Towers Watson as the independent compensation consultant to the Compensation Committee. Towers Watson conducted analysis and provided advice on, among other things, the appropriate peer group, the Company’s compensation framework, board compensation, executive compensation for the CEO and other executive officers, equity compensation, and compensation trends in the biotechnology industry.

The independent compensation consultants report directly to the Compensation Committee, which retains sole authority to direct the work and employ the consultant. The Compensation Committee regularly reviews the services provided by the independent compensation consultant and believes that at all times the independent compensation consultant was engaged by the Compensation Committee, such engagement was consistent with NASDAQ listing standards and did not raise any conflict of interest. The Compensation Committee continues to monitor the independence of its independent compensation consultant on a periodic basis.

Compensation Adjustments and Peer Group Process

The implementation of our compensation philosophy is carried out under the supervision of the Compensation Committee. The compensation for our CEO is approved by our Board, after the Compensation Committee provides its analysis and recommendation. The Compensation Committee has direct responsibility for establishing the compensation for the direct reports to the CEO, including all of our executive officers. To assist the Compensation Committee, the CEO and the Senior Vice President, Human Resources make recommendations to the Compensation Committee as to specific elements (i.e., salary, bonus and equity awards) of compensation. Management, under the guidelines and policies established by the Compensation Committee, makes decisions on all aspects of compensation for non-executive officer employees.

Mr. Bienaimé, our CEO, Mr. Davis, our Senior Vice President, General Counsel and Secretary, and Mr. Ranieri, our Senior Vice President, Human Resources and Corporate Affairs, in addition to the Compensation Committee’s independent compensation consultant, regularly attend portions of the Compensation Committee meetings for the purpose of providing analysis, information and management’s recommendations on various human resources and compensation matters. The members of management generally do not participate in the executive sessions of the Compensation Committee unless invited by the Compensation Committee to provide specific information during closed session. No individual member of management is present for votes related to such individual’s compensation.

We generally review our compensation practices on an annual basis over the course of several meetings of the Compensation Committee and the Board. The first step in the process is that the Compensation Committee, with the support of its independent compensation consultant and management, reviews trends in biotechnology compensation practices and reviews and approves the list of peer companies used in the later stages of the process. As part of its analysis, for 2014, Towers Watson collected and analyzed compensation information from a comparative group of biotechnology companies, or peer group, approved by the Compensation Committee. The Compensation Committee evaluates the criteria used in establishing the peer group at least annually to ensure that it appropriately represents the companies competing with us to attract and retain talent. The Compensation Committee seeks input from management in addition to the Compensation Committee’s independent compensation consultant to ensure the peer group is consistent with our current business model. In order to ensure independence and candid communication, the Compensation Committee regularly meets with its independent compensation consultant in executive sessions without management present.

The list of companies in the peer group is approved based on various factors including size, market capitalization, stage of development, product revenue and product focus. Our criteria used to select the peer group we used in 2014 included:

•	commercial biotech/specialty pharmaceutical companies with revenue under $2.0 billion;

•	market capitalization generally of $2.0 billion to $30.0 billion; and

•	located predominantly in major biotechnology centers.

The Compensation Committee sets the ranges for the inclusion criteria to ensure that it will capture a broad set of companies. The Compensation Committee believes that this provides the best long-term trend data and minimizes year-to-year changes caused by excessive numbers of companies being added or removed due to acquisitions or product successes or failures or other major corporate events at member companies. The following table presents the peer group used in 2014 (the 2014 Peer Group).

Alexion Pharmaceuticals, Inc.	Medivation, Inc.	Seattle Genetics, Inc.

Alkermes, Inc.	Onyx Pharmaceuticals, Inc.	United Therapeutics Corporation

Cubist Pharmaceuticals Inc.	Pharmacyclics, Inc.	Valeant Pharmaceuticals International, Inc.

Endo International plc.	Questcor Pharmaceuticals, Inc.	Vertex Pharmaceuticals, Inc.

Incyte Corporation	Regeneron Pharmaceuticals, Inc.	ViroPharma Incorporated

Jazz Pharmaceuticals plc	Salix Pharmaceuticals

In addition to the analysis of the compensation data from the peer group, the Compensation Committee also reviews the compensation levels and disclosed program design for executives of Biogen, Celgene Corporation, Allergan, Inc., Forest Laboratories, Inc. (which was acquired by Actavis plc in March 2015) and Mylan N.V., as we regularly compete with these companies, particularly for senior positions. However, we generally do not utilize the compensation data from these companies when making pay decisions directly impacting the CEO or NEO positions.

We review and make changes to our peer group from time to time to ensure that the peer group remains in compliance with our selection criteria. During 2014, as a result of acquisition activity, we removed Onyx Pharmaceuticals, Valeant Pharmaceuticals International, Inc. and ViroPharma Incorporated from the 2014 Peer Group.

After the list of peer companies is approved, management presents the Compensation Committee with recommendations regarding proposed adjustments to compensation elements and a variety of supporting data, including comparative compensation information from the approved peer group. This is presented individually for executive officers, including the NEOs, and based on classes of position for all other employees. Management and the independent compensation consultant each include significant supporting data with the presentation. These recommendations are discussed with and without management present and are discussed with the independent compensation consultant. The Compensation Committee then determines what, if any, adjustments to the compensation elements are appropriate for employees other than the CEO.

The Compensation Committee also reviews the market information provided by the independent compensation consultant, considers the CEO’s performance and experience and makes recommendations for adjustments to the CEO’s compensation. These discussions are conducted in executive sessions without involvement by management. The Compensation Committee then presents the recommendations for the CEO to the Board for consideration and approval. The Board must approve each of the CEO’s individual compensation elements.

Elements of Compensation Package

Our executive compensation program consists of the following three principal components:

•

Base Salary. Our Compensation Committee reviews and determines base salary rates for our executive officers each year, which are then effective beginning in March. Base salary rates are determined, in consultation with the Compensation Committee’s independent compensation consultant, based on each executive officer’s responsibilities, individual performance, achievement of corporate goals and a review of competitive salary and total cash compensation data.

•

Annual Cash Bonus. The bonus program provides an annual cash bonus, which is based on achievement of corporate goals and modified based upon individual performance assessment. The details of this program are discussed below.

•

Equity Grants. Our executive officers are eligible to receive equity grants, which serve as long-term incentives to ensure that a portion of their total compensation is linked to our long-term success, thereby aligning their incentive compensation with the interests of our stockholders.

The Compensation Committee uses its judgment to establish for each NEO a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives as described above. Generally, the percentage of compensation at risk, either in the form of cash bonus or equity compensation, is higher for more senior employees than for those with more limited responsibility. Our executive officers have the highest percentage of their total compensation at risk and the highest percentage of total compensation allocated to equity compensation. We believe that this is appropriate as the more senior employees have more influence on whether or not we achieve our strategic imperatives and long-term goals.

Base Salary

We provide base salaries to our NEOs to compensate them with a fair and competitive base level of compensation for services rendered during the year. Base salaries for our NEOs are intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for talent, taking into consideration that certain of our executive officers have larger scopes of responsibilities than the market data positions. Base salaries are initially established at the time the NEO is hired based on individual experience, skills and expected contributions, the Compensation Committee’s understanding of what executives in similar positions at other peer companies were being paid at such time and are also the result of negotiations with certain executives during the hiring process.

The base salaries of our NEOs are reviewed annually and may be adjusted to reflect market conditions and the NEO’s performance during the prior year as well as the financial position of the company, or if there is a change in scope of the NEO’s responsibilities. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance.

Merit-based increases in base salary for all of our executive officers, other than our CEO, are approved by the Compensation Committee based upon a recommendation from the CEO. Any merit-based increase in base salary for our CEO is based upon an assessment of his performance by the Compensation Committee, input from the Chair of the Board and a review by the Compensation Committee of the base salary of chief executive officers in our peer group.

In reviewing our 2013 performance and its impact on salary increases in 2014, the Compensation Committee considered our financial performance and efforts in advancing our development programs, particularly the FDA Advisory Committee approval of VIMIZIM in November 2013, as well as our achievements in advancing talazoparib, pegvaliase, BMN 111 and cerliponase alfa and our continued revenue growth. The Compensation Committee also considered budget constraints as we continue to aggressively invest our cash flow from operations into our development programs, and the competitive market for recruiting top talent in our industry.

In addition, as a result of positive clinical results and strong business progress, our stock price appreciated 18% during 2013. Based on the Company’s 2013 performance, the Board and the Compensation Committee approved the following increases to the base salaries of, and equity grants to, Mr. Bienaimé and our other NEOs.

	Salary Adjustments Effective March 2014		Equity Grant June 2014(1)
Name	2014 Salary($)	Increase from 2013	Options(#)	RSUs (#)
Jean-Jacques Bienaimé, Chief Executive Officer	925,000	5.3%	191,000	50,900
Daniel Spiegelman, Executive Vice President and Chief Financial Officer	485,000	5.0%	51,700	13,800
Jeff Ajer, Executive Vice President, Chief Commercial Officer	425,000	9.8%	42,700	11,400
Robert Baffi, Executive Vice President, Technical Operations	425,000	9.6%	47,200	12,600
Henry Fuchs, Executive Vice President and Chief Medical Officer	535,000	7.0%	58,400	15,600

(1)	Stock option grants and RSUs vest over a four-year period.

In 2014, the Compensation Committee also engaged Towers to perform an independent review of Mr. Bienaimé’s compensation. As a result of this review and the Company’s strong 2014 performance as outlined in the “Executive Summary” above, the Compensation Committee determined that a 6.5% increase to Mr. Bienaime’s salary was appropriate to ensure that Mr. Bienaimé’s salary remains competitive against the 2014 Peer Group. This increase was approved in December 2014 and became effective in March 2015.

Each NEO other than our CEO is also individually evaluated based on tenure, performance and other issues specific to the NEO. Based upon this review and the Company’s strong 2014 performance, in December 2014 the Compensation Committee approved the following increases to the base salaries of our other NEOs, each of which became effective in March 2015:

NEO	Base Salary Increase
Mr. Spiegelman	5.2%
Mr. Ajer	5.9%
Dr. Baffi	7.1%
Dr. Fuchs	6.5%

Cash Incentive

We maintain a company-wide annual cash bonus program under which awards are generally based on corporate performance, with adjustments made within a range for individual performance. The corporate performance determines the size of the entire bonus pool and the individual performance determines the actual payout to each employee. Historically, the Compensation Committee has determined that the senior executives’ performance as a team effort, rather than individually, is the most important factor in achieving long-term corporate success, and accordingly has not differentiated the cash bonus based on individual performance for this group. The bonus is paid in the first quarter of each year, based on the employee’s performance in the prior year.

The bonus program, including corporate goals and target payouts by level, is generally reviewed and approved by the full Board in December at the time the Board considers the budget for the following year. The goals are prepared in an interactive process in which the Compensation Committee works with the CEO and other members of management to develop corporate performance goals that are set at levels that the Compensation Committee believes management can reasonably achieve if we, as a whole, execute on our business plan. The corporate goals are designed to reward specific activities that the Board and Compensation Committee believe will enhance long-term stockholder value by providing a foundation that will enable us to realize our long-term strategic plan. In setting these goals, the Compensation Committee seeks to provide appropriate annual incentives to operational goals that directly support our longer-term goals of commercialization of new products and our long-term profitability. We feel that this type of structure motivates executives to challenge their teams to not only meet but exceed goals that ultimately add value to our stockholders. However, because many of the goals, particularly the development goals, are tied to activities intended to enhance long-term value, the achievement of any particular goal may not have a meaningful impact on our valuation during the bonus year.

The bonus pool is determined by two main categories of performance, performance against financial goals and performance of our development programs. We determine the allocation of the target bonus between financial goals and development goals recognizing that current and future stockholder value is dependent on the success of each element of our business, but that over the one year performance period of the bonus program, one aspect may be more important than the other. For 2014, in recognition of the importance of our clinical programs, we divided the bonus 40% to financial goals and 60% to development goals.

With respect to the financial goals, if the goal (i.e., sales revenue) is achieved, the payout is based on a sliding scale. For example, if we achieve 75% of a financial goal, 75% of the amount attributable to that goal will be funded. The amount funded increases proportionally up to a maximum of 200% of the amount associated with the goal, upon reaching 200% of target. The Board has also set a minimum achievement of 75% of the financial goal or else no bonus amount will be paid for the financial performance goal.

With respect to development goals (i.e., goals related to clinical and preclinical programs), the Board determines broad program expectations for our primary programs in December of the prior year and indicative bonus weighting for each program. The broad goals may include, by way of example, timing of initiation or completion of clinical trials, achieving specific enrollment goals, completing filings or other milestones with the FDA or similar regulatory agencies, achieving manufacturing targets, completing research programs, and similar events. We have not disclosed the specific program expectations as they are based on various strategic elements, each of which is confidential and the Compensation Committee has determined that disclosure of the goals could result in competitive harm to us. At the time the development goals are set, the Compensation Committee establishes the target levels for each of the goals to be reasonable “stretch” goals, with a maximum payout only in the event of superior performance. To provide context for the expected degree of difficulty in achieving these undisclosed development goals, we note that for 2011, 2012 and 2013, the undisclosed development goals were achieved at 99%, 131% and 120% of target levels, respectively.

In December or January, the Compensation Committee reviews our development programs and determines a bonus payout attributable to that aspect of our business. In making the determination, the Compensation Committee assesses each program individually and the total impact on the Company. Among the factors that the Compensation Committee considers are:

•	the effectiveness of our efforts in advancing the development of a program and our portfolio as a whole;

•	our effectiveness in adapting to new data generated or other changes to the assumptions implementing the original development plan; and

•	and the overall value created by the development efforts.

Based on this assessment, the Compensation Committee determines a percentage payout attributable to our development efforts. The performance rating can be up to 150% of target. However, similar to the financial goals, if the Compensation Committee determines that the development performance does not meet a minimum achievement level, no bonus associated with the development programs will be paid. Notwithstanding the calculated bonus amount, the Compensation Committee has the discretionary authority to modify payouts for any particular goal or bonus pool in total in any manner that it deems appropriate based on factors such as the actual impact of development efforts in enhancing long-term stockholder value. We believe that this process provides the greatest incentive to management and all employees to maximize the value of our development efforts and adapt to changing circumstance dictated by data generated, corporate development activities or other events. In the past, we have used firm goals established at the beginning of a year, but the Compensation Committee believes that this process does not appropriately recognize the fluid nature of drug development and can lead to unintended consequences. For example, if scientific findings suggest that it would be in the best interest of the Company to cancel a program, the goal related to that program may be removed and other program goals may be substituted.

The following table describes our financial and development bonus goals for 2014 and our actual performance against those goals. This resulted in a total calculated payout of 85% for the NEOs.

2014 Financial Bonus Goals and Results

Goal	Weight (% of Target Bonus)	Actual Result	Pool Contribution(1) (%)
Financial Goals
BioMarin managed Sales Revenue of $552.9 million(2)	35%	$627.2 million	40%
R&D and SG&A Expenses of $715.9 million(3)	12%	$691.5 million	13%

Sub-Total (Performance Goals)	47%	—	53%

Development Goals
talazoparib for Oncology	17%	Not met	—
reveglucosidase alfa (formerly referred to as BMN 701) for Pompe	12%	Not met	—
VIMIZIM for Morquio	12%	Exceeded goal	—
BMN 111 CNP for Achondroplasia	6%	Met goal	—
cerliponase alfa for CLN2	6%	Met goal	—

Sub-Total (Development Goals)	53%	—	32	%(4)

Total (Financial and Development Goals)	100%	—	85.0	%(5)

(1)	Based on actual result.
(2)	Calculated as BioMarin net product revenues less Aldurazyme net product revenues. We developed Aldurazyme through collaboration with Genzyme Corporation (Genzyme), now a wholly-owned subsidiary of Sanofi. Under our collaboration agreement with Genzyme, we are responsible for manufacturing Aldurazyme and supplying it to Genzyme. Genzyme records sales of Aldurazyme and is required to pay us a royalty on worldwide net product sales.
(3)	Excludes stock compensation expense and Board-approved business development transactions.
(4)	The Compensation Committee set the pool contribution for all development goals at 32%, which was within the calculated range of 24-37%. Recognizing that within the calculated range, the success of the development programs as a whole is based on both the actions of the Company as well as external factors outside of the Company’s control, the Compensation Committee determined that setting a total pool contribution amount, rather than setting contribution amounts for each target, was appropriate.
(5)	Jeff Ajer received a bonus funding amount of 100% due to the successful Vimizim launch.

The 2014 bonus targets for each NEO expressed as a percentage of base salary is determined by the employee’s position. The bonus target amounts for the NEOs for 2014 bonuses (which were paid in March 2015) are set forth in the table below. Consistent with prior years, and in recognition of the philosophy of the Compensation Committee and the CEO that our performance is determined in large part by the performance of the executive management acting collaboratively as a team, in January 2015, the Compensation Committee approved a 2014 bonus for each executive equal to the executive’s target bonus amounts expressed as a percentage of base salary multiplied by the 85% executive bonus funding level. Although, the Board felt the 85% bonus funding level was generally appropriate for the NEOs, the Compensation Committee did differentiate and approved a higher bonus amount of 100% for Mr. Ajer in light of the successful Vimizim launch. The Compensation Committee also approved a higher bonus funding level for non-executive employees of the Company as a result of the Board’s assessment that non-executive employees should receive an additional reward for the Company’s exceptional success in many areas in 2014. The specific amount paid to each NEO for 2014 is set forth below and is also included in the Summary Compensation Table on page 67.

Name and Principal Position	2014 Cash Bonus Target (% of base salary)	2014 Cash Bonus Funding Level (% of bonus target)	2014 Cash Bonus Amount($)
Jean-Jacques Bienaimé	110%	85%	864,875
Jeff Ajer	50%	100%	212,500
Daniel Spiegelman	55%	85%	226,738
Robert A. Baffi, Ph.D.	55%	85%	198,688
Henry J. Fuchs, M.D.	55%	85%	250,113

In 2014, the Compensation Committee evaluated the bonus targets for our NEOs for the 2015 bonuses. Based on the review, the Committee determined to increase the target bonus for Mr. Ajer by 5%. The Compensation Committee believes that the bonuses for each NEO are appropriate based on a combination of the relative experience and tenure of each NEO, as well as his position within the Company and practices at our peer companies. The adjustment will apply to the 2015 bonus, which is payable in early 2016.

Equity Compensation

We grant equity in the form of RSUs and options to virtually all newly hired employees. Additionally, we changed our equity granting practices in 2014 to a performance-based approach as it relates to equity allocation. Not all employees are receiving equity. All employees are eligible to receive equity, but the determination as to whether an employee does receive equity is dependent upon performance and level. Additionally, in order to be eligible for an annual equity award an employee must have been employed by the Company for six months prior to the annual grant date. New hire grants for non-executives are approved by the CEO, subject to guidelines approved by the Compensation Committee. The guidelines are based primarily on competitive equity grant practices in our industry and peer group. All other grants are approved by the Compensation Committee or the full Board.

The timing of the annual grant in 2014 was the date of the 2014 annual meeting of stockholders. The Board elected to implement this process so that the equity awards are granted on a predictable day each year and at a time that will tend to minimize the amount of material non-public information in the possession of the Board or the executive officers. Beginning in 2015, the timing of the annual grant was moved to March to coincide with employees’ year-end performance reviews and other compensation changes (base salary adjustment, year-end bonus, and equity grants). The Board sets the March annual grant date at least 30 days in advance to avoid the possibility of timing grants.

Stock options have an exercise price equal to 100% of the fair market value of our common stock (the closing price of our common stock on the NASDAQ Global Select Market) on the date of the grant, so they have value only to the extent that the market price of our common stock increases after the date of the grant.

The allocation of equity awards between options and RSUs varies by employee and location. In most of the countries where we operate, all employees below vice president (VP) level are receiving RSUs only, whereas

VPs and above receive a mix of RSUs and options. In order to better align the interests of our executives with our stockholders, the equity awards currently granted to senior employees (including our NEOs) are primarily made in the form of stock options. Stock options granted to the NEOs typically vest over four years, which we believe provides an incentive to our NEOs to add value to the company over the long-term.

The equity compensation granted to the NEOs in June 2014 was determined based upon a number of factors. The Compensation Committee gave particular consideration to our performance, and also considered equity grants of the 2014 Peer Group based on a Black-Scholes valuation. For a discussion of assumptions used in calculating the Black-Scholes valuation see Note 17 to our financial statements for the year ended December 31, 2014, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on March 2, 2015. In determining the allocation of options and RSUs, the Compensation Committee considered a variety of factors, including the effect on the total number of shares to be issued under our equity plan, peer group practices and the comparative value of options and RSUs. Overall, the Compensation Committee sought to set equity compensation to be competitive in the market to retain the talent that the Company needs. For the NEOs other than Mr. Bienaimé, the considerations in differentiating grants among the NEOs were principally level of responsibility and experience. The Committee also looked at:

•	historic grants,

•	retention value,

•	individual contribution; and

•	expected future contribution.

For Mr. Bienaimé, the principal considerations were the practices of companies in the 2014 Peer Group and our performance against the 2014 Peer Group and the unvested retention value of his current holdings.

We have reviewed our historical option grant practices to consider if the options were properly dated. Based on such review, we believe that all options were issued on the date approved by the Board or a properly authorized committee and that the exercise price for each option issued since the date of our initial public offering was the closing price of our common stock on the date of issuance, unless the option grant specifically approved a different price in accordance with the terms of the applicable option plan pursuant to which such option was granted.

Other Benefits and Perquisites

In addition to base salary, cash bonus and equity grants, we provide a comprehensive benefits package, including health insurance, dental insurance, life insurance, disability insurance, a 401(k) matching program, and an employee stock purchase plan, which is intended to meet the requirements of Section 423 of the Code. These benefits are generally available to all employees on an equal basis, including our NEOs. From January 1, 2014 to July 5, 2014, the 401(k) matching program matched 100% of an employee’s contribution up to the lesser of 3% of his or her annual salary or $6,000 per year. Effective July 6, 2014, we amended the 401(k) matching program to match 100% of an employee’s contribution up to the lesser of 6% of his or her annual salary or $12,000 per year and implemented immediate vesting of all 401(k) matches. We also offer our executive officers severance benefits upon a change in control under our Severance Plan.

We provide our NEOs, along with other officers, a limited number of perquisites. An item is not a perquisite if it is integrally and directly related to the performance of the executive’s duties. An item is a perquisite if it confers a direct or indirect benefit that has a personal aspect, without regard to whether it may be provided for some business reason or for the convenience of the Company, unless it is generally available on a non-discriminatory basis to all employees.

We provide the following perquisites to our NEOs:

•

Reimbursement for Financial and Tax Planning and Preparation Services. We reimburse our executive officers, including our NEOs, for personal financial planning and tax preparation. The benefit is limited to $5,000 annually for our CEO, $3,500 annually for Senior Vice Presidents and Executive Vice Presidents and $2,500 annually for all other Vice Presidents, and is taxable to the executive. The perquisite is intended to encourage and assist our executives to engage knowledgeable experts to assist with financial and tax planning.

•

Life Insurance. In accordance with the terms of our employment agreement with Mr. Bienaimé dated May 11, 2005, as amended and restated on January 1, 2009 and further amended on December 17, 2012, in addition to the life insurance generally provided to all employees, we provide Mr. Bienaimé with a fully paid, whole life insurance policy with a stated death benefit of $500,000 and a term life insurance policy with a death benefit of $1,000,000.

Nonqualified Deferred Compensation

Our NEOs, other members of management, other highly-compensated employees and members of the Board are eligible to enroll in our Deferred Compensation Plan under which participants may elect to defer all or a portion of their salary, annual cash bonus and restricted stock awards otherwise payable to them, and thereby defer taxation of these deferred amounts until actual payment of the deferral amounts in future years. This plan was implemented in 2006 as a financial planning tool for senior employees and allows them to save for retirement in a tax-effective way at minimal cost to us. The Board amended and restated the Nonqualified Deferred Compensation Plan on January 1, 2009 in order to comply with Section 409A of the Code (Section 409A), and related Treasury Regulations. The Nonqualified Deferred Compensation Plan was further amended on December 19, 2013 and October 7, 2014. See the Nonqualified Deferred Compensation table below for detailed information regarding the account balances for each NEO.

Post-Employment Obligations

We have employment agreements with most of our executive officers that include severance provisions. Under the terms of the employment agreements, for each NEO with an employment agreement other than Mr. Bienaimé, upon an involuntary termination by us without cause, or a termination by the executive under specific circumstances, such as a relocation more than 50 miles from their previous job location, a substantial reduction in the officer’s duties, status or reporting structure or a decrease in the officer’s base salary, the employment agreements provide for a cash severance payment equal to a certain percentage of his or her annual base salary as follows.

NEO	Termination Compensation (% of annual base salary)
Mr. Spiegelman	150%
Mr. Ajer	140%
Dr. Baffi	150%
Dr. Fuchs	150%

With respect to Mr. Bienaimé, except for a termination for cause, he is entitled to a cash severance payment equal to 200% of his base salary, continuation of medical insurance benefits for 24 months and, depending on the nature of his termination, acceleration of all unvested option awards, and certain other benefits continuation and certain gross up payments to cover certain tax liabilities related to the severance payments.

In addition, pursuant to our Severance Plan, as amended and restated in March 2009 (the Severance Plan), immediately upon a change in control of the Company, all unvested options and restricted stock with time-based vesting held by each of the NEOs, including Mr. Bienaimé, will immediately vest. The accelerated vesting occurs upon a change in control, whether or not the employee is terminated. In connection with the RSUs granted to the NEOs in June 2011 and May and September 2012 that have performance-based vesting, if a change in control occurs before December 31, 2015, any of the above performance conditions that have not been met as of the change in control date will be deemed met and the shares will vest on the earlier of March 1, 2016 or the date the employee is terminated following the change in control.

We believe that these provisions enhance retention in the face of the disruptive impact of a pending change in control of the Company. In addition, the program is intended to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of our stockholders and other constituents without undue concern over whether the transactions may jeopardize the executives’ own employment.

No benefits will be paid to Mr. Bienaimé under his employment agreement if the termination is for cause, for a voluntary resignation (other than as set forth above), or retirement. No benefits will be paid to the other executive officers under the employment agreements if the termination is for cause, for a voluntary resignation (other than as set forth above), retirement or due to death.

Please see Potential Payments Upon Termination or Change in Control below for a more detailed discussion of the severance and change in control provisions in our NEOs’ employment contracts.

Accounting and Tax Considerations.

Nonqualified Deferred Compensation—On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, adding Section 409A that changed the tax rules applicable to nonqualified deferred compensation arrangements. While the final Treasury Regulations under Section 409A did not become effective until January 1, 2009, we believe we have operated in good faith compliance with the provisions of Section 409A that became effective on January 1, 2005. A more detailed discussion of our nonqualified deferred compensation arrangements is provided under the heading Nonqualified Deferred Compensation below.

Accounting for Stock-Based Compensation—Beginning on January 1, 2006, we adopted the provisions of SFAS 123(R), now referred to as FASB ASC Topic 718, which require us to estimate and record an expense for each equity award over the vesting period of the award and estimate prospective forfeitures. Generally, the Compensation Committee does not make compensation decisions based on the tax or accounting treatment of any particular form of compensation; however, it has considered and approved and may in the future consider the grant of alternative equity incentives to our NEOs in lieu of stock option grants in light of the accounting impact of FASB ASC Topic 718 with respect to stock option grants and other considerations.

Section 162(m)—Section 162(m) of the Code (Section 162(m)) limits our deduction for federal income tax purposes to not more than $1,000,000 of compensation paid to certain executive officers in a calendar year. Compensation above $1,000,000 may be deducted if it is “performance-based compensation.” The Board and the Compensation Committee regularly consider the impact of Section 162(m), regarding the deductibility of compensation to certain executive officers in excess of $1,000,000 but have not yet established a policy for determining which forms of incentive compensation awarded to our executive officers will be designed to qualify as “performance-based compensation.” To maintain flexibility in compensating our executive officers in a manner designed to promote our goals, the Compensation Committee has not adopted a policy that allows all executive compensation to be deductible. To date, exclusive of stock option exercises, there have been limited amounts of executive compensation, including salary, bonus and grants of RSUs, that have exceeded this amount. The Compensation Committee and the Board will continue to evaluate the effects of the compensation limits of Section 162(m) on any compensation it proposes to grant, and may, in the future, consider qualifying our equity compensation plans and/or bonus plans so that compensation payable under those arrangements is fully deductible under Section 162(m). In furtherance of this, the most recent amendment to the 2006 Share Incentive Plan, approved by our stockholders at our annual meeting of stockholders held on May 15, 2013, is intended to allow the Compensation Committee discretion to grant stock options to employees that will be intended to be eligible for exclusion from the Section 162(m) limit.

Director and Officer Stock Ownership Guidelines

In order to preserve the linkage between the interests of executives and those of stockholders, the Compensation Committee and the Board established stock ownership guidelines for our executives. Please see Director and Officer Stock Ownership Guidelines on pages 22-23 above for a more detailed discussion of our stock ownership guidelines.

Summary Compensation Table

The following table discloses compensation paid by us during 2014 to: (i) Jean-Jacques Bienaimé, our Chief Executive Officer; (ii) Daniel Spiegelman, our Chief Financial Officer; and (iii) Jeff Ajer, Robert A. Baffi, Ph.D. and Henry J. Fuchs, M.D., the three most highly-compensated officers other than the Chief Executive Officer and Chief Financial Officer who were serving as officers at the end of fiscal year 2014 and whose salary and bonus exceeded $100,000. These individuals are referred to as the “Named Executive Officers.”

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)		Total
Jean-Jacques Bienaimé	2014	$916,030	$—		$3,211,790	$5,867,520	$864,875	$38,177	(5)	$10,898,392
Chief Executive Officer	2013	868,796	—		2,563,218	6,850,935	1,054,030	27,059	(5)	11,364,038
	2012	821,052	—		2,097,760	2,353,400	994,367	22,503	(5)	6,289,082
Daniel Spiegelman	2014	480,576	—		870,780	1,588,224	226,738	17,413		3,183,731
Executive Vice President, Chief Financial Officer	2013	457,769	—		895,092	2,392,390	277,200	6,838		4,029,289
	2012	250,462	350,000	(6)	5,889,980	2,186,250	237,600	4,000		8,918,292
Jeff Ajer	2014	417,674	—		719,340	1,311,744	212,500	16,043		2,677,301
Senior Vice President, Chief Commercial Officer	2013	382,688	—		569,604	1,522,430	185,712	7,563		2,667,997
	2012	332,613	—		1,925,192	218,530	175,200	6,010		2,657,545
Robert A. Baffi, Ph.D.	2014	417,875	—		795,060	1,449,984	198,688	18,338		2,879,945
Executive Vice President, Technical Operations	2013	384,391	30,000	(7)	813,720	2,174,900	232,766	9,664		3,645,441
	2012	366,087	50,000	(8)	599,360	672,400	221,682	4,674		1,914,203
Henry J. Fuchs, M.D.	2014	528,235	—		984,360	1,794,048	250,113	18,338		3,575,094
Executive Vice President & Chief Medical Officer	2013	494,383	137,500	(9)	1,057,836	2,827,370	299,895	8,488		4,825,472
	2012	466,400	100,000	(10)	899,040	1,008,600	282,920	5,190		2,762,150

(1)	The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For the performance-based RSUs, the grant date fair market value was computed in accordance with FASB ASC Topic 718 based upon the assumption that the targeted RSUs will vest. For assumptions used in determining grant date fair market value, see Note 17 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on March 2, 2015.
(2)	The amounts in this column reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. For assumptions used in determining these values, see Note 17 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on March 2, 2015.
(3)	Amounts noted for 2014 represent amounts earned by the Named Executive Officers during 2014, but paid in 2015. Amounts noted for 2013 represent amounts earned by the NEOs during 2013, but paid in 2014. Amounts noted for 2012 represent amounts earned by the NEOs during 2012, but paid in 2013.
(4)	These amounts represent the amounts paid for personal tax preparation/financial planning consultation, vested 401(k) matching and imputed income associated with life insurance premium payments for each NEO.
(5)	Includes payments of life insurance premiums of $13,703, $13,703 and $13,703 and reimbursements of personal tax preparation/financial planning services of $4,950, $5,000 and $4,800 for 2014, 2013 and 2012, respectively.
(6)	Represents a $350,000 sign-on bonus paid to Mr. Spiegelman in 2012.
(7)	Represents a one-time bonus awarded to Dr. Baffi in December 2013 for his extraordinary efforts in connection with the positive outcome of the FDA Advisory Committee for Vimizim.
(8)	Represents a one-time bonus awarded to Dr. Baffi in November 2012 for his extraordinary efforts in connection with the Company’s pivotal Phase 3 study of Vimizim.

(9)	Represents a one-time bonus awarded to Dr. Fuchs in December 2013 for his extraordinary efforts in connection with the positive outcome of the FDA Advisory Committee for Vimizim.
(10)	Represents a one-time bonus awarded to Dr. Fuchs in November 2012 for his extraordinary efforts in connection with the Company’s pivotal Phase 3 study of Vimizim.

Grants of Plan-Based Awards

The following table sets forth certain information for each plan-based award during fiscal year 2014 to each of the Named Executive Officers.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Share)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Jean-Jacques Bienaimé	6/4/14	—	—	—	—	191,000	63.10	5,867,520
	6/4/14	—	—	—	50,900	—	—	3,211,790
	n/a	763,125	1,017,500	1,653,438	—	—	—	—

Daniel Spiegelman	6/4/14	—	—	—	—	51,700	63.10	1,588,224
	6/4/14	—	—	—	13,800	—	—	870,780
	n/a	200,063	266,750	433,469	—	—	—	—

Jeff Ajer	6/4/14	—	—	—	—	42,700	63.10	1,311,744
	6/4/14	—	—	—	11,400	—	—	719,340
	n/a	159,375	212,500	345,313	—	—	—	—

Robert A. Baffi, Ph.D.	6/4/14	—	—	—	—	47,200	63.10	1,449,984
	6/4/14	—	—	—	12,600	—	—	795,060
	n/a	175,313	233,750	379,844	—	—	—	—

Henry J. Fuchs, M.D.	6/4/14	—	—	—	—	58,400	63.10	1,794,048
	6/4/14	—	—	—	15,600	—	—	984,360
	n/a	220,688	294,250	478,156	—	—	—	—

(1)	Amounts represent potential payments under our 2014 bonus plan, which were paid in 2015. For further discussion of our bonus program, please see the Compensation Discussion and Analysis and see the Summary Compensation Table for amounts actually paid under the 2014 bonus plan.
(2)	Options were granted at an exercise price equal to the closing price of our common stock on the NASDAQ Global Select Market on the date of the grant.
(3)	The amounts presented above represent the aggregate grant date fair value of the restricted stock award or option grant computed in accordance with FASB ASC Topic 718. The grant date fair market value for options awards was $30.72 per share and the grant date fair market value of the restricted stock awards was the closing price of our common stock on the NASDAQ Global Select Market on the date of the respective grant. For assumptions used in determining these grant date fair market value, see Note 17 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on March 2, 2015.

The number of options and RSUs granted to the Chief Executive Officer is determined based on recommendations by the Compensation Committee and is approved by the Board and the number of options and RSUs granted to the other NEOs is determined by the Compensation Committee. Please see Compensation Discussion and Analysis for additional information regarding grant practices. Except as otherwise noted, options vest 6/48ths on the six month anniversary of the date of grant, and 1/48th per month thereafter for the next 3.5 years, and remain exercisable for ten years after the date of grant. RSUs vest in four equal quarters on the anniversary of the date of the grants.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding unexercised options granted pursuant to equity awards as of the end of fiscal year 2014 for each of the NEOs.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(3)		Market Value of Shares or Units of Stock That Have Not Vested ($)(10)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(11)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(#)(12)($)
Jean-Jacques Bienaimé	45,764	—	6.46	5/10/15	9,000	(4)	813,600	400,000	36,160,000
	500	—	9.86	11/10/15	28,000	(5)	2,531,200
	124,500	—	12.99	5/10/16	28,350	(6)	2,562,840
	250,000	—	17.54	11/19/16	50,900	(7)	4,601,360
	160,000	—	17.33	6/6/17
	425,000	—	38.59	5/21/18
	22,000	—	17.86	12/16/18
	240,000	—	14.39	5/11/19
	280,000	—	21.51	5/11/20
	250,834	29,166	26.49	5/11/21
	90,416	49,584	37.46	5/7/22
	87,281	133,219	67.81	5/14/23
	23,875	167,125	63.10	6/3/24

Daniel Spiegelman	10,729	44,271	39.06	5/28/22	16,500	(8)	1,491,600	100,000	9,040,000
	30,479	46,521	67.81	5/14/23	9,900	(6)	894,960
	6,462	45,238	63.10	6/3/24	13,800	(7)	1,247,520

Jeff Ajer	16,000	—	38.59	5/21/18	790	(9)	71,416	40,000	3,616,000
	3,750	—	21.51	5/11/20	2,600	(5)	235,040
	6,419	2,469	28.23	5/30/21	6,300	(6)	569,520
	8,395	4,605	37.46	5/7/22	11,400	(7)	1,030,560
	19,395	29,605	67.81	5/14/23
	5,337	37,363	63.10	6/3/24

Robert A. Baffi, Ph.D.	11,000	—	17.86	12/16/18	2,500	(4)	226,000	100,000	9,040,000
	10,000	—	14.39	5/11/19	8,000	(5)	723,200
	40,000	—	21.51	5/11/20	9,000	(6)	813,600
	71,666	8,334	26.49	5/11/21	12,600	(7)	1,139,040
	25,833	14,167	37.46	5/7/22
	27,708	42,292	67.81	5/14/23
	5,900	41,300	63.10	6/3/24

Henry J. Fuchs, M.D.	42,000	—	21.51	5/11/20	3,000	(4)	271,200	120,000	10,848,000
	75,250	8,750	26.49	5/11/21	12,000	(5)	1,084,800
	38,750	21,250	37.46	5/7/22	11,700	(6)	1,057,680
	36,020	54,980	67.81	5/14/23	15,600	(7)	1,410,240
	7,300	51,100	63.10	6/3/24

(1)

All options vest over a four-year period. The options vest at the rate of 6/48ths on the six-month anniversary of the grant date and 1/48th each month thereafter during the optionee’s employment. Subject to certain exceptions, the maximum term of options granted under the 2006 Share Incentive Plan is 10 years.

(2)	Represents the closing market price of our common stock as reported on the NASDAQ Global Select Market on the grant date.
(3)	All RSUs vest over a four-year period. The RSUs vest at the rate of one fourth on the anniversary of the grant date and one fourth each anniversary of the grant date thereafter during the recipient’s employment.
(4)	RSUs awarded on May 12, 2011.
(5)	RSUs awarded on May 8, 2012.

(6)	RSUs awarded on May 15, 2013.
(7)	RSUs awarded on June 4, 2014.
(8)	RSUs awarded on May 29, 2012.
(9)	RSUs awarded on May 31, 2011.
(10)	The value of RSUs shown in the table was calculated using the closing price of our common stock on December 31, 2014 ($90.40).
(11)	Represents the number of RSUs that will vest on the achievement of performance goals.
(12)	Represents the payout value of RSUs that will vest on the achievement of performance goals. The value of RSUs shown in the table was calculated using the closing price of our common stock on December 31, 2014 ($90.40).

Options Exercised and Stock Vested

The following table sets forth the number and value of options exercised and share awards that vested in fiscal year 2014 for each of the NEOs.

Options Exercised and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)(2)
Jean-Jacques Bienaimé	46,000	2,807,712	41,450	2,405,128
Daniel Spiegelman	24,000	822,404	11,550	663,927
Jeff Ajer	29,370	1,521,746	5,190	299,526
Robert A. Baffi, Ph.D.	75,425	3,444,922	12,175	706,318
Henry J. Fuchs, M.D.	40,000	2,197,548	15,650	905,671

(1)	The value realized upon exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.
(2)	The value realized on vesting of RSUs was calculated as of the product of the closing price of a share of our common stock on the day prior to the vesting date, multiplied by the number of shares vested.

Pension Benefits

There is no retirement pension plan provided for the NEOs.

Nonqualified Deferred Compensation Plan

Our Deferred Compensation Plan allows members of management, other highly-compensated employees and members of the Board to make voluntary irrevocable deferrals of the compensation that would otherwise be paid by us to specified future dates, employment termination, hardship events, disability, retirement or death. Participants are permitted to defer up to 100% of salary, annual cash bonus and restricted stock awards, subject to limitations to allow us to make necessary withholding payments. Plan participants’ deferred compensation is 100% vested under the Deferred Compensation Plan. We may make additional direct contributions to the Deferred Compensation Plan for the benefit of the participants, but any such contributions must be approved by the Board. Our contributions, if any, will become 100% vested after three years of service with us (or such other time as we designate at the time of the contribution), or upon a change in control of the Company, or the individual’s death or disability. Participants have an unsecured contractual commitment by us to pay the amounts that become due under the Deferred Compensation Plan. Deferred compensation may be held in trust and is deemed invested based on participant direction as allowed by the Deferred Compensation Plan. Participants’ accounts are credited or debited with the increase or decrease in the realizable net asset value of the designated deemed investments in accordance with the ratio the portion of the account of each participant that is deemed to be invested within that investment option bears to the aggregate of all amounts deemed to be invested within that investment option. Any funds held in a trust will be our sole property, subject to any claims of general creditors in the event of bankruptcy, and plan participants will have no vested interest with respect to such trust fund.

The following table shows for the fiscal year ended December 31, 2014, certain information regarding non-qualified deferred compensation benefits for the NEOs who participate in the Deferred Compensation Plan.

Name	Executive Contributions in 2014 ($)		Aggregate Earnings in 2014 ($)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at December 31, 2014 ($)
Jean-Jacques Bienaimé	465,580	(1)	422,520	637,656	(2)	1,446,400
Robert A. Baffi, Ph.D.	306,878	(1)	656,214	334,524	(3)	2,834,040
Dan Spiegelman	221,760	(1)	4,837	—		226,597

(1)	Amounts include the value of shares of common stock received by Messrs. Bienaimé, Baffi and Spiegelman upon the vesting of restricted stock grants during 2014.
(2)	Reflects the value of 9,000 shares of common stock received by Mr. Bienaimé on January 24, 2014. Value is based on the market price of $70.85 on the distribution date.
(3)	Reflects the value of 2,675 shares of common stock received by Mr. Baffi on January 24, 2014 (market price of $70.85) and 2,500 shares of common stock received by Mr. Baffi on June 2, 2014 (market price of $58.00). Value is based on the market price on the respective distribution dates.

Potential Payments Upon Termination or Change-in-Control

We entered into an employment agreement with Mr. Bienaimé at the time of his hire and with each of our other executive officers, including the NEOs, on April 9, 2007 or upon their respective date of hire. On January 1, 2009, to comply with the changes to Section 409A, we amended and restated the employment agreements with each of our executive officers, including Mr. Bienaimé. We further amended the employment agreements on December 17, 2012 to ensure that the timing of severance payments thereunder comply with Section 409A. The following discussion is based on such agreements and for our NEOs other than Mr. Bienaimé, on our Severance Plan. The amount and type of compensation payable to each NEO upon termination of employment under various circumstances and upon a change in control are described below.

Payments on Termination

The amount and type of compensation payable to each NEO upon termination of employment under various circumstances are described below. There are three general categories of terminations, which are:

•

voluntary termination of employment by the NEO for reasons not constituting constructive termination, which we refer to as voluntary termination; retirement of the NEO; and termination of the NEO’s employment by us for cause (as such term is defined in the employment agreements and in our stock plans), which we refer to as termination for cause;

•

termination of the NEO’s employment by us for reasons not constituting cause, such as due to a companywide or departmental reorganization, or a resignation by the NEO constituting constructive termination, such as a change in work location of more than a specified distance from the previous location, which we refer to as involuntary termination without cause; and

•	termination of the NEO’s employment in connection with a change in control.

Compensation upon Voluntary Termination, Retirement or Termination for Cause

A termination of employment due to voluntary termination, retirement, or termination for cause does not entitle the NEOs to any payments or benefits other than the accrued salary and vacation pay and vested benefits described above. Such compensation and benefits are available to salaried employees generally, except that any amounts payable to the NEOs upon termination under our Deferred Compensation Plan would not be applicable to certain employees as only employees with the title of vice president, senior director and director are entitled to participate in our Deferred Compensation Plan. Stock awards held by our NEOs will not be subject to accelerated vesting or otherwise enhanced in the event of voluntary termination, retirement, or termination for cause.

Compensation upon Involuntary Termination without Cause

Each of the NEOs’ employment agreements includes specific benefits upon involuntary termination by us without cause. For each of the NEOs other than Mr. Bienaimé, these benefits consist of a lump sum payment equal to a specified percentage of his or her annual base salary (which represents the full amount of base salary and target bonus), payable within 45 days after separation of employment, conditioned on the NEO signing our standard severance and release agreement.

NEO	Termination Compensation (% of current annual base salary)
Mr. Spiegelman	150%
Mr. Ajer	140%
Dr. Baffi	150%
Dr. Fuchs	150%

The employment agreements do not provide for the accelerated vesting or other enhancement of equity awards upon an involuntary termination without cause.

With respect to Mr. Bienaimé, if we terminate Mr. Bienaimé’s employment without cause, if Mr. Bienaimé resigns for good reason or becomes permanently disabled while employed by us, Mr. Bienaimé will be entitled to receive the following “Termination Compensation”: (i) cash severance payment in an amount equal to 100% of what he would have collected over a period of 24 months based on his then current annual base salary as of the date of termination; (ii) a cash bonus equal to 100% of his base salary for the year of his termination provided that our senior vice presidents are paid bonuses under our bonus plan for the year of his termination, and provided that certain performance goals are met; (iii) a continuation of all health benefits paid by us for a period of 24 months after the date of his termination, provided that Mr. Bienaimé remains in full compliance with his non-competition agreement and confidentiality agreement during the 24-month period following his termination; (iv) reimbursement of outplacement services in an amount not to exceed $18,000; and (v) automatic vesting of all options granted to Mr. Bienaimé that have not vested as of the date of his termination. The Termination Compensation is payable in one lump sum within 30 days after his termination.

Compensation upon Termination of Employment in Connection with Change in Control

Each of the named NEOs who are involuntarily terminated without cause or constructively terminated within a designated period following a change in control is entitled to certain benefits. For each NEO other than Mr. Bienaimé, these benefits consist of a lump sum payment equal to his or her annual base salary and target bonus (based on the greater of the actual bonus paid for the prior calendar year or the target bonus for the current calendar year), payable on the 60th day following termination of employment, conditioned on the NEO signing our standard severance and release agreement. In addition, with respect to each NEO, including Mr. Bienaimé, under the Company’s Severance Plan, effective immediately upon a change in control of the Company, all unvested option and restricted stock awards with time-based vesting automatically vest in full.

With respect to Mr. Bienaimé, if we terminate Mr. Bienaimé’s employment without cause or if Mr. Bienaimé resigns for good reason or becomes permanently disabled while employed by us, following a change in control, Mr. Bienaimé will be entitled to receive the following “Enhanced Termination Compensation”: (i) cash severance payment equal to 200% of what he would have collected over the period of 30 months based on his then current annual base salary as of the date of his termination; (ii) a continuation of all health benefits paid by us for a period of 30 months after the date of termination; (iii) a cash payment of $18,000 for outplacement services (plus an amount for taxes payable on such cash payment); (iv) the fully-paid whole life insurance policy with a stated death benefit of $500,000 maintained for Mr. Bienaimé (plus an amount for taxes payable on imputed income and such amount for taxes); (v) a cash payment of up to $5,000 for tax preparation for the year of termination and two additional years (plus an amount for taxes payable on such cash payment); (vi) our annual contribution to Mr. Bienaimé’s 401(k) plan for the year of termination to the extent allowable under the terms of the 401(k) plan; and (vii) automatic vesting of all options granted to Mr. Bienaimé that have not vested as of the date of his termination, provided that Mr. Bienaimé remains in full compliance with his non-competition agreement and confidentiality agreement during the 30-month period. The Enhanced Termination Compensation is payable in one lump sum within 30 days after his termination.

If amounts payable to Mr. Bienaimé as the result of a change in control would result in a parachute payment under Section 280G of the Code, which would be subject to an excise tax under Section 4999 of the Code, or interest or penalties are incurred with respect to such excise tax, we will pay Mr. Bienaimé an additional payment such that, after payment by Mr. Bienaimé of all taxes imposed upon this payment and any interest or penalties imposed with respect to such taxes, Mr. Bienaimé retains an amount equal to the sum of: (i) the excise tax (including interest and penalties) imposed; and (ii) the product of any income tax deductions disallowed to Mr. Bienaimé because of the inclusion of the payment in his adjusted gross income, and the highest applicable marginal rate of federal income taxation for the calendar year in which the payment is to be made.

Estimated Potential Payments on Termination or Change in Control

The table below sets forth the estimated current value of payments and benefits to each of the NEOs upon a change in control of the Company as described above. The amounts shown assume that the triggering events occurred on December 31, 2014 and do not include (i) benefits earned during the term of the NEOs employment that are available to all salaried employees, such as accrued vacation; (ii) benefits paid by insurance providers under life and disability policies; and (iii) benefits previously accrued under the Deferred Compensation Plan. The actual amounts of payments and benefits that would be provided can only be determined at the time of the NEO’s separation from the Company. With respect to each NEO, including Mr. Bienaimé, under the Company’s Severance Plan, effective immediately upon a change in control of the Company, all unvested option and restricted stock awards with time-based vesting automatically vest in full. Per SEC rules, the value of accelerated options shown in the table below is the aggregate spread between $90.40, the closing price of our common stock on December 31, 2014 and the exercise prices of the accelerated options, if less than $90.40.

Executive Benefits and Payments Upon Termination	Involuntary Termination Without Cause		Change in Control- Continued Employment		Change in Control- Terminated
Jean-Jacques Bienaimé(1):
Cash Severance	$1,850,000		$—		$4,625,000
Cash Bonus	925,000		—		—
Stock award vesting acceleration	12,060,906	(2)	58,729,906	(3)	58,729,906	(3)
Benefits and Perquisites:
Benefit Continuation	57,295		—		71,618
Life Insurance Proceeds	—		—		408,663
Outplacement Services	25,856		—		25,856
Financial Planning Services	—		—		7,182
280G Tax Gross-up	—		—		25,194,271	(4)

Total	$14,919,057		$58,729,906		$88,990,878

Daniel Spiegelman:
Cash Severance	$727,500		$—		$485,000
Cash Bonus	—		—		277,200
Stock award vesting acceleration	—		17,232,860	(5)	17,232,860	(5)
Benefits and Perquisites:
Benefit Continuation	—		—		28,375

Total	$727,500		$17,232,860		$18,023,435

Executive Benefits and Payments Upon Termination	Involuntary Termination Without Cause	Change in Control- Continued Employment		Change in Control- Terminated
Jeff Ajer:
Cash Severance	$595,000	$—		$425,000
Cash Bonus	—	—		212,500
Stock award vesting acceleration	—	7,608,609	(6)	7,608,609	(6)
Benefits and Perquisites:
Benefit Continuation	—	—		28,823

Total	$595,000	$7,608,609		$8,274,932

Robert A. Baffi, Ph.D.:
Cash Severance	$637,500	$—		$425,000
Cash Bonus	—	—		212,500
Stock award vesting acceleration	—	15,307,333	(7)	15,307,333	(7)
Benefits and Perquisites:
Benefit Continuation	—	—		25,760

Total	$637,500	$15,307,333		$15,991,843

Henry J. Fuchs, M.D.:
Cash Severance	$802,500	$—		$535,000
Cash Bonus	—	—		299,895
Stock award vesting acceleration	—	18,993,136	(8)	18,993,136	(8)
Benefits and Perquisites:
Benefit Continuation	—	—		16,732

Total	$802,500	$18,993,136		$19,844,762

(1)	No incremental benefits are due should the death of Mr. Bienaimé occur, except for amounts due for services previously rendered, and those due under the life insurance policies.
(2)	Based on market price of $90.40 on December 31, 2014. Relates to 379,094 options that would accelerate upon vesting.
(3)	Based on market price of $90.40 on December 31, 2014. Relates to 379,094 options and 516,250 RSUs that would accelerate upon vesting.
(4)	This item is payable pursuant to the terms of our employment agreement with Mr. Bienaimé dated May 11, 2005, as amended and restated on January 1, 2009 and further amended on December 17, 2012.
(5)	Based on market price of $90.40 on December 31, 2014. Relates to 136,030 options and 140,200 RSUs that would accelerate upon vesting.
(6)	Based on market price of $90.40 on December 31, 2014. Relates to 74,042 options and 61,090 RSUs that would accelerate upon vesting.
(7)	Based on market price of $90.40 on December 31, 2014. Relates to 106,093 options and 132,100 RSUs that would accelerate upon vesting.
(8)	Based on market price of $90.40 on December 31, 2014. Relates to 136,080 options and 162,300 RSUs that would accelerate upon vesting.

Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

The Compensation Committee, with assistance of its independent compensation consultant, extensively reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

•	significant weighting towards long-term incentive compensation discourages short-term risk taking;

•	for most employees, base salary makes up a significant majority of compensation;

•	goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation;

•	equity ownership guidelines discourage excessive risk taking; and

•

as a pharmaceutical company, the Company does not face the same level of risks associated with compensation for employees at financial services (traders and instruments with a high degree of risk) or technology companies (rapidly changing markets).

Furthermore, as described in our Compensation Discussion and Analysis, compensation decisions include subjective considerations, which restrain the influence of formulae or objective factors on excessive risk taking.

Transactions with Related Persons, Promoters and Certain Control Persons

Since January 1, 2014, there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than compensation agreements and other arrangements, which are described elsewhere in this Proxy Statement.

Review, Approval, and Ratification of Transactions with Related Party

Our CGN Committee has primary responsibility for reviewing and approving in advance or ratifying all related party transactions. Additionally, on at least an annual basis, the Audit Committee also reviews all identified related party transactions. In conformance with SEC regulations, we define related persons to include our executive officers, our directors and nominees to become a director of our company, any person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or in which such person has a 5% or greater beneficial ownership interest.

We have several processes that we use to ensure that we identify and review all related party transactions. First, each executive officer is required to notify either our General Counsel or Chief Financial Officer of any potential transaction that could create a conflict of interest, and the General Counsel or Chief Financial Officer is required to notify the CGN Committee of the potential conflict. The directors, Chief Executive Officer, Chief Financial Officer and General Counsel are required to notify the CGN Committee of any potential transaction that could create a conflict of interest. Second, each year, we require our directors and executive officers to complete director and officer questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest.

The CGN Committee reviews related party transactions due to the potential for such transactions to create a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. It is our general policy to approve or ratify related person transactions only when our Board or a committee of our Board determines that the transaction is in, or is not inconsistent with, our and our stockholders’ best interests, including situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

These policies and procedures are included in our Corporate Governance Principles, which is available in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is not incorporated by reference into this Proxy Statement.

Indebtedness of Directors and Executive Officers

None of our directors or executive officers or associates of any director or executive officer is or at any time since January 1, 2014 has been indebted to us.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Proxy Availability Notice or other Annual Meeting Materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Proxy Availability Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Availability Notice or proxy materials, please notify your broker or contact Broadridge Financial Solutions, Inc. in writing: Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717; or by telephone: (800) 542-1061. Stockholders who currently receive multiple copies of the Proxy Availability Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Proxy Availability Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

APPROVAL

The contents of this Proxy Statement and the sending thereof to the stockholders have been authorized by the Board.

By Order of the Board of Directors

G. Eric Davis

Senior Vice President, General Counsel and Secretary

April 24, 2015

A copy of our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on March 2, 2015, is available without charge upon written request to Investor Relations, BioMarin Pharmaceutical Inc., 105 Digital Drive, Novato, CA 94949 or by accessing a copy on BioMarin’s website at www.bmrn.com in the Investors section under “Financial Information—SEC Filings.” under “Financial Information—SEC Filings.”

APPENDIX A—BIOMARIN PHARMACEUTICAL INC.

2006 SHARE INCENTIVE PLAN

(As amended and restated on April 16, 2015)

PLAN DOCUMENT

1. Establishment, Purpose, and Types of Awards

BioMarin Pharmaceutical Inc. (the “Company”) hereby establishes this equity-based incentive compensation plan to be known as the “BioMarin Pharmaceutical Inc. 2006 Share Incentive Plan” (hereinafter referred to as the “Plan”), in order to provide incentives and awards to select employees, directors, consultants, and advisors of the Company and its Affiliates. The Plan permits grants of the following types of awards (“Awards”), according to the Sections of the Plan listed here:

Section 6	Options

Section 7	Restricted Shares, Restricted Share Units, and Unrestricted Shares

Section 8	Deferred Share Units

Section 9	Performance Awards

The Plan is not intended to affect and shall not affect any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future pursuant to any agreement, plan, or program that is independent of this Plan. Without limiting the foregoing, upon approval of the Plan by the stockholders of the Company, no further awards or grants shall be made under the Company’s 1997 Stock Plan or the Company’s 1998 Director Option Plan.

2. Defined Terms

Terms in the Plan that begin with an initial capital letter have the defined meaning set forth in Appendix A, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

3. Shares Subject to the Plan

Subject to the provisions of Section 12, the maximum number of Shares that the Company may issue for all Awards (including ISOs) shall not exceed Forty-One Million Five Hundred Thousand (41,500,000) Shares, (a) less one (1) Share for every one (1) Share that is subject to an Award granted prior to May 12, 2010; (b) less one (1) Share for every one (1) Share that is subject to an Option granted on or after May 12, 2010; (c) less 1.62 Shares for every one (1) Share that is subject to any Award granted on or after May 12, 2010 but prior to May 15, 2013 other than an Option; and (d) less 1.92 Shares for every one (1) Share that is subject to any Award granted on or after May 15, 2013 other than an Option. For all Awards, the Shares issued pursuant to the Plan may be authorized but unissued Shares, or Shares that the Company has reacquired or otherwise holds in treasury.

Shares that are subject to an Award that for any reason expires, is forfeited, is cancelled, or becomes unexercisable, and Shares that are for any other reason not paid or delivered under the Plan shall again, except to the extent prohibited by Applicable Law, be available for subsequent Awards under the Plan to the extent provided in this paragraph. The following Shares shall not be added back to the Shares authorized for issuance: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option or other obligation owed by the Participant to the Company in connection with the exercise or settlement of the Award, (ii) Shares tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, (iii) Shares subject to an Award that settled for cash (in whole or in part) and (iv) Shares repurchased by the Company with Option proceeds. Any Shares that again become available for issuance pursuant to this paragraph shall be added back as (a) one (1) Share for every one (1) Share that is subject to an Award granted prior to May 12, 2010; (b) one (1) Share for every one (1) Share that is subject to an Option granted on or after May 12, 2010; (c) 1.62 Shares for every one (1) Share that is subject to any Award granted on or after May 12, 2010 and prior to May 15, 2013 other than an Option; and (d) 1.92 Shares for every one (1) Share that is subject to any Award granted on or after May 15, 2013 other than an Option. Notwithstanding the foregoing, but subject to adjustments pursuant to Section 12, the number of Shares that are available for ISO Awards shall be determined, to the extent required under applicable tax laws, by reducing the number of Shares designated in the preceding paragraph by the number of Shares issued pursuant to Awards.

4. Administration

(a) General. The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and shall make such rules and regulations for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee or if the Board otherwise chooses to act in lieu of the Committee, the Board shall function as the Committee for all purposes of the Plan.

(b) Committee Composition. The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Directors to make Awards to Eligible Persons who are not Reporting Persons. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused. Unless otherwise directed by the Board, the Committee shall be the Compensation Committee of the Board.

(c) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

1. to determine Eligible Persons to whom Awards shall be granted from time to time and the number of Shares or units to be covered by each Award;

2. to determine, from time to time, the Fair Market Value of Shares;

3. to determine at the time of each grant, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

4. to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

5. to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration;

6. in order to fulfill the purposes of the Plan and without amending the Plan, modify, cancel, or waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs; and

7. to make all other interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or Employees of the Company or its Affiliates.

(d) Deference to Committee Determinations. The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.

(e) Prohibition on Repricing. Notwithstanding anything contained in this Plan to the contrary, unless the Company has obtained the consent of a majority of the Shareholders, in no event will the Committee or the Company authorize any amendment to the Plan, or to any Award under the Plan, that would effect a reduction in the price per Share of such Award, other than as a result of a stock split or other recapitalization as contemplated by Section 12. Furthermore, except as contemplated by Section 12, no Award shall be cancelled and replaced with a grant of an Award having a lesser price per Share without the consent of a majority of the Shareholders.

(f) Minimum Vesting; Accelerated Vesting Limitations. Notwithstanding anything contained in this Plan to the contrary, (i) no Award may become vested or exercisable earlier than the first anniversary of the grant date of the Award (subject to acceleration as permitted by clause (ii)), and (ii) the vesting of an Award may not be accelerated for any reason other than a Change in Control under Section 12(c) hereof or the Participant’s death or Disability.

(g) No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who takes action in connection with the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties under the Plan. The Company and its Affiliates may obtain liability insurance for this purpose.

5. Eligibility

(a) General Rule. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code, and may grant all other Awards to any Eligible Person. A Participant who has been granted an Award may be granted an additional Award or Awards if the Committee shall so determine, if such person is otherwise an Eligible Person and if otherwise in accordance with the terms of the Plan.

(b) Grant of Awards. Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan may be granted, the number of Shares subject to each Award, the price (if any) to be paid for the Shares or the Award and, in the case of Performance Awards, in addition to the matters addressed in Section 9, the specific objectives, goals and performance criteria that further define the Performance Award. In no event may the Shares subject to all Options granted to any Eligible Person in any calendar year exceed Five Hundred Thousand (500,000) Shares. Each Award shall be evidenced by an Award Agreement signed by the Company and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee, and each Award shall be subject to the terms and conditions set forth in Sections 22, 23, and 24 unless otherwise specifically provided in an Award Agreement.

(c) Replacement Awards. Subject to Applicable Laws (including the last sentence of this section), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant surrender for cancellation some or all of the Awards that have previously been granted to the Participant under this Plan or otherwise. An Award that is conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or cancel, convert, exchange, replace, regrant, buyout, substitute or surrender outstanding Options in exchange for cash or other Awards (in each case when the Options exercise price is above the current Fair Market Value), or Options with an exercise price that is less than the exercise price of the original Options, without stockholder approval.

6. Option Awards

(a) Types; Documentation. Subject to Section 5(a), the Committee may in its discretion grant Options pursuant to Award Agreements that are delivered to Participants. Each Option shall be designated in the Award Agreement as an ISO or a Non-ISO, and the same Award Agreement may grant both types of Options. At the sole discretion of the Committee, any Option may be exercisable, in whole or in part, immediately upon the grant thereof, or only after the occurrence of a specified event, or only in installments, which installments may vary. Options granted under the Plan may contain such terms and provisions not inconsistent with the Plan that the Committee shall deem advisable in its sole and absolute discretion.

(b) ISO $100,000 Limitation. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds $100,000, such excess Options shall be treated as Non-ISOs. For purposes of determining whether the $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this Section 6(b) shall be automatically adjusted accordingly.

(c) Term of Options. Each Award Agreement shall specify a term at the end of which the Option automatically expires, subject to earlier termination provisions contained in Section 6(h) hereof; provided, that, the term of any Option may not exceed ten years from the Grant Date. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the term of the ISO shall not exceed five years from the Grant Date.

(d) Exercise Price. The exercise price of an Option shall be determined by the Committee in its sole discretion and shall be set forth in the Award Agreement, provided that –

1. if an ISO is granted to an Employee who on the Grant Date is a Ten Percent Holder, the per Share exercise price shall not be less than 110% of the Fair Market Value per Share on the Grant Date, and

2. for all other Options, such per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the Grant Date.

(e) Exercise of Option. The times, circumstances and conditions under which an Option shall be exercisable shall be determined by the Committee in its sole discretion and set forth in the Award Agreement. The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave approved by the Company.

(f) Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Committee may require in an Award Agreement that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent a Participant from purchasing the full number of Shares as to which the Option is then exercisable.

(g) Methods of Exercise. Prior to its expiration pursuant to the terms of the applicable Award Agreement, and subject to the times, circumstances and conditions for exercise contained in the applicable Award Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of written notice of exercise to the secretary of the Company accompanied by the full exercise price of the Shares being purchased. In the case of an ISO, the Committee shall determine the acceptable methods of payment on the Grant Date and it shall be included in the applicable Award Agreement. The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:

1. cash or check payable to the Company (in U.S. dollars);

2. other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) were not acquired by such Participant pursuant to the exercise of an Option, unless such Shares have been owned by such Participant for at least six months or such other period as the Committee may determine, (D) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (E) are duly endorsed for transfer to the Company;

3. a cashless exercise program that the Committee may approve, from time to time in its discretion, pursuant to which a Participant may concurrently provide irrevocable instructions (A) to such Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to deliver the certificates for the purchased Shares directly to such broker or dealer in order to complete the sale; or

4. any combination of the foregoing methods of payment.

The Company shall not be required to deliver Shares pursuant to the exercise of an Option until the Company has received payment of the full exercise price and all applicable tax withholdings required by such exercise.

Notwithstanding any other provision of this Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under this Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(h) Termination of Continuous Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards. In no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement.

The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service:

1. Termination other than Upon Disability or Death or for Cause. In the event of termination of a Participant’s Continuous Service (other than as a result of Participant’s death, disability, retirement or termination for Cause), the Participant shall have the right to exercise an Option at any time within 90 days following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

2. Disability. In the event of termination of a Participant’s Continuous Service as a result of his or her being Disabled, the Participant shall have the right to exercise an Option at any time within one year following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

3. Retirement. In the event of termination of a Participant’s Continuous Service as a result of Participant’s retirement, which shall mean separation after ten (10) or more years of Continuous Service, the Participant shall have the right to exercise the Option at any time within six months following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

4. Death. In the event of the death of a Participant during the period of Continuous Service since the Grant Date of an Option, or within thirty days following termination of the Participant’s Continuous Service, the Option may be exercised, at any time within one year following the date of the Participant’s death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise the Option had vested at the date of death or, if earlier, the date the Participant’s Continuous Service terminated.

5. Cause. If the Committee determines that a Participant’s Continuous Service terminated due to Cause, the Participant shall immediately forfeit the right to exercise any Option, and it shall be considered immediately null and void.

If there is a blackout period under the Company’s insider trading policy or Applicable Law (or a Committee-imposed blackout period) that prohibits the buying or selling of Shares during any part of the ten day period before the expiration of any Option based on the termination of a Participant’s Continuous Service (as defined above), the period for exercising the Option shall be extended until ten days beyond when such blackout period ends. Notwithstanding any provision hereof or within an Award Agreement, no Option shall ever be exercisable after the expiration date of its original term as set forth in the Award Agreement.

7. Restricted Shares, Restricted Share Units, and Unrestricted Shares

(a) Grants. The Committee may in its sole discretion grant restricted shares (“Restricted Shares”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant and that sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any), and the terms upon which the Restricted Shares may become vested. In addition, the Company may in its discretion grant to any Eligible Person the right to receive Shares after certain vesting requirements are met (“Restricted Share Units”), and shall evidence such grant in an Award Agreement that is delivered to the Participant and that sets forth the number of Shares (or formula, that may be based on future performance or conditions, for determining the number of Shares) that the Participant shall be entitled to receive upon vesting and the terms upon which the Shares subject to a Restricted Share Unit may become vested and the delivery terms for such Shares. The Committee may condition any Award of Restricted Shares or Restricted Share Units to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions. In addition, the Committee may grant Awards hereunder in the form of unrestricted shares (“Unrestricted Shares”), which shall vest in full upon the date of grant or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its sole discretion) elect to pay for such Shares or to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.

(b) Vesting and Forfeiture. The Committee shall set forth in an Award Agreement granting Restricted Shares or Restricted Share Units, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to Restricted Share Units will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any other reason, the Participant shall forfeit his or her Restricted Shares and unvested Restricted Share Units; provided that if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement.

(c) Issuance of Restricted Shares Prior to Vesting. The Company shall issue stock certificates that evidence Restricted Shares pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, the Company or a third party that the Company designates shall hold such Restricted Shares and any dividends that accrue with respect to Restricted Shares pursuant to Section 7(e).

(d) Issuance of Shares upon Vesting. As soon as practicable after vesting of a Participant’s Restricted Shares (or Shares underlying Restricted Share Units) and the Participant’s satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share (or issue one Share free of the vesting restriction for each vested Restricted Share Unit), unless an Award Agreement provides otherwise. No fractional shares shall be distributed, and cash shall be paid in lieu thereof.

(e) Dividends and Dividend Equivalents Payable on Vesting. Whenever unrestricted Shares are issued to a Participant pursuant to Section 7(d), the Participant shall also receive, with respect to each Share issued, (i) a number of Shares equal to the stock dividends which were declared and paid to the holders of Shares between the Grant Date and the date such Share is issued, and (ii) a number of Shares having a Fair Market Value equal to any cash dividends that were paid to the holders of Shares based on a record date between the Grant Date and the date such Share is issued. Any Shares issued under this Section 7(d) on account of RSUs shall reduce the number of Shares available for issuance under Section 3.

(f) Section 83(b) Elections. A Participant may make an election under Section 83(b) of the Code (the “Section 83(b) Election”) with respect to Restricted Shares. If a Participant who has received Restricted Share Units provides the Committee with written notice of his or her intention to make a Section 83(b) Election with respect to the Shares subject to such Restricted Share Units, the Committee may in its discretion convert the Participant’s Restricted Share Units into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant’s Restricted Share Unit Award. The Participant may then make a Section 83(b) Election with respect to those Restricted Shares. Shares with respect to which a Participant makes a Section 83(b) Election shall not be eligible for deferral pursuant to Section 8.

(g) Deferral Elections. At any time within the thirty-day period following the Grant Date (or other shorter or longer period that the Committee selects in its sole discretion) on which a Participant who is a Director or member of a select group of management or highly compensated employees (within the meaning of ERISA) receives an Award of Restricted Share Units, the Committee may permit the Participant to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant both more than 12 months after the date of the deferral election and upon the vesting of such RSU Award. If the Participant makes this election, the Shares subject to the election, and any associated dividends and interest, shall be credited to an account established pursuant to Section 8 on the date such Shares would otherwise have been released or issued to the Participant pursuant to Section 7(d).

8. Deferred Share Units

(a) Elections to Defer. The Committee may permit any Eligible Person who is a Director, Consultant or member of a select group of management or highly compensated employees (within the meaning of ERISA) to irrevocably elect, on a form provided by and acceptable to the Committee (the “Election Form”), to forego the receipt of cash or other compensation (including the Shares deliverable pursuant to any Award other than Restricted Shares for which a Section 83(b) Election has been made), and in lieu thereof to have the Company credit to an internal Plan account (the “Account”) a number of deferred share units (“Deferred Share Units”) having a Fair Market Value equal to the Shares and other compensation deferred. These credits will be made at the end of each calendar month during which compensation is deferred. Each Election Form shall take effect on the first day of the next calendar year (or on the first day of the next calendar month in the case of an initial election by a Participant who first becomes eligible to defer hereunder) after its delivery to the Company, subject to Section 7(g) regarding deferral of Restricted Share Units and to Section 9(e) regarding deferral of Performance Awards, unless the Company sends the Participant a written notice explaining why the Election Form is invalid within five business days after the Company receives it. Notwithstanding the foregoing sentence: (i) Election Forms shall be ineffective with respect to any compensation that a Participant earns before the date on which the Company receives the Election Form, and (ii) the Committee may unilaterally make awards in the form of Deferred Share Units, regardless of whether or not the Participant foregoes other compensation. For any Participant who is subject to U.S. income taxation, the Committee shall only authorize deferral elections under this Section 8(a) pursuant to written procedures, and using written Election Forms, that satisfy the requirements of Code Section 409A.

(b) Vesting. Unless an Award Agreement expressly provides otherwise, each Participant shall be 100% vested at all times in any Shares subject to Deferred Share Units.

(c) Issuances of Shares. The Company shall provide a Participant with one Share for each Deferred Share Unit in five substantially equal annual installments that are issued before the last day of each of the five calendar years that end after the date on which the Participant incurs a Separation from Service, unless –

1. the Participant has properly elected a different form of distribution, on a form approved by the Committee, that permits the Participant to select any combination of a lump sum and annual installments that are completed within ten years following termination of the Participant’s Continuous Service, and

2. the Company received the Participant’s distribution election form at the time the Participant elects to defer the receipt of cash or other compensation pursuant to Section 8(a), provided that such election may be changed through any subsequent election that (i) is delivered to the Company at least one year before the date on which distributions are otherwise scheduled to commence pursuant to the Participant’s election, and (ii) defers the commencement of distributions by at least five years from the originally scheduled commencement date.

Fractional shares shall not be issued, and instead shall be paid out in cash.

Notwithstanding anything in this Plan or an Award Agreement to the contrary, if, at the time of the Participant’s Separation from Service, the Participant is a “specified employee” (within the meaning of Section 409A of the Code and Treasury Regulation Section 1.409A-1(i)), the Company will not issue any Shares subject to the such Participant’s DSUs and payable on account of the Participant’s Separation from Service during the six-month period beginning after the date of the Participant’s Separation from Service (the “409A Suspension Period”). In the event of a Participant’s death, however, such shares shall be paid to the Participant’s designed beneficiary (as determined under the Award Agreement) without regard to the 409A Suspension Period. Within 14 calendar days after the end of the 409A Suspension Period, the Corporation shall issue the Shares payable to the Participant on account of his or her Separation from Service.

A Participant incurs a “Separation from Service” when the Participant ceases to perform services for the Company and any entity that would be considered a single employer with the Company under Code Section 414(b) or 414(c) (but modified by substituting fifty percent (50%) for eighty percent (80%) each place it appears in Code Section 1563(a)(1), (2) and (3), for purposes of Code Section 414(b), and each plan it appears in Treasury Regulation § 1.414(c)-2, for purposes of Code Section 414(c)) (collectively, the “Employer”) for any reason. A Separation from Service will be deemed to occur if the Employer and the Participant reasonably anticipate that the Participant shall perform no further services (whether as an employee or an independent contractor) or that the level of bona fide services the Participant will perform in the future (whether as an employee or an independent contractor) will permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an employee or independent contractor) over the immediately preceding 36-month period. A Participant on an authorized, bona fide leave of absence shall experience a Separation from Service on the first day of the seventh (7th) month of such leave, unless the

Participant’s right to reemployment with an Employer is provided either by statute or contract. A leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Employer. For purposes of the 36-month period described above, (a) a Participant who is on a paid bona fide leave of absence is treated as providing bona fide services at a level of equal to the level of services that the Participant would have been required to perform to receive the compensation paid during the leave of absence, and (b) unpaid bona fide leaves of absence are disregarded.

(d) Crediting of Dividends/Dividend Equivalents. Whenever Shares are issued to a Participant pursuant to Section 8(c), the Participant shall also receive, with respect to each Share issued, (i) a number of Shares equal to any stock dividends which were declared and paid to the holders of Shares between the Grant Date and the date such Share is issued, and (ii) a number of Shares having a Fair Market Value equal to any cash dividends that were paid to the holders of Shares based on a record date between the Grant Date and the date such Share is issued. Any Shares issued under this paragraph shall reduce the number of Shares available for issuance under Section 3.

(e) Emergency Withdrawals. In the event a Participant suffers an unforeseeable emergency within the contemplation of this Section 8(e) and Section 409A of the Code, the Participant may apply to the Company for an immediate distribution of all or a portion of the Participant’s Deferred Share Units. The unforeseeable emergency must result from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent (within the meaning of Section 152(a) of the Code) of the Participant, casualty loss of the Participant’s property, or other similar extraordinary and unforeseeable conditions beyond the control of the Participant. Examples of purposes which are not considered unforeseeable emergencies include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the unforeseeable emergency could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant’s unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The Committee shall determine whether a Participant has a qualifying unforeseeable emergency and the amount which qualifies for distribution, if any. The Committee may require evidence of the purpose and amount of the need, and may establish such application or other procedures as it deems appropriate.

(f) Unsecured Rights to Deferred Compensation. A Participant’s right to Deferred Share Units shall at all times constitute an unsecured promise of the Company to pay benefits as they come due. The right of the Participant shall be solely an unsecured claim against the general assets of the Company. The Participant shall have any claim against or rights in any specific assets, shares, or other funds of the Company.

9. Performance Awards

(a) Performance Units. The Committee may in its discretion grant Performance Units to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the terms and conditions of the Award.

(b) Performance Compensation Awards. The Committee may, at the time of grant of a Performance Unit, designate such Award as a “Performance Compensation Award” (payable in cash or Shares) in order that such Award constitutes “qualified performance-based compensation” under Code Section 162(m), in which event the Committee shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify it as “qualified performance-based compensation” within the meaning of Code Section 162(m). With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Code Section 162(m), a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (each such term being hereinafter defined).

A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award is achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance.

(c) Definitions.

1. “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

2. “Performance Measure” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total shareholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of Affiliates or business units. Each such measure shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

3. “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

(d) Deferral Elections. At any time prior to the date that is at least six months before the close of a Performance Period (or shorter or longer period that the Committee selects) with respect to an Award of either Performance Units or Performance Compensation, the Committee may permit a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Code) to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the cash or Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the cash or Shares subject to the election, and any associated interest and dividends, shall be credited to an account established pursuant to Section 8 on the date such cash or Shares would otherwise have been released or issued to the Participant pursuant to Section 9(a) or Section 9(b).

(e) Crediting of Dividends or Dividend Equivalents. To the extent an Award of Performance Shares or Performance Units denominated in Shares entitles the Participant to receive dividends or dividend equivalents prior to vesting, such amounts shall be paid at the time the underlying Shares subject to the Award are issued to the Participant and no dividends or dividend equivalents shall be paid if the performance criteria set forth in the Award are not met.

10. Taxes

(a) General. As a condition to the issuance or distribution of Shares pursuant to the Plan, the Participant (or in the case of the Participant’s death, the person who succeeds to the Participant’s rights) shall make such arrangements as the Company may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award and the issuance of Shares. The Company shall not be required to issue any Shares until such obligations are satisfied. If the Committee allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations, the Committee shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b) Default Rule for Employees. In the absence of any other arrangement, an Employee shall be deemed to have directed the Company to withhold or collect from his or her cash compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of the exercise of an Award.

(c) Special Rules. In the case of a Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under Applicable Law, the Participant shall be deemed to have elected to have the Company withhold from the Shares or cash to be issued pursuant to an Award that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) or cash equal to the amount required to be withheld. For purposes of this Section 10, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Law (the “Tax Date”).

(d) Surrender of Shares. If permitted by the Committee, in its discretion, a Participant may satisfy the minimum applicable tax withholding and employment tax obligations associated with an Award by surrendering Shares to the Company (including Shares that would otherwise be issued pursuant to the Award) that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld. In the case of Shares previously acquired from the Company that are surrendered under this Section 10, such Shares must have been owned by the Participant for more than six months on the date of surrender (or such longer period of time the Company may in its discretion require).

(e) Income Taxes and Deferred Compensation. Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. The Committee shall have the discretion to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (i) conforms with the requirements of Section 409A of the Code with respect to compensation that is deferred and that vests after December 31, 2004, (ii) that voids any Participant election to the extent it would violate Section 409A of the Code, and (iii) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, subject to any valid second election to defer, provided that the Committee permits second elections to defer in accordance with Section 409A(a)(4)(C). The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and all Awards.

11. Non-Transferability of Awards

(a) General. Except as set forth in this Section 11, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, or in the case of an option other than an ISO, pursuant to a domestic relations order as defined under Rule 16a-12 under the Exchange Act. The designation of a beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, the duly-authorized legal representative of a Participant who is Disabled, a transferee permitted by this Section 11, or except as would cause an ISO to lose such status, by a bankruptcy trustee.

(b) Limited Transferability Rights. Notwithstanding anything else in this Section 11, the Committee may in its discretion provide in an Award Agreement that an Award relating to non-ISOs, Restricted Shares, or Performance Shares may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Each share of restricted stock shall be non-transferable until such share becomes non-forfeitable. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

12. Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions

(a) Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Options under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted Options pursuant to the Plan. Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to the number or price of Shares subject to any Award.

(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company other than as part of a Change of Control, each Award will terminate immediately prior to the consummation of such action, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c) Change in Control. In the event of a Change in Control, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions:

1. arrange for or otherwise provide that each outstanding Award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”);

2. accelerate the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued upon exercise of an Award shall lapse as to the Shares subject to such repurchase right;

3. arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards;

4. terminate upon the consummation of the transaction, provided that the Committee may in its sole discretion provide for vesting of all or some outstanding Awards in full as of a date immediately prior to consummation of the Change of Control. To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation; or

5. make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject however to the terms of Section 14(a).

Notwithstanding the above, in the event a Participant holding an Award assumed or substituted by the Successor Corporation in a Change in Control is Involuntarily Terminated by the Successor Corporation in connection with, or within 12 months following consummation of, the Change in Control, then any assumed or substituted Award held by the terminated Participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of Options), and any repurchase right applicable to any Shares shall lapse in full, unless an Award Agreement provides for a more restrictive acceleration or vesting schedule or more restrictive limitations on the lapse of repurchase rights or otherwise places additional restrictions, limitations and conditions on an Award. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s termination, unless an Award Agreement provides otherwise. Notwithstanding anything in this Plan or an Award Agreement to the contrary, the settlement of Deferred Share Units may be accelerated earlier than the date or event provided in the Award Agreement only in accordance with a permissible acceleration event set forth in Code Section 409A regulations.

(d) Certain Distributions. In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per Share covered by each outstanding Award to reflect the effect of such distribution.

13. Time of Granting Awards.

The date of grant (“Grant Date”) of an Award shall be the date on which the Committee makes the determination granting such Award or such other date as is determined by the Committee and set forth in the Award Agreement, provided that in the case of an ISO, the Grant Date shall be the later of the date on which the Committee makes the determination granting such ISO or the date of commencement of the Participant’s employment relationship with the Company.

14. Modification of Awards and Substitution of Options.

(a) Modification, Extension, and Renewal of Awards. The Committee may accelerate the vesting or exercisability an Award but only on account of a Change in Control under Section 12(c) hereof or the Participant’s death or Disability. Any other acceleration is expressly prohibited by Section 4(f) hereof. The Committee may also extend or renew outstanding Awards or to accept the cancellation of outstanding Awards to the extent not previously exercised Except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or cancel, convert, exchange, replace, regrant, buyout, substitute or surrender outstanding Options in exchange for cash or other Awards (in each case when the Options exercise price is above the current Fair Market Value), or Options with an exercise price that is less than the exercise price of the original Options, without stockholder approval. .

Notwithstanding the foregoing provision, no modification of an outstanding Award shall materially and adversely affect such Participant’s rights thereunder, thereunder (with such an affect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code), unless either (i) the Participant provides written consent or (ii) before a Change in Control the Committee determines in good faith that the modification is not materially adverse to the Participant.

(b) Substitution of Options. Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Company or an Affiliate acquires (whether by purchase, merger or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute Options for options under the plan of the acquired company provided (i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option does not give persons additional benefits, including any extension of the exercise period.

15. Term of Plan.

The Plan shall continue in effect for a term of ten (10) years from its effective date as determined under Section 19, unless the Plan is sooner terminated under Section 16.

16. Amendment and Termination of the Plan.

(a) Authority to Amend or Terminate. Subject to Applicable Laws, the Board may from time to time amend, alter, suspend, discontinue, or terminate the Plan; provided that any amendment to increase the annual restriction on the amount of Awards provided for in Section 3 shall subject to Shareholder approval.

(b) Effect of Amendment or Termination. No amendment, suspension, or termination of the Plan shall materially and adversely affect Awards already granted (with such an affect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code) unless either it relates to an adjustment pursuant to Section 12, or modification pursuant to Section 14(a) above, or it is otherwise mutually agreed between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

(c) Termination Restrictions for DSUs. The delivery of Shares subject to Deferred Share Units may be accelerated upon Termination of the Plan only in accordance with a a permissible acceleration event set forth in Code Section 409A regulations.

17. Conditions Upon Issuance of Shares.

Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Law, with such compliance determined by the Company in consultation with its legal counsel.

18. Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. Effective Date.

This Plan shall become effective on the date of its approval by the Board; provided that this Plan shall be submitted to the Company’s stockholders for approval, and if not approved by the stockholders in accordance with Applicable Laws (as determined by the Committee in its sole discretion) within one year from the date of approval by the Board, this Plan and any Awards shall be null, void, and of no force and effect. Awards granted under this Plan before approval of this Plan by the shareholders shall be granted subject to such approval, and no Shares shall be distributed before such approval.

20. Controlling Law.

All disputes relating to or arising from the Plan shall be governed by the internal substantive laws (and not the laws of conflicts of laws) of the State of Delaware, to the extent not preempted by United States federal law. If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

21. Laws And Regulations.

(a) U.S. Securities Laws. This Plan, the grant of Awards, and the exercise of Options under this Plan, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, Options, Restricted Shares, Restricted Share Units, Deferred Share Units, and Shares) under this Plan shall be subject to all Applicable Law. In the event that the Shares are not registered under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Act, and a legend to that effect may be placed on the certificates representing the Shares.

(b) Other Jurisdictions. To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

22. No Shareholder Rights. Neither a Participant nor any transferee of a Participant shall have any rights as a shareholder of the Company with respect to any Shares underlying any Award until the date of issuance of a share certificate to a Participant or a transferee of a Participant for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the Shares underlying the Award, notwithstanding its exercise in the case of Options. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan.

23. No Employment Rights. The Plan shall not confer upon any Participant any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way a Participant’s right or the Company’s right to terminate the Participant’s employment, service, or consulting relationship at any time, with or without Cause.

24. Termination, Rescission and Recapture of Awards. Notwithstanding any other provision of the Plan, but subject to any contrary terms set forth in any Award Agreement, this Section 24 shall only apply to a Participant who is, on the Award Date, an Employee of the Company or its Affiliates, and shall automatically cease to apply to any Participant from and after his or her termination of Continuous Service after a Change in Control.

(a) Each Award under the Plan is intended to align the Participant’s long-term interest with those of the Company. If the Participant engages in certain activities discussed below, either during employment or after employment with the Company terminates for any reason, the Participant is acting contrary to the long-term interests of the Company. Accordingly, except as otherwise expressly provided in the Award Agreement, the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards (“Termination”), rescind any exercise, payment or delivery pursuant to the Award (“Rescission”), or recapture any Common Stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the Award (“Recapture”), if the Participant does not comply with the conditions of subsections (b) and (c) hereof (collectively, the “Conditions”).

(b) A Participant shall not, without the Company’s prior written authorization, disclose to anyone outside the Company, or use in other than the Company’s business, any proprietary or confidential information or material, as those or other similar terms are used in any applicable patent, confidentiality, inventions, secrecy, or other agreement between the Participant and the Company with regard to any such proprietary or confidential information or material.

(c) Pursuant to any agreement between the Participant and the Company with regard to intellectual property (including but not limited to patents, trademarks, copyrights, trade secrets, inventions, developments, improvements, proprietary information, confidential business and personnel information), a Participant shall promptly disclose and assign to the Company or its designee all right, title, and interest in such intellectual property, and shall take all reasonable steps necessary to enable the Company to secure all right, title and interest in such intellectual property in the United States and in any foreign country.

(d) Upon exercise, payment, or delivery of cash or Common Stock pursuant to an Award, the Participant shall certify on a form acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan and, if a severance of Continuous Service has occurred for any reason, shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title, and shall identify any organization or business in which the Participant owns a greater-than-five-percent equity interest.

(e) If the Company determines, in its sole and absolute discretion, that (i) a Participant has violated any of the Conditions or (ii) during his or her Continuous Service, or within 2 years after its termination for any reason, a Participant (a) has rendered services to or otherwise directly or indirectly engaged in or assisted, any organization or business that, in the judgment of the Company in its sole and absolute discretion, is or is working to become competitive with the Company; (b) has solicited any non-administrative employee of the Company to terminate employment with the Company; or (c) has engaged in activities which are materially prejudicial to or in conflict with the interests of the Company, including any breaches of fiduciary duty or the duty of loyalty, then the Company may, in its sole and absolute discretion, impose a Termination, Rescission, and/or Recapture with respect to any or all of the Participant’s relevant Awards, Shares, and the proceeds thereof.

(f) Within ten days after receiving notice from the Company of any such activity, the Participant shall deliver to the Company the Shares acquired pursuant to the Award, or, if Participant has sold the Shares, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Shares that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Common Stock), the Company shall promptly refund the exercise price, without earnings, that the Participant paid for the Shares. Any payment by the Participant to the Company pursuant to this Section 24 shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery. It shall not be a basis for Termination, Rescission or Recapture if after termination of a Participant’s Continuous Service, the Participant purchases, as an investment or otherwise, stock or other securities of such an organization or business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over-the-counter, and (ii) such investment does not represent more than a five percent (5%) equity interest in the organization or business.

(g) Notwithstanding the foregoing provisions of this Section, the Company has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require

Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Award shall not in any way reduce or eliminate the Company’s authority to require Termination, Rescission and/or Recapture with respect to any other act or Participant or Award. Nothing in this Section shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of employment that does not violate subsections (b) or (c) of this Section, other than any obligations that are part of any separate agreement between the Company and the Participant or that arise under applicable law.

(h) All administrative and discretionary authority given to the Company under this Section shall be exercised by the most senior human resources executive of the Company or such other person or committee (including without limitation the Committee) as the Committee may designate from time to time.

(i) Notwithstanding any provision of this Section, if any provision of this Section is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Furthermore, if any provision of this Section is illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law.

Biomarin Pharmaceutical Inc.

SHARE INCENTIVE PLAN

Appendix A: Definitions

As used in the Plan, the following definitions shall apply:

“Affiliate” means, with respect to any Person (as defined below), any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations, and the applicable laws of any other country or jurisdiction where Awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made pursuant to the Plan, including awards made in the form of an Option, a Restricted Share, a Restricted Share Unit, an Unrestricted Share, a Deferred Share Unit, and a Performance Award, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Board” means the Board of Directors of the Company.

“Cause” for termination of a Participant’s Continuous Service will have the meaning set forth in any unexpired employment agreement between the Company and the Participant. In the absence of such an agreement, “Cause” will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant’s willful failure to substantially perform his or her duties and responsibilities to the Company or deliberate violation of a material Company policy; (ii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company.

The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause. The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, and all other affected persons. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.

“Change in Control” means any of the following:

1. Acquisition of Controlling Interest. Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities. In applying the preceding sentence, (i) securities acquired directly from the

Company or its Affiliates by or for the Person shall not be taken into account, and (ii) an agreement to vote securities shall be disregarded unless its ultimate purpose is to cause what would otherwise be Change of Control, as reasonably determined by the Board.

2. Change in Board Control. During a consecutive 2-year period commencing after the date of adoption of this Plan, individuals who constituted the Board at the beginning of the period (or their approved replacements, as defined in the next sentence) cease for any reason to constitute a majority of the Board. A new Director shall be considered an “approved replacement” Director if his or her election (or nomination for election) was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the period or were themselves approved replacement Directors, but in either case excluding any Director whose initial assumption of office occurred as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board.

3. Merger. The Company consummates a merger, or consolidation of the Company with any other corporation unless: (a) the voting securities of the Company outstanding immediately before the merger or consolidation would continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; and (b) no Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities.

4. Sale of Assets. The stockholders of the Company approve an agreement for the sale or disposition by the Company of all, or substantially all, of the Company’s assets.

5. Liquidation or Dissolution. The stockholders of the Company approve a plan or proposal for liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 above. With respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall consist of two or more Directors of the Company who are “outside directors” within the meaning of Section 162(m) of the Code. With respect to any decision relating to a Reporting Person, the Committee shall consist of two or more Directors who are disinterested within the meaning of Rule 16b-3.

“Company” means BioMarin Pharmaceutical Inc., a Delaware corporation; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

“Consultant” means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Service” means the absence of any interruption or termination of service as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates or their respective successors. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service.

“Deferred Share Units” mean Awards pursuant to Section 8.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Disabled” means a condition under which a Participant

(a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(b) is (for Non-ISOs only), by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Company.

“Eligible Person” means any Consultant, Director or Employee and includes non-Employees to whom an offer of employment has been extended.

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes, whether or not that classification is correct. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date (the “Determination Date”) means: (i) the closing price of a Share on the New York Stock Exchange or the American Stock Exchange (collectively, the “Exchange”), on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (ii) if such stock is not traded on the Exchange but is quoted on NASDAQ or a successor quotation system, (A) the last sales price (if the stock is then listed as a National Market Issue under The Nasdaq National Market System) or (B) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the Determination Date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not traded on the Exchange or quoted on NASDAQ but is otherwise traded in the over-the-counter, the mean between the representative bid and asked prices on the Determination Date; or (iv) if subsections (i)-(iii) do not apply, the fair market value established in good faith by the Board.

“Grant Date” has the meaning set forth in Section 13.

“Incentive Share Option or ISO” hereinafter means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

“Involuntary Termination” means termination of a Participant’s Continuous Service under the following circumstances occurring on or after a Change in Control: (i) termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or (ii) voluntary termination by the Participant within 60 days following (A) a material reduction in the Participant’s job responsibilities, provided that neither a mere change in title alone nor reassignment to a substantially similar position shall constitute a material reduction in job responsibilities; (B) an involuntary relocation of the Participant’s work site to a facility or location more than 50 miles from the Participant’s principal work site at the time of the Change in Control; or (C) a material reduction in Participant’s total compensation other than as part of an reduction by the same percentage amount in the compensation of all other similarly-situated Employees, Directors or Consultants.

“Non-ISO” means an Option not intended to qualify as an ISO, as designated in the applicable Award Agreement.

“Option” means any stock option granted pursuant to Section 6.

“Participant” means any holder of one or more Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.

“Performance Awards” mean Performance Units and Performance Compensation Awards granted pursuant to Section 9.

“Performance Compensation Awards” mean Awards granted pursuant to Section 9(b).

“Performance Unit” means Awards granted pursuant to Section 9(a), which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“Plan” means this BioMarin Pharmaceutical Inc. 2006 Share Incentive Plan.

“Reporting Person” means an officer, Director, or greater than ten percent shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

“Restricted Shares” mean Shares subject to restrictions imposed pursuant to Section 7.

“Restricted Share Units” mean Awards pursuant to Section 7.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“Separation from Service” has the meaning set forth in Section 8 of the Plan.

“Share” means a share of common stock of the Company, as adjusted in accordance with Section 12.

“Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate.

“Unrestricted Shares” mean Shares awarded pursuant to Section 7.

BIOMARIN PHARMACEUTICAL INC.

2006 SHARE INCENTIVE PLAN

As approved by the Board of

Directors on April 16, 2015

and the Stockholders on

BIOMARIN PHARMACEUTICAL INC. 770 LINDARO ST SAN RAFAEL, CA 94901

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS DETACH

AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:
		☐	☐	☐
1. Election of Directors
Nominees
01 Jean-Jacques Bienaimé 02 Michael Grey 03 Elaine J. Heron 04 Pierre Lapalme 05 V. Bryan Lawlis 06 Richard A. Meier 07 Alan J. Lewis 08 William D. Young 09 Kenneth M. Bate 10 Dennis J. Slamon
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.							For	Against	Abstain
2	To approve an amendment to BioMarin’s Amended and Restated 2006 Share Incentive Plan.						☐	☐	☐
3	To vote on an advisory basis to approve the compensation of BioMarin’s Named Executive Officers, as disclosed in its Proxy Statement.						☐	☐	☐
4	To ratify the selection of KPMG LLP as the independent registered public accounting firm for BioMarin for the fiscal year ending December 31, 2015.						☐	☐	☐
The Board of Directors recommends you vote AGAINST the following proposal:							For	Against	Abstain
5	To vote upon a stockholder proposal relating to sustainability reporting, if properly presented at the meeting.						☐	☐	☐
NOTE: Your proxy holder will also vote on any other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The related Notice & Proxy Statement, Form 10-K, CEO Stockholder Letter is/are available at www.proxyvote.com.

BioMarin Pharmaceutical Inc.

Annual Meeting of Stockholders

June 9, 2015 9:00 AM PDT

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Jean-Jacques Bienaimé and G. Eric Davis, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of BioMarin Pharmaceutical Inc. Common Stock, that the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held on June 9, 2015 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders.

When properly executed, this proxy will be voted in the manner directed herein, or if no such direction is made, it will be voted in accordance with the Board of Directors recommendations.

This proxy is governed by the laws of the State of Delaware.

(PLEASE DATE AND SIGN ON REVERSE SIDE)